Registrations No. 333-239282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

(Amendment No. 1)

to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	7900	26-3062752
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta, BKR 9080

356 2713 1276

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copies to:

Grant Johnson

Chief Executive Officer

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta, BKR 9080

356 2713 1276

Joseph M. Lucosky, Esq.

Lawrence Metelitsa, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

On July 2, 2020, the U.S. Securities and Exchange Commission declared effective the registration statement number 333-239282 on Form S-1 (the “Registration Statement”) filed by Esports Entertainment Group, Inc. (the “Company”). The Company is filing this post-effective amendment No. 1 to the Registration Statement for the purpose of updating its consolidated financial statements, to amend the exercise dates of certain outstanding warrants previously registered and to update certain other information contained herein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus relates to the offering and resale by the selling security holders (the “Selling Security Holders”) identified herein of up to 143,179 shares of Common Stock, of Esports Entertainment Group, Inc. (the “Company”). Please see “Selling Security Holders”.

The Selling Security Holders may sell the shares of Common Stock on Nasdaq, in one or more transactions otherwise than on Nasdaq, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Security Holders may sell or otherwise dispose of their shares of Common Stock hereunder.

The Selling Security Holders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Security Holders may sell their shares of Common Stock hereunder following the effective date of this registration statement.

Our Common Stock and Unit A Warrants are quoted for trading on Nasdaq under the symbols “GMBL”, and “GMBLW”, respectively. As of March 22, 2021, the closing bid price for our Common Stock and Unit A Warrants as reported on the Nasdaq was $18.20 and $13.97, respectively, per share.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Common Stock should be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about the risks you should consider before buying shares of our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2021

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

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PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where you can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Our Business

Corporate History

Esports Entertainment Group, Inc. was formed in the State of Nevada on July 22, 2008 under our prior name Virtual Closet, Inc. Virtual Closet, Inc. changed its name to DK Sinopharma, Inc. on June 6, 2010. DK Sinopharma, Inc. changed its name to VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc. Our company was engaged in a number of different enterprises up until May 20, 2013, when, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of H&H Arizona Corporation in exchange for 3,333,334 shares of our common stock. From May 2013 until August 2018, our operations were limited to designing, developing and testing our wagering systems. We launched our online esports wagering website (www.vie.gg) in August 2018.

Business Overview

Esports is the competitive playing of video games by amateur and professional teams for cash prizes. Esports typically takes the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. As of December 2020, the three largest selling esports games were Dota 2, League of Legends (each multiplayer online battle arena games) and Counter Strike: Global Offensive (a first-person shooter game). Other popular games include Smite, StarCraft II, Call of Duty¸ Heroes of the Storm, Hearthstone and Fortnite. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation, Microsoft Xbox and Nintendo Switch. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv, azubu.tv, ustream.tv and youtube.com.

Esports Entertainment Group is a diversified operator of esports, sports and igaming businesses with a global footprint. Our strategy is to build and acquire betting and related platforms in the businesses of igaming and sports betting, and lever them into the rapidly growing esports business. Our tag line is ‘‘Play, Watch, Bet’’. In esports, we are creating and assembling best-in-class technologies to generate profit from the various elements of esports competition and betting. We are primarily focused on three verticals, (i): esports entertainment, (ii) esports wagering, and (iii) iGaming and traditional sports betting. We believe focusing on these verticals positions the Company to take advantage of a trending and expanding marketplace in esports with the rise of competitive gaming as well as the legalization of online gambling in the United States.

Esports Entertainment:

Our esports entertainment vertical includes any activity that we pursue within esports that does not include real-money wagering. Right now, the main component of this pillar is our skill-based tournament platform. This allows us to engage and monetize players across 41 states where skill-based gambling is legal as well as create relationships with players that can eventually migrate into our real-money wagering platforms.

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Esports Wagering:

Our goal is to be a leader in the large and rapidly growing sector of esports real-money wagering, offering fans the ability to wager on professional esports events in a licensed and secure environment. From February 2021, under the terms of our Maltese Gaming Authority (MGA) license, we are now able to accept wagers from residents of over 180 jurisdictions including Canada, Germany, New Zealand and South Africa, on their ‘‘Vie.bet’’ platform.

On August 20, 2020, we announced our entry into a multi-year partnership with Twin River Worldwide Holdings, Inc, now Bally’s Corporation (NYSE: BALY), to launch our proprietary mobile sports betting product, ‘‘Vie.gg’, in the state of New Jersey. We intend to have our platform, which was previously licensed in Curacao, live in the state during April 2021 or soon thereafter.

iGaming and Traditional Sports Betting:

The goal of our iGaming and traditional Sports Betting vertical is to provide profitable growth and access to strategic licenses in jurisdictions that we can cross-sell into our Vie.bet platform. On July 7, 2020, we entered into a stock purchase agreement (the “Argyll Purchase Agreement”), by and among the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby, upon closing on July 31, 2020, the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies” or “Argyle”). AHG is licensed and regulated by the UK Gambling Commission and the Irish Revenue Commissioners to operate online sportsbook and casino sites in the UK and Ireland, respectively. Argyll has a flagship brand, www.sportnation.bet, as well as two white label brands, www.redzone.bet and www.uk.fansbet.com (collectively the “Argyll Brands”), with over 300,000 registered players at the end of calendar year 2020.

We believe that as the size of the market and the number of esports enthusiasts continues to grow, so will the number of esports enthusiasts who gamble on events, which would likely increase the demand for our platform.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	We are subject to payment-related risks, such as risk associated with the fraudulent use of credit or debit cards which could have adverse effects on our business due to chargebacks from customers.

●	Esports’ online offerings are part of new and evolving industries, which presents significant uncertainty and business risks.

●	Esports’ success in the competitive gaming and interactive entertainment industries depends in large part on its ability to develop and manage frequent introductions of innovative products.

●	Esports’ dependency on customers’ acceptance of its products, and the Company’s inability to meet changing consumer preferences may negatively impact Esports’ business and results of operations.

●	Esports’ betting system and revenues are dependent on a third party software provider. If we lose the support of our current software provider, we would be forced to migrate our business to a new platform or develop our own, in-house software.

●	The risks related to international operations, in particular in countries outside of the United States and Canada, could negatively affect the Company’s results.

●	We may be unable to obtain licenses in new jurisdictions where our customers operate.

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Recent Developments

Helix Holdings, LLC Purchase Agreement

On January 22, 2021, the Company entered into an equity purchase agreement (the “Helix Purchase Agreement”), by and among the Company, Helix Holdings, LLC, a limited liability company incorporated under the laws of Delaware (“Helix”), and the equity holders of Helix (the “Helix Equity Holders”), whereby the Company will acquire from the Helix Equity Holders all of the issued and outstanding membership units of Helix (the “Helix Units”), making Helix a wholly owned subsidiary of the Company.

As consideration for the Helix Units, the Company agreed to pay the Helix Equity Holders $17,000,000 (the “Helix Purchase Price”), to be paid fifty percent (50%) in shares of Common Stock (the “Helix Share Consideration”), and fifty percent (50%) in cash (the “Helix Cash Consideration”). The per share price of the Common Stock issuable as Helix Share Consideration shall be the Closing Base Price minus the Discount. “Closing Base Price” means the volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) trading days immediately preceding the date of the closing under the Helix Purchase Agreement (the “Closing”). “Discount” equals the greater of (A) and (B) minus the lesser of (A) and (B) multiplied by 0.25 where (A) is the VWAP of the common stock during the thirty (30) trading days immediately preceding October 26, 2020 (which was $4.54 per share) multiplied by 1.25 (which is $5.675); and (B) is the Closing Base Price.

The Closing under the Helix Purchase Agreement is subject to the simultaneous closing under an equity purchase agreement (the “GGC Purchase Agreement”) among the Company, ggCircuit LLC, an Indiana limited liability company (“GGC”) and the equity holders of GGC (the “GGC Equity Holders”), the principal terms of which are described below. The Closing is also subject to (i) the completion of an opinion (the “Fairness Opinion”) respecting the fairness of the consideration to be paid by the Company and received by the Helix Equity Holders and the GGC Equity Holders pursuant to the Helix Purchase Agreement and the GGC Purchase Agreement from a financial point of view; (ii) an audit, as of and for the two years ending December 31, 2019, and a financial review, for the nine month periods ended September 30, 2019 and 2020, of Helix and affiliated entities; and (iii) the approval of the Company’s shareholders to the issuance of the Helix Share Consideration and GGC Share Consideration (as defined below) in satisfaction of NASDAQ Rule 5635(a).

The parties to the Helix Purchase Agreement may terminate the Helix Purchase Agreement, among other reasons, if (i) the Fairness Opinion does not support an aggregate purchase price for Helix and GGC of $43,000,000 and, based thereon, the Company is no longer willing to pay the Helix Purchase Price, or (ii) the Closing has not occurred on or before May 14, 2021 or such later date as may be mutually agreed to by the parties. The Company can also terminate the Helix Purchase Agreement if (i) upon completion of its legal, financial, tax and commercial due diligence of Helix and affiliated entities, it is not satisfied, with the results thereof; (ii) the audit and/or review of Helix and affiliated entities cannot be completed due to fraud, material accounting errors or otherwise or if the results of the audit or the review are materially and adversely different from the financial information provided by Helix and the Helix Equity Holders to the Company prior to the execution of the Helix Purchase Agreement.

In connection with the negotiation of the Helix Purchase Agreement, the Company advanced an aggregate of $400,000 to Helix during 2020 in the form of loans (the “Helix Loans”). Upon execution of the Helix Purchase Agreement, the Company paid Helix an additional $400,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”). If the Closing takes place on or prior to May 14, 2021, the Company will receive a full credit against the Helix Purchase Price for the Helix Loans and if the Closing takes place prior to April 30, 2021 the Company will receive a full credit against the Helix Purchase Price for the Operating Expense Payments. If Closing takes place after April 30, 2021, but on or prior to May 14, 2021, the Company shall receive a credit against the Helix Purchase Price for 60% of the Operating Expense Payments. If the transaction does not close, depending on the reason, a portion of the Helix Loans and the Operating Expense Payments may be forgiven.

The Helix Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

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ggCIRCUIT LLC Purchase Agreement

On January 22, 2021, the Company entered into the GGC Purchase Agreement whereby the Company will acquire from the GGC Equity Holders all of the issued and outstanding membership units of GGC (the “GGC Units”), making GGC a wholly owned subsidiary of the Company.

As consideration for the GGC Units, the Company agreed to pay the GGC Equity Holders $26,000,000 (the “GGC Purchase Price”) to be paid fifty percent (50%) in shares of Common Stock (the “GGC Share Consideration”), and fifty percent (50%) in cash (the “GGC Cash Consideration”) The per share price of the Common Stock issuable as GGC Share Consideration shall be the Closing Base Price minus the Discount. “Closing Base Price” means the volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) trading days immediately preceding the Closing. “Discount” equals the greater of (A) and (B) minus the lesser of (A) and (B) multiplied by 0.25 where (A) is the VWAP of the common stock during the thirty (30) trading days immediately preceding October 26, 2020 (which was $4.54 per share) multiplied by 1.25 (which is $5.675); and (B) is the Closing Base Price.

The Closing under the GGC Purchase Agreement is subject to the simultaneous closing under the Helix Purchase Agreement. The Closing is also subject to (i) the completion of the Fairness Opinion; (ii) an audit, as of and for the two years ending December 31, 2019, and a financial review, for the nine month periods ended September 30, 2019 and 2020, of GGC and affiliated entities; and (iii) the approval of the Company’s shareholders to the issuance of the GGC Share Consideration and Helix Share Consideration in satisfaction of NASDAQ Rule 5635(a).

The parties to the GGC Purchase Agreement may terminate the GGC Purchase Agreement, among other reasons, if (i) the Fairness Opinion does not support an aggregate purchase price for Helix and GGC of $43,000,000 and, based thereon, the Company is no longer willing to pay the GGC Purchase Price, or (ii) the Closing has not occurred on or before May 14, 2021 or such later date as may be mutually agreed to by the parties. The Company can also terminate the GGC Purchase Agreement if (i) upon completion of its legal, financial, tax and commercial due diligence of GGC and affiliated entities, it is not satisfied, with the results thereof; (ii) the audit and/or review of GGC and affiliated entities cannot be completed due to fraud, material accounting errors or otherwise or if the results of the audit or the review are materially and adversely different from the financial information provided by GGC and the GGC Equity Holders to the Company prior to the execution of the GGC Purchase Agreement.

In connection with the negotiation of the GGC Purchase Agreement, the Company advanced an aggregate of $600,000 to GGC during 2020 in the form of loans (the “GGC Loans”). Upon execution of the GGC Purchase Agreement, the Company paid GGC an additional $600,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”). If the Closing takes place on or prior to May 14, 2021, the Company will receive a full credit against the GGC Purchase Price for the GGC Loans and if the Closing takes place prior to April 30, 2021, the Company will receive a full credit against the GGC Purchase Price for the Operating Expense Payments. If Closing takes place after April 30, 2021, but on or prior to May 14, 2021, the Company shall receive a credit against the GGC Purchase Price for 60% of the Operating Expense Payments. If the transaction does not close, depending on the reason, a portion of the GGC Loans and the Operating Expense Payments may be forgiven.

The GGC Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

Phoenix Purchase Agreement

On December 21, 2020, the Company entered into a share purchase agreement (the “Phoenix Purchase Agreement”), by and among the Company, Phoenix Games Network Limited, a company registered in England and Wales (“Phoenix”), and the shareholders of Phoenix (the “Phoenix Shareholders” and, together with Phoenix, the “Sellers”), whereby the Company acquired from the Sellers all of the issued and outstanding share capital of Phoenix (the “Phoenix Shares”). Pursuant to the Phoenix Purchase Agreement, as consideration for the Phoenix Shares, the Company agreed to pay the Sellers: (i) GBP £1,000,000 (the “Original Cash Consideration”); and (ii) shares of Common Stock in the aggregate value of GBP£3,000,000 (the “Original Share Consideration” and, together with the Cash Consideration, the “Original Purchase Price”), subject to adjustment based on certain revenue milestones as outlined therein.

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On January 21, 2021, the Company and Sellers, having met all conditions precedent, consummated the closing for the Phoenix Shares pursuant to the terms of the Phoenix Purchase Agreement. The Original Purchase Price was adjusted at closing and as consideration for the Phoenix Shares, the Company paid the Sellers: (i) GBP £350,000 (US $493,495.35) (the “Closing Cash Consideration”); and (ii) 292,211 shares of common stock of the Company, par value $0.001 per share (aggregate value of $1,927,647.49) (the “Closing Share Consideration” and, together with the Cash Closing Consideration, the “Closing Purchase Price”). The Closing Cash Consideration was paid in US Dollars and was calculated in accordance with the applicable exchange rate on the Closing Date (as such term is defined in the Phoenix Purchase Agreement). The Sellers shall remain eligible to receive the remainder of the Original Purchase Price upon Phoenix meeting the aforementioned Revenue Targets by May 16, 2021. Pursuant to the Purchase Agreement, the Selling Parties shall be entitled to receive an additional GBP£2,000,000 (approximately $2,700,000) if Phoenix has reached certain revenue milestones by the 18-month anniversary of the Closing Date as further outlined therein.

Lucky Dino Purchase Agreement

On December 14, 2020, the Company, via its wholly owned subsidiary, Esports Entertainment (Malta) Limited (“EEL”), entered into an asset purchase agreement (the “Lucky Dino Purchase Agreement”), by and among EEL, Lucky Dino Gaming Limited, a company registered in Malta (“Lucky Dino”), and Hiidenkivi Estonia OU, a company registered in Estonia (“HEOU” and, together with Lucky Dino, the “Lucky Dino Sellers”) whereby EEL will purchase from the Lucky Dino Sellers substantially all the assets and will assume certain specified liabilities of the Sellers’ business of real money online casino gaming (the “Acquired Business”).

On March 1, 2021, EEL and Sellers, having met all conditions precedent, consummated the closing for the Acquired Business pursuant to the terms of the Lucky Dino Purchase Agreement. As consideration for the Acquired Business, the Company paid the Sellers EUR €25,000,000 (US$30,645,000) (the “Purchase Price”).

THE OFFERING

Common Stock Offered by the Selling Security Holders	143,179 shares of Common Stock.

Common Stock Outstanding Before the Offering	20,170,963 shares of Common Stock as of March 22, 2021.

Common Stock Outstanding After the Offering(1)	20,314,142 shares of Common Stock.

Terms of the Offering	The Selling Security Holders will determine when and how they will sell the Common Stock offered in this prospectus.

Use of Proceeds	We are not selling any securities under this prospectus. We may receive proceeds from the cash exercise of warrants, which, if exercised in cash at the current exercise price with respect to all 143,179 shares of Common Stock, would result in gross proceeds of $608,511 to us. See “Plan of Distribution” on page 42.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

Trading Symbol	Our Common Stock and Unit A Warrants are quoted for trading on Nasdaq under the symbols “GMBL”, and “GMBLW”, respectively.

(1)	The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 20,170,963 shares outstanding as of March 22, 2021, and including or excluding the following as of such date:

●	Excludes 485,009 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $5.52 per share;

●	Excludes 1,421,436 shares of Common Stock issuable upon exercise of warrants outstanding as of March 22, 2021, having a weighted average exercise price of $4.64 per share; and

●	Excludes 607,987 shares issuable pursuant to the Company’s 2020 Equity and Incentive Plan (the “2020 Plan”).

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended June 30, 2020 and 2019 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the three and six months ended December 31, 2020 are not necessarily indicative of our operating results to be expected for the full fiscal year ending June 30, 2021 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our unaudited condensed interim consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods. Except as otherwise noted, all share and per share data for the periods shown have been adjusted, on a retroactive basis, to reflect a 1-for-15 reverse stock split, which became effective on January 28, 2020.

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Esports Entertainment Group, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Years Ended June 30,
	2020	2019

Operating expenses:
General and administrative	$4,049,714	$3,014,473

Total operating expenses	4,049,714	3,014,473

Operating loss	(4,049,714)	(3,014,473)

Other income (expense)
Interest expense	(1,995,458)	(5,586,617)
Net amortization of debt discount and premium on convertible debt	(1,156,877)	(290,720)
Change in fair market value of derivative liabilities	(2,432,302)	2,520,060
Loss on extinguishment of debt, net	(2,795,582)	-
Gain on Warrant Exchange	1,894,418	-
Impairment of intangible asset	(67,132)	-
Gain on settlement of debt	253,588	-
Foreign exchange gain (loss)	42	100

Total other expense	(6,299,303)	(3,357,117)

Loss before income taxes	(10,349,017)	(6,371,650)

Income tax expense	(2,398)	(9,715)

Net loss and comprehensive loss	$(10,351,415)	$(6,381,365)
Basic and diluted loss per common share	$(1.50)	$(1.10)

Weighted average number of common shares outstanding, basic and diluted	6,880,321	5,791,145

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Esports Entertainment Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019

Net revenue	$2,362,193	$-	$2,584,585	$-

Operating costs and expenses:
Cost of revenue	1,333,678	-	1,753,753	-
Sales and marketing	1,888,372	78,312	2,492,488	104,351
General and administrative	4,909,431	590,566	7,965,239	1,257,461

Total operating expenses	8,131,481	668,878	12,211,480	1,361,812

Operating loss	(5,769,288)	(668,878)	(9,626,895)	(1,361,812)

Other income (expense):
Other income	479	-	2,990	-
Interest expense	-	(1,550,418)	(1)	(2,262,313)
Net amortization of debt discount and premium on convertible debt	-	(840,170)	-	(550,259)
Change in fair value of derivative liabilities	-	16,631	-	1,087,347
Change in fair value of warrant liability	(1,472,564)	-	628,389	-
Gain (loss) on extinguishment of debt, net	-	-	-	(2,795,582)
Impairment of intangible asset	-	(67,131)	-	(67,131)
Gain on settlement of debt	-	42,896	-	42,896
Foreign exchange loss	(48,664)	(1,577)	(103,013)	(1,577)

Loss before income taxes	(7,290,037)	(3,068,647)	(9,098,530)	(5,908,431)

Income tax	-	-	-	-

Net loss	$(7,290,037)	$(3,068,647)	$(9,098,530)	$(5,908,431)

Other comprehensive loss:
Foreign currency translation loss	(63,690)	-	(62,749)	-

Total comprehensive loss	$(7,353,727)	$(3,068,647)	$(9,161,279)	$(5,908,431)
Basic and diluted loss per common share	$(0.57)	$(0.52)	$(0.73)	$(1.00)

Weighted average number of common shares outstanding, basic and diluted	12,877,159	5,924,230	12,518,507	5,893,513

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Esports Entertainment Group, Inc.

Consolidated Balance Sheets

	June 30,
	2020	2019

ASSETS

Current assets
Cash	$12,353,307	$43,412
Prepaid expenses and other current assets – related parties	-	190,280
Deposit on business acquisition	500,000	-
Prepaid expenses and other current assets	263,345	213,817
Total current assets	13,116,652	447,509

Fixed assets	8,041	16,577
Intangible assets	2,000	81,226
Other non-current assets	6,833	16,480

TOTAL ASSETS	$13,133,526	$561,792

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$789,891	$607,448
Liabilities to be settled in stock	927,855	-
Due to officers	21,658	1,551
Convertible note	-	290,720
Derivative liabilities	-	4,655,031

Total liabilities	1,739,404	5,554,750

Stockholders’ deficit
Preferred stock $0.001 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2020 and 2019, respectively	-	-
Common stock $0.001 par value; 500,000,000 shares authorized, 11,233,223 and 5,849,208 shares issued and outstanding as of June 30, 2020 and 2019, respectively	11,233	5,850
Additional paid-in capital	31,803,491	4,955,379
Equity to be issued	115,000	230,000
Accumulated deficit	(20,535,602)	(10,184,187)
Total stockholders’ deficit	11,394,122	(4,992,958)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13,133,526	$561,792

8

Esports Entertainment Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	June 30,
	2020	2020

ASSETS

Current assets
Cash	$5,571,431	$12,353,307
Restricted cash	2,006,752	-
Loans receivable	1,000,000	-
Other receivables	808,946	-
Receivables reserved for users	322,215	-
Deposit on business acquisition	-	500,000
Prepaid expenses and other current assets	891,281	263,345
Total current assets	10,600,625	13,116,652

Equipment, net	67,470	8,041
Right of use asset, net	302,534	-
Intangible assets, net	6,474,036	2,000
Goodwill	6,908,592	-
Other non-current assets	1,169,405	6,833

TOTAL ASSETS	$25,522,662	$13,133,526

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$3,351,150	$777,778
Liabilities to customers	2,229,724	-
Contingent consideration	500,000	-
Notes payable – current	26,880	-
Operating lease liability – current	143,443	-
Taxes payable	40,642	12,113
Warrant liability	4,859,782	-
Liabilities to be settled in stock	-	927,855
Due to officers	-	21,658
Total current liabilities	11,151,621	1,739,404

Operating lease liability – non-current	74,450	-
Notes payable – non – current	314,410	-

Total liabilities	11,540,481	1,739,404

Commitments and contingencies

Stockholders’ equity
Preferred stock $0.001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock $0.001 par value; 500,000,000 shares authorized, 13,579,894 and 11,233,223 shares issued and outstanding as of December 31, 2020 and June 30, 2020, respectively	13,580	11,233
Additional paid-in capital	43,665,482	31,918,491
Accumulated deficit	(29,634,132)	(20,535,602)
Accumulated other comprehensive loss	(62,749)	-
Total stockholders’ equity	13,982,181	11,394,122

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,522,662	$13,133,526

9

RISK FACTORS

Investing in our common stock involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our common stock. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

SUMMARY RISK FACTORS

The following summary risk factors and other information included in this prospectus should be carefully considered. The summary risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem less significant may also affect our business operations or financial results. If any of the following risks actually occur, our stock price, business, operating results and financial condition could be materially adversely affected. For more information, see below for more detailed descriptions of each risk factor.

Risks Related to Our Business

●	We have a history of accumulated deficits, recurring losses and negative cash flows from operating activities. We may be unable to achieve or sustain profitability

●	We will require additional financing and cannot be certain that such additional financing will be available on reasonable terms when required, or at all

●	Public health epidemics or outbreaks, such as COVID-19, could materially and adversely impact our business

●	The gaming and interactive entertainment industries are intensely competitive. Esports faces competition from a growing number of companies and, if Esports is unable to compete effectively, its business could be negatively impacted

●	Risks that impact our customers may impact us

●	Because four of our directors and a substantial portion of our assets are located in jurisdictions other than the United States and Canada, you may have no effective recourse against the directors not located in the United States and Canada for misconduct and may not be able to enforce judgment and civil liabilities against these directors

●	We operate in a very competitive business environment and if we do not adapt our approach and our products to meet this competitive environment, our business, results of operations or financial condition could be adversely impacted

●	We are vulnerable to additional or increased taxes and fees

●	The legalization of online real money gaming in the United States and our ability to predict and capitalize on any such legalization may impact our business

●	Our business is subject to online security risk, including security breaches, and loss or misuse of our stored information as a result of such a breach, including customers’ personal information, could lead to government enforcement action or other litigation, potential liability, or otherwise harm our business

●	Risks related to our reliance on third party technology, platforms and software (“third-party software”), and any failures, errors, defects or disruptions in such third-party software could diminish our brand and reputation, subject us to liability, disrupt our business and adversely affect our operating results and growth prospects

●	We rely on other third-party data and live-streaming providers for real-time and accurate data and/or live streams for sporting events, and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected

●	We may be subject to the payment of contributions or fees to sporting bodies or rights holders for the use of their data

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●	The success, including win or hold rates, of existing or future online betting and casino gaming products depends on a variety of factors and is not completely controlled by us

●	Participation in the sports betting industry exposes us to trading, liability management and pricing risk. We may experience lower than expected profitability and potentially significant losses as a result of a failure to determine accurately the odds in relation to any particular event and/or any failure of its sports risk management processes

●	We are required to comply with applicable anti-money laundering and countering the financing of terrorism legislation a breach of which could lead to government enforcement action or other litigation, potential liability, or otherwise harm our business

●	We are subject to payment-related risks, such as risk associated with the fraudulent use of credit or debit cards which could have adverse effects on our business due to chargebacks from customers

●	Our profitability depends upon many factors for which no assurance can be given

●	Future cash flows fluctuations may affect our ability to fund our working capital requirements or achieve our business objectives in a timely manner

●	Our business may be materially and adversely affected by increased levels of debt

●	Esports’ online offerings are part of new and evolving industries, which presents significant uncertainty and business risks

●	Esports’ success in the competitive gaming and interactive entertainment industries depends in large part on its ability to develop and manage frequent introductions of innovative products

●	Our growth will depend on our ability to attract and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition, results of operations and prospects

●	Failure to attract, retain and motivate key employees may adversely affect the Company’s ability to compete and the loss of the services of key personnel could have a material adverse effect on Esports’ business

●	Our management team has limited experience managing a public company and regulatory compliance may divert our attention from the day-to-day management of its business

●	Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act of 2002, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price

●	The Company’s business is vulnerable to changing economic conditions and to other factors that adversely affect the industries in which it operates

●	Changes in ownership of competitors or consolidations within the gaming industry may negatively impact pricing and lead to downward pricing pressures which could reduce revenue

●	Litigation costs and the outcome of litigation could have a material adverse effect on the Company’s business

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●	The Company relies on its internal marketing and branding function, and intends to rely on relationship with ambassadors, distributors, service providers and channel partners to promote its products and generate revenue, and the failure to maintain and develop these relationships could adversely affect the business and financial condition of the Company

Risks Related to International Operations

●	The risks related to international operations, in particular in countries outside of the United States and Canada, could negatively affect the Company’s results

●	The Company is subject to foreign exchange and currency risks that could adversely affect its operations, and the Company’s ability to mitigate its foreign exchange risk through hedging transactions may be limited

●	Privacy concerns could result in regulatory changes and impose additional costs and liabilities on the Company, limit its use of information, and adversely affect its business

●	The Company’s results of operations could be affected by natural events in the locations in which it operates or where its customers or suppliers operate

●	Our quarterly results can fluctuate and if we fail to meet the expectations of analysts or investors, our stock price and the value of your investment could decline substantially

●	While we work to integrate newly acquired third party entities, businesses and operations, management’s focus and resources may be diverted from operational matters and other strategic opportunities

Risks Related to Regulation

●	The Company is subject to various laws relating to trade, export controls, and foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition

●	The gaming industry is heavily regulated and failure by the Company to comply with applicable requirements could be disruptive to its business and could adversely affect its operations

●	The Company is subject to regulation affecting internet gaming which varies from one jurisdiction to another and future legislative and court proceedings pertaining to internet gaming may have a material impact on the operations and financial results of Esports

●	The Company may not be able to capitalize on the expansion of online or other forms of interactive gaming or other trends and changes in the gaming industry, including due to laws and regulations governing these industries

●	Regulations that may be adopted with respect to the internet and electronic commerce may decrease the growth in the use of the internet and lead to the decrease in the demand for Esports’ products and services

●	Esports shareholders are subject to extensive governmental regulation and if a shareholder is found unsuitable by a gaming authority, that shareholder would not be able to beneficially own the Company’s Common Shares directly or indirectly

●	Legislative and regulatory changes could negatively affect our business and the business of our customers

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Risks Related to Intellectual Property and Technology

●	Esports’ intellectual property may be insufficient to properly safeguard its technology and brands

●	The Company may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect its operating results

●	The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by our business which could adversely affect the value of the Company

●	Compromises of the Company’s systems or unauthorized access to confidential information or EEG’s customers’ personal information could materially harm EEG’s reputation and business

●	Service interruptions of internet service providers could impair the Company’s ability to carry on its business

●	There is a risk that the Company’s network systems will be unable to meet the growing demand for its online products

●	Systems, network or telecommunications failures or cyber-attacks may disrupt the Company’s business and have an adverse effect on EEG’s results of operations

●	Malfunctions of third-party communications infrastructure, hardware and software expose Esports to a variety of risks Esports cannot control

Risks Related to Our Common Stock

●	Our officers, directors and 5% stockholders may exert significant influence over our affairs, including the outcome of matters requiring stockholder approval

●	We currently do not intend to pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates

●	You may experience dilution of your ownership interest due to the future issuance of additional shares of our common stock

●	Our amended and restated certificate of incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders, which could have an anti-takeover effect and could adversely affect holders of our common stock

●	If and when a larger trading market for our securities develops, the market price of such securities is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your securities at or above the price at which you acquired them

●	Efforts to comply with the applicable provisions of Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us and the market price of our common stock

●	If securities or industry analysts do not publish or cease publishing research or reports about us, or publish inaccurate or unfavorable reports about, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline

●	Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act of 2002, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price

●	Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock and warrants

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Risks Related to Our Business

We have a history of accumulated deficits, recurring losses and negative cash flows from operating activities. We may be unable to achieve or sustain profitability

To date, we have recorded de minimis revenues from the sale of our products. If we are unable to generate revenues, we will not be able to achieve and maintain profitability. Beyond this, we may incur significant losses in the future for a number of reasons including other risks described in this document, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, we may not ever be able to achieve profitability. We incurred negative cash flows from operating activities and recurring net losses in fiscal years 2020 and 2019. As of December 31, 2020, and 2019, our accumulated deficit was $29,634,132 and $16,092,618, respectively. These factors, among others, raised substantial doubt about our ability to continue as a going concern, which has been alleviated by the execution of management’s plans. On April 16, 2020, the Company raised approximately $7,000,000 in net proceeds from its public offering. Additionally, the Company raised approximately $7,000,000 from the exercise of warrants and over-allotments during the year ended June 30, 2020. Since the year ended June 30, 2020, approximately $26 million has been raised from the exercise of warrants.

We will require additional financing and cannot be certain that such additional financing will be available on reasonable terms when required, or at all.

As of March 22, 2021, we had cash of approximately $18 million, raised from the public offering and associated warrant exercises. While this amount is sufficient to continue with Operating activities for at least the next 12 months, we anticipate that we will need to raise additional capital to fund our operations while we implement and execute our business plan and acquisition strategy. We currently do not have any contracts or commitments for additional financing. In addition, any additional equity financing may involve substantial dilution to the existing shareholders. There can be no assurance that such additional capital will be available, on a timely basis, or on terms acceptable to the Company. Failure to obtain such additional financing could result in delay or indefinite postponement of operations or the further development of its business with the possible loss of such properties or assets. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund its business or the expansion thereof, take advantage of strategic acquisitions or investment opportunities or respond to competitive pressures. Such inability to obtain additional financing when needed could have a material adverse effect on the Company’s business, results of operations, cash flow, financial condition and prospects.

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Public health epidemics or outbreaks, such as COVID-19, could materially and adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. Due to the outbreak of COVID-19, almost all major sports events and leagues were postponed or put-on hold, for the period of Apr 2020-June 2020. The cancelation of major sports events had a significant short-term negative effect on betting activity globally. As a result, iGaming operators faced major short-term losses in betting volumes. To date online casino operations have generally continued as normal without any noticeable disruption due to the COVID-19 outbreak. The virus’s expected effect on online casino activity globally is expected to be overall positive or neutral. Travel restrictions and border closures have not materially impacted our ability to manage and operate the day-to-day functions of our business. Management has been able to operate in a virtual setting. However, if such restrictions become more severe, they could negatively impact those activities in a way that would harm our business over the long term. Travel restrictions impacting people can restrain our ability to operate, but at present we do not expect these restrictions on personal travel to be material to our business operations or financial results.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but may have a material adverse impact on our business, financial condition and results of operations.

The gaming and interactive entertainment industries are intensely competitive. Esports faces competition from a growing number of companies and, if Esports is unable to compete effectively, its business could be negatively impacted.

There is intense competition amongst gaming solution providers. There are a number of established, well financed companies producing both land-based and online gaming and interactive entertainment products and systems that compete with the products of the Company. As some of our competitors have financial resources that are greater than Esports’, they may spend more money and time on developing and testing products, undertake more extensive marketing campaigns, adopt more aggressive pricing policies or otherwise develop more commercially successful products than the Company, which could impact the Company’s ability to win new marketing contracts and renew our existing ones. Furthermore, new competitors may enter the Company’s key market areas. If the Company is unable to obtain significant market presence or if it loses market share to its competitors, the Company’s results of operations and future prospects would be materially adversely affected. There are many companies with already established relationships with third parties, including gaming operators that are able to introduce directly competitive products and have the potential and resources to quickly develop competitive technologies. The Company’s success depends on its ability to develop new products and enhance existing products at prices and on terms that are attractive to its customers.

There has also been consolidation among the Company’s competitors in the esports and gaming industry. Such consolidation could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive pricing models, gain a larger market share of customers, expand product offerings and broaden their geographic scope of operations.

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Risks that impact our customers may impact us.

Because we generate website traffic through our affiliate marketing program, if participants in our affiliate marketing program see a slowdown in business or website traffic it may lead to fewer visitors on our website, which could have an adverse effect on our business.

Because four of our directors and a substantial portion of our assets are located in jurisdictions other than the United States and Canada, you may have no effective recourse against the directors not located in the United States and Canada for misconduct and may not be able to enforce judgment and civil liabilities against these directors.

Four of our directors and a substantial portion of our assets are or may be located in jurisdictions outside the U.S. As a result, a person may not be able to affect service of process within the U.S. on our directors and officers. A person also may not be able to recover against them on judgments of U.S. courts or to obtain original judgments against them in foreign courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws.

We operate in a very competitive business environment and if we do not adapt our approach and our products to meet this competitive environment, our business, results of operations or financial condition could be adversely impacted.

There is intense competition in the gaming management and gaming products industry which is characterized by dynamic customer demand and rapid technological advances. Today, there are many systems providers in the U.S. and abroad offering casinos and gaming operators “total solution” casino management and table games management systems. As a result, we must continually adapt our approach and our products to meet this demand and match technological advances and if we cannot do so, our business results of operations or financial condition may be adversely impacted. Conversely, the development of new competitive products or the enhancement of existing competitive products in any market in which we operate could have an adverse impact on our business, results of operations or financial condition. If we are unable to remain dynamic in the face of changes in the market, it could have a material adverse effect on our business, results of operations or financial condition.

We are vulnerable to additional or increased taxes and fees.

We believe that the prospect of raising significant additional revenue through taxes and fees is one of the primary reasons that certain jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to the normal federal, state, provincial and local income taxes and such taxes and fees may be increased at any time. From time to time, legislators and officials have proposed changes in tax laws or in the administration of laws affecting the gaming industry. Many states and municipalities, including ones in which we operate, are currently experiencing budgetary pressures that may make it more likely they would seek to impose additional taxes and fees on our operations. It is not possible to determine the likelihood or extent of any such future changes in tax laws or fees, or changes in the administration of such laws; however, if enacted, such changes could have a material adverse impact on our business.

The legalization of online real money gaming in the United States and our ability to predict and capitalize on any such legalization may impact our business.

Nevada, Delaware, New Jersey and Pennsylvania have enacted legislation to legalize online real money gaming. In recent years, California, Mississippi, Hawaii, Massachusetts, Iowa, Illinois, New York, Washington D.C. and West Virginia have considered such legislation. If a large number of additional states or the Federal government enact online real money gaming legislation and we are unable to obtain the necessary licenses to operate online real money gaming websites in United States jurisdictions where such games are legalized, our future growth in real money gaming could be materially impaired.

States or the Federal government may legalize online real money gaming in a manner that is unfavorable to us. Several states and the Federal government are considering draft laws that require online casinos to also have a license to operate a brick-and mortar casino, either directly or indirectly through an affiliate. If, like Nevada and New Jersey, state jurisdictions enact legislation legalizing online real money casino gaming subject to this brick-and-mortar requirement, we may be unable to offer online real money gaming in such jurisdictions if we are unable to establish an affiliation with a brick-and-mortar casino in such jurisdiction on acceptable terms.

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In the online real money gaming industry, a significant “first mover” advantage exists. Our ability to compete effectively in respect of a particular style of online real money gaming in the United States may be premised on introducing a style of gaming before our competitors. Failing to do so (“move first”) could materially impair our ability to grow in the online real money gaming space. We may fail to accurately predict when online real money gaming will be legalized in significant jurisdictions. The legislative process in each state and at the Federal level is unique and capable of rapid, often unpredictable change. If we fail to accurately forecast when and how, if at all, online real money gaming will be legalized in additional state jurisdictions, such failure could impair our readiness to introduce online real money gaming offerings in such jurisdictions which could have a material adverse impact on our business.

Our business is subject to online security risk, including security breaches, and loss or misuse of our stored information as a result of such a breach, including customers’ personal information, could lead to government enforcement action or other litigation, potential liability, or otherwise harm our business.

We receive, process, store and use personal information and other customer data. There are numerous federal, state and local laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other data. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us which could have an adverse impact on our business. In the area of information security and data protection, many states have passed laws requiring notification to customers when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these types of laws may increase in the future as a result of changes in interpretation or changes in law. Any failure on our part to comply with these types of laws may subject us to significant liabilities.

Third parties we work with, such as vendors, may violate applicable laws or our policies, and such violations may also put our customers’ information at risk and could in turn have an adverse impact on our business. We are also subject to payment card association rules and obligations under each association’s contracts with payment card processors. Under these rules and obligations, if information is compromised, we could be liable to payment card issuers for the associated expense and penalties. If we fail to follow payment card industry security standards, even if no customer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry. Many companies, including ours, have been the targets of such attacks. Any security breach caused by hacking which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our players may harm our reputation and our ability to retain existing players and attract new players.

In the event of an unauthorized disclosure of the source code we currently license we could potentially lose future trade secret protection for that source code. This could make it easier for third parties to compete with our products by copying functionality which could adversely affect our revenue and operating margins. Unauthorized disclosure of source code also could increase security risks.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. We have developed systems and processes that are designed to protect customer information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach at a third party vendor; however, such measures cannot provide absolute security.

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Risks related to our reliance on third party technology, platforms and software (“third-party software”), and any failures, errors, defects or disruptions in such third-party software could diminish our brand and reputation, subject us to liability, disrupt our business and adversely affect our operating results and growth prospects.

We rely on third party software that is critical to the performance of our platform and offerings and to user satisfaction, the principal suppliers being Askott for our vie.gg website and SB Tech for our Argyll Brands.

If there is any interruption to the third-party software provided by these suppliers or their products or services are not as scalable as anticipated or at all, or if there are problems in upgrading such products or services, our business could be adversely affected, and we may be unable to find adequate replacement services on a timely basis or at all and/or at a reasonable price. Additionally, third-party software may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch. If a particular product offering is unavailable when end users attempt to access it or navigation through our platforms is slower than they expect, users may be unable to place their bets and may be less likely to return to our platforms as often, if at all. Furthermore, programming errors, defects and data corruption could disrupt our operations, adversely affect the experience of our users, harm our reputation, cause our users to stop utilizing our platforms, divert our resources and delay market acceptance of our offerings, any of which could result in legal liability to us or harm our business, financial condition, results of operations and prospects. Moreover, end users are discriminating about the nature of the products offered and our suppliers do not provide new and improved products on a regular basis, we may lose market share.

There is a risk that if the contracts with such third parties are terminated and not renewed, or not renewed on favourable terms, or if they do not get the level of support (in terms of updates and technical assistance) they require as we grow, this will materially impact upon our financial condition and performance going forward. There may be circumstances in which we wish to terminate our arrangements with such suppliers due to poor performance or other reasons but we are unable to do so. Any such circumstance may have a material adverse effect on our reputation, business, financial condition and results of operations.

We are dependent upon such software suppliers defending any challenges to their intellectual property; any litigation that arises as a result of such change could materially impact upon us and, following even if legal actions were successfully defended, such actions could disrupt our business in the interim, divert management time and result in significant cost and expense for us. Further, any negative publicity related to any of our third-party partners, including any publicity related to regulatory concerns, could adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure.

As a condition of an ongoing licence, permit or other authorisation required for their business, a key supplier to the Company may determine that a condition of the ongoing use of their products and services, or the continuation of the licence, is that the Company should block custom from certain territories, which may cause business disruption and loss should the Company either need to switch suppliers at short notice or discontinue business in certain territories, either permanently (while such suppliers are necessary) or pending the expiry of contract notice periods and/or the sourcing of alternative suppliers.

We rely on other third-party data and live-streaming providers for real-time and accurate data and/or live streams for sporting events, and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.

We rely on third-party sports data and live streaming providers to obtain accurate information regarding schedules, results, performance and outcomes of sporting events and the live streaming of such events, such as horse racing. We rely on this data to determine when and how bets are settled. We have experienced, and may continue to experience, errors in this data and/or streaming feed which may result in us incorrectly settling bets. If we cannot adequately resolve the issue with our end users, our end users may have a negative experience with our offerings, our brand or reputation may be negatively affected and our users may be less inclined to continue or resume utilizing our products or recommend our platform to other potential users. As such, a failure or significant interruption in our service would harm our reputation, business and operating results.

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Furthermore, if any of our data and/or live streaming partners terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we would need to find an alternate provider, and may not be able to secure similar terms or replace such providers in an acceptable time frame. Any of these risks could increase our costs and adversely affect our business, financial condition and results of operations. Further, any negative publicity related to any of our third-party partners, including any publicity related to regulatory concerns, could adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure.

We may be subject to the payment of contributions or fees to sporting bodies or rights holders for the use of their data.

Gambling operators can be liable to make contributions to sporting bodies whether under regulations or agreement, such as The Horserace Betting Levy Board in the UK, as a way of ensuring certain revenues generated from betting on sports are used to benefit those sports or related interests. We may also be required to pay royalties or other types of levy to the organizers of sporting events, or the rights holders in respect of such, to offer betting markets on such events. Any requirement to pay additional levies, fees or royalties would have a material adverse effect on our business. In all such cases, the level of any such levy, fee or royalty will be outside the control of the Company. The Company cannot predict with any certainty what future payments may be required for the success of their business in the future and what other additional resources will need to be made available to address the conditions which impose fees, royalties or other levies, as well as sports integrity issues.

The success, including win or hold rates, of existing or future online betting and casino gaming products depends on a variety of factors and is not completely controlled by us.

The sports betting and casino gaming industries are characterized by an element of chance. Accordingly, our Argyll Brands employ theoretical win rates to estimate what a certain type of sports bet or game, on average, will win or lose in the long run. Net win is impacted by variations in the hold percentage (the ratio of net win to total amount wagered), or actual outcome, on our games and sports betting we offer to our users. We use the hold percentage as an indicator of a casino game’s or sports bet’s performance against its expected outcome. Although each game or sports bet generally performs within a defined statistical range of outcomes, actual outcomes may vary for any given period. In addition to the element of chance, win rates (hold percentages) may also (depending on the game involved) be affected by the spread of limits and factors that are beyond our control, such as an end user’s skill, experience and behavior, the mix of games played, the financial resources of users, the volume of bets placed and the amount of time spent gambling. As a result of the variability in these factors, the actual win rates on our online casino games and sports bets may differ from the theoretical win rates we have estimated and could result in the winnings of our casino game’s or sports bet’s users exceeding those anticipated. The variability of win rates (hold rates) also have the potential to negatively impact our financial condition, results of operations, and cash flows.

Participation in the sports betting industry exposes us to trading, liability management and pricing risk. We may experience lower than expected profitability and potentially significant losses as a result of a failure to determine accurately the odds in relation to any particular event and/or any failure of its sports risk management processes.

Our fixed-odds betting products involve betting where winnings are paid on the basis of the stake placed and the odds quoted. Odds are determined with the objective of providing an average return to the Company over a large number of events and therefore, over the long term, gross win percentage is expected to remain fairly constant. However, there can be significant variation in gross win percentage event-by-event and day-by-day. As a result, in the short term, there is less certainty of generating a positive gross win, and we may experience significant losses with respect to individual events or betting outcomes, in particular if large individual bets are placed on an event or betting outcome or series of events or betting outcomes. Odds compilers and risk managers are capable of human error, thus even allowing for the fact that a number of betting products are subject to capped pay-outs, significant volatility can occur. In addition, it is possible that there may be such a high volume of trading during any particular period that even automated systems would be unable to address and eradicate all risks. Any significant losses on a gross-win basis could have a material adverse effect on our business, financial condition and results of operations. In addition, if a jurisdiction where we hold or wish to apply for a license imposes a high turnover tax for betting (as opposed to a gross-win tax), this too would impact profitability, particularly with high value/low margin bets, and likewise have a material adverse effect on our business.

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We are required to comply with applicable anti-money laundering and countering the financing of terrorism legislation a breach of which could lead to government enforcement action or other litigation, potential liability, or otherwise harm our business.

The Company receive deposits and other payments from customers in the normal course of their business. The receipt of monies from customers imposes anti-money laundering and other obligations and potential liabilities on the Company. Compliance with all such laws and regulations creates complex regulatory obligations which involves a risk of large financial penalties (in not being fully compliant) and additional potential burdens (in being fully compliant). While the Company has processes in place regarding customer profiling and the identification of customers’ source of funds, such processes may fail or prove to be inadequate whether in respect of the source of customers’ funds or otherwise. Any such failure or inadequacy could have a material adverse effect on the Company’s financial position and impact upon its licensing obligations.

Handling, or any form of facilitating the use of criminal property, is a crime in all jurisdictions in which the Company takes material custom (and going forward will take material custom). In instances where no local licensing regime is in place and there is doubt in connection with the legality of the remote supply of gambling services, there is a risk that the authorities will claim that money movements in connection with gambling amounts to money laundering, irrespective of whether the intention is actually to launder money (i.e. to disguise or conceal its provenance). This gives rise to a risk that when monies are held in (or moved into) certain territories, authorities may wish to freeze their onward payment, seek to trace money movements into different jurisdictions and recover the relevant sums. This would give rise to conflicts of law issues (not all the definitions of what comprises criminal property are identical in all jurisdictions) and what may not amount to money laundering in one jurisdiction may satisfy the definition in that other territory. There is a risk that should any such claim be brought and be successful, significant funds may have to be repatriated to the jurisdiction bringing a claim, which would have a significant impact on the profitability of the Company.

We are subject to payment-related risks, such as risk associated with the fraudulent use of credit or debit cards which could have adverse effects on our business due to chargebacks from customers

We allow funding and payments to accounts using a variety of methods, including electronic funds transfer (“EFT”), and credit and debit cards. As we continue to introduce new funding or payment options to our players, we may be subject to additional regulatory and compliance requirements. We also may be subject to the risk of fraudulent use of credit or debit cards, or other funding and/or payment options. For certain funding or payment options, including credit and debit cards, we may pay interchange and other fees which may increase over time and, therefore, raise operating costs and reduce profitability. We rely on third parties to provide payment-processing services and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to rules and requirements governing EFT which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees or possibly lose our ability to accept credit or debit cards, or other forms of payment from customers which could have a material adverse impact on our business.

Chargebacks occur when customers seek to void credit card or other payment transactions. Cardholders are intended to be able to reverse card transactions only if there has been unauthorized use of the card or the services contracted for have not been provided. In our business, customers occasionally seek to reverse online gaming losses through chargebacks. We place great emphasis on control procedures to protect from chargebacks; however, these control procedures may not be sufficient to protect us from adverse effects on our business or results of operations.

Our profitability depends upon many factors for which no assurance can be given.

Profitability depends upon many factors, including the ability to develop and maintain valuable products and services, our ability to identify and obtain the rights to additional products to add to our existing product line, success and expansion of our sales programs, expansion of our customer base, obtaining the right balance of expense levels and the overall success of our business activities. Operating Income will be earned during the next 12 months, buoyed by the Argyll acquisition, but even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or even continue our operations. A decline in the value of our stock could also cause you to lose all or part of your investment.

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Future cash flows fluctuations may affect our ability to fund our working capital requirements or achieve our business objectives in a timely manner.

Our working capital requirements and cash flows are expected to be subject to quarterly and yearly fluctuations, depending on such factors as timing and size of capital expenditures, levels of sales and collection of receivables, customer payment terms and supplier terms and conditions. We expect that a greater than expected slow-down in capital spending by our customers may require us to adjust our current business model. As a result, our revenues and cash flows may be materially lower than we expect and we may be required to reduce our capital expenditures and investments or take other measures in order to meet our cash requirements. We may seek additional funds from liquidity-generating transactions and other conventional sources of external financing (which may include a variety of debt, convertible debt and/or equity financings). We cannot provide any assurance that our net cash requirements will be as we currently expect. Our inability to manage cash flow fluctuations resulting from the above factors could have a material adverse effect on our ability to fund our working capital requirements from operating cash flows and other sources of liquidity or to achieve our business objectives in a timely manner.

Our business may be materially and adversely affected by increased levels of debt.

In order to finance our business or to finance possible acquisitions we may incur significant levels of debt compared to historical levels, and we may need to secure additional sources of funding, which may include debt or convertible debt financing, in the future. A high level of debt, arduous or restrictive terms and conditions relating to accessing certain sources of funding, failure to meet the financial and/or other covenants in our credit and/or support facilities and any significant reduction in, or access to, such facilities, poor business performance or lower than expected cash inflows could have adverse consequences on our ability to fund our business operations. Other effects of a high level of debt include the following:

●	we may have difficulty borrowing money in the future or accessing sources of funding;

●	we may need to use a large portion of our cash flows from operating activities to pay principal and interest on our indebtedness, which would reduce the amount of cash available to finance our operations and other business activities;

●	a high debt level, arduous or restrictive terms and conditions, or lower than expected cash flows would make us more vulnerable to economic downturns and adverse developments in our business; and

●	if operating cash flows are not sufficient to meet our operating expenses, capital expenditures and debt service requirements as they become due, we may be required, in order to meet our debt service obligations, to delay or reduce capital expenditures or the introduction of new products and services, sell assets and/or forego business opportunities including acquisitions, research and development projects or product design enhancements.

Esports’ online offerings are part of new and evolving industries, which presents significant uncertainty and business risks.

The online gaming and interactive entertainment industry, which includes social, casual and mobile gaming and interactive entertainment, is relatively new and continues to evolve. Whether these industries grow and whether Esports’ online business will ultimately succeed, will be affected by, among other things, developments in social networks, mobile platforms, legal and regulatory developments (such as the passage of new laws or regulations or the extension of existing laws or regulations to online gaming activities), taxation of gaming activities, data privacy laws and regulation and other factors that the Company is unable to predict and which are beyond the Company’s control. Given the dynamic evolution of these industries, it can be difficult to plan strategically, and it is possible that competitors will be more successful than the Company at adapting to change and pursuing business opportunities. Additionally, as the online gaming industry advances, including with respect to regulation, the Company may become subject to additional compliance-related costs. Consequently, the Company cannot provide assurance that its online and interactive offerings will grow at the rates expected or be successful in the long term.

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Several companies have launched online social casino offerings, and new competitors are likely to continue to emerge, some of which may be operated by social gaming companies with a larger base of existing users, or by casino operators with more experience in operating a casino. If our products do not obtain popularity or maintain popularity or fail to grow in a manner that meets management’s expectations, our results of operations and financial condition could be harmed.

Esports’ success in the competitive gaming and interactive entertainment industries depends in large part on its ability to develop and manage frequent introductions of innovative products.

The online gaming and interactive entertainment industries are characterized by dynamic customer demand and technological advances, including for land-based and online gaming products. As a result, the Company must continually introduce and successfully market new themes and technologies in order to remain competitive and effectively stimulate customer demand. The process of developing new products and systems is inherently complex and uncertain. It requires accurate anticipation of changing customer needs and end user preferences as well as emerging technological trends. If the Company’s competitors develop new content and technologically innovative products, and Esports fails to keep pace, its business could be adversely affected. Additionally, the introduction of products embodying new technology and the emergence of new industry standards can render the Company’s existing solutions obsolete and unmarketable and can exert price pressures on existing solutions. To remain competitive, the Company must invest resources towards its research and development efforts to introduce new and innovative products with dynamic features to attract new customers and retain existing customers. If the Company fails to accurately anticipate customer needs and end-user preferences through the development of new products and technologies, it could lose business to its competitors, which would adversely affect the Company’s results of operations and financial position.

The Company intends to continue investing resources toward its research and development efforts. There is no assurance that its investments in research and development will lead to successful new technologies or timely new products. If a new product does not gain market acceptance, the Company’s business could be adversely affected. Most directly, if a product is unsuccessful, the Company could incur losses. Additionally, if the Company cannot efficiently adapt its processes and infrastructure to meet the needs of its product innovations, its business could be negatively impacted. There is no certainty that the Company’s new products will attain market acceptance or that its competitors will not more effectively anticipate or respond to changing customer preferences. In addition, any delays by the Company in introducing new products could negatively impact its operating results by providing an opportunity for its competitors to introduce new products and gain market share.

The Company cannot give assurance that it will successfully develop new products or enhance and improve its existing products, that new products and enhanced and improved existing products will achieve market acceptance or that the introduction of new products or enhanced existing products by others will not render the Company’s products obsolete. Dynamic customer demand and technological advances often demand high levels of research and development expenditures in order to meet accelerated product introductions, and the life cycles of certain products may be short, which could adversely affect the Company’s operating results. In some cases, the Company’s new products and solutions may require long development and testing periods and may not be introduced in a timely manner or may not achieve the broad market acceptance necessary to generate significant revenue. The Company’s inability to develop solutions that meet customer needs and compete successfully against competitors’ offerings could have a material adverse effect on the Company’s business, financial condition and results of operations.

Our growth will depend on our ability to attract and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition, results of operations and prospects.

Our ability to achieve growth in revenue in the future will depend, in large part, upon our ability to attract new users to our offerings, retain existing users of our offerings and reactivate users in a cost-effective manner. Achieving growth in our community of users may require us to increasingly engage in sophisticated and costly sales and marketing efforts, which may not make sense in terms of return on investment. We have used and expect to continue to use a variety of free and paid marketing channels, in combination with compelling offers and exciting games to achieve our objectives. For paid marketing, we intend to leverage a broad array of advertising channels, including sponsorships, affiliate networks, social media platforms, such as Facebook, Instagram, Twitter and Twitch, paid and organic search, and other digital channels, such as mobile display. If the search engines on which we rely modify their algorithms, change their terms around gaming, or if the prices at which we may purchase listings increase, then our costs could increase, and fewer users may click through to our website. If links to our website are not displayed prominently in online search results, if fewer users click through to our website, if our other digital marketing campaigns are not effective, or if the costs of attracting users using any of our current methods significantly increase, then our ability to efficiently attract new users could be reduced, our revenue could decline and our business, financial condition and results of operations could be harmed.

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In addition, our ability to increase the number of users of our offerings will depend on continued user adoption of esports. Growth in the esports industry and the level of demand for and market acceptance of our product offerings will be subject to a high degree of uncertainty. We cannot assure that consumer adoption of our product offerings will continue or exceed current growth rates, or that the industry will achieve more widespread acceptance.

Additionally, as technological or regulatory standards change and we modify our platforms to comply with those standards, we may need users to take certain actions to continue playing, such as performing age verification checks or accepting new terms and conditions. Users may stop using our product offerings at any time, including if the quality of the user experience on our platform, including our support capabilities in the event of a problem, does not meet their expectations or keep pace with the quality of the customer experience generally offered by competitive offerings.

Failure to attract, retain and motivate key employees may adversely affect the Company’s ability to compete and the loss of the services of key personnel could have a material adverse effect on Esports’ business.

The Company depends on the services of a few key executive officers. The loss of any of these key persons could have a material adverse effect on the Company’s business, results of operations and financial condition. The Company’s success is also highly dependent on its continuing ability to identify, hire, train, motivate and retain highly qualified technical, marketing and management personnel. Competition for such personnel can be intense, and the Company cannot provide assurance that it will be able to attract or retain highly qualified technical, marketing and management personnel in the future. Stock options may comprise a significant component of key employee compensation, and if the Company’s Common Share price declines, it may be difficult to retain such individuals. Similarly, changes in the Company’s share price may hinder the Company’s ability to recruit key employees, as they may elect to seek employment with other companies that they believe have better long-term prospects. The Company’s inability to attract and retain the necessary technical, marketing and management personnel may adversely affect its future growth and profitability. The Company’s retention and recruiting may require significant increases in compensation expense, which would adversely affect the Company’s results of operation.

The leadership of Esports’ Chief Executive Officer, Mr. Grant Johnson (“Mr. Johnson”), has been a critical element of the Company’s success. The departure, death or disability of Mr. Johnson or other extended or permanent loss of his services, or any negative market or industry perception with respect to him or arising from his loss, could have a material adverse effect on the Company’s business. Esports’ other executive officers and other members of senior management have substantial experience and expertise in Esports’ business and have made significant contributions to its growth and success. The unexpected loss of services of one or more of these individuals could also adversely affect the Company. Esports is not protected by key man or similar life insurance covering members of senior management but is contemplating obtaining key man insurance.

Our management team has limited experience managing a public company and regulatory compliance may divert our attention from the day-to-day management of its business.

Our management team has limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. These obligations typically require substantial attention from our senior management and could divert our attention away from the day-to-day management of our business.

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Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act of 2002, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We have not maintained internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act of 2002. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We might encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our common stock could decline. We appointed our new CFO on June 11, 2020 and we expect that his experience in the financing and accounting industry will enhance the internal control processes across the organization.

The Company’s business is vulnerable to changing economic conditions and to other factors that adversely affect the industries in which it operates.

The demand for entertainment and leisure activities tends to be highly sensitive to changes in consumers’ disposable income, and thus can be affected by changes in the economy and consumer tastes, both of which are difficult to predict and beyond the control of the Company. Unfavorable changes in general economic conditions, including recessions, economic slowdown, sustained high levels of unemployment, and increasing fuel or transportation costs, may reduce customers’ disposable income or result in fewer individuals visiting casinos, whether land-based or online, or otherwise engaging in entertainment and leisure activities, including gambling. As a result, the Company cannot ensure that demand for its products or services will remain constant. Continued or renewed adverse developments affecting economies throughout the world, including a general tightening of availability of credit, decreased liquidity in many financial markets, increasing interest rates, increasing energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines in stock markets, could lead to a further reduction in discretionary spending on leisure activities, such as gambling. Any significant or prolonged decrease in consumer spending on entertainment or leisure activities could reduce the Company’s online games, reducing the Company’s cash flows and revenues. If the Company experiences a significant unexpected decrease in demand for its products, it could incur losses.

Changes in ownership of competitors or consolidations within the gaming industry may negatively impact pricing and lead to downward pricing pressures which could reduce revenue.

A decline in demand for the Company’s products in the gaming industry could adversely affect its business. Demand for the Company’s products is driven primarily by the replacement of existing services as well as the expansion of existing online gaming, and the expansion of new channels of distribution, such as mobile gaming. Additionally, consolidation within the online gambling market could result in the Company facing competition from larger combined entities, which may benefit from greater resources and economies of scale. Also, any fragmentation within the industry creating a number of smaller, independent operators with fewer resources could also adversely affect the Company’s business as these operators might cause a further slowdown in the replacement cycle for the Company’s products.

Litigation costs and the outcome of litigation could have a material adverse effect on the Company’s business.

From time to time, Esports may be subject to litigation claims through the ordinary course of its business operations regarding, but not limited to, employment matters, security of consumer and employee personal information, contractual relations with suppliers, marketing and infringement of trademarks and other intellectual property rights. Litigation to defend Esports against claims by third parties, or to enforce any rights that Esports may have against third parties, may be necessary, which could result in substantial costs and diversion of Esports’ resources, causing a material adverse effect on its business, financial condition and results of operations. Aside from the lawsuit and other matters referenced herein under the heading “Legal Proceedings” (which includes certain allegations made by our former Chief Technology Officer), the Company is not aware of any current material legal proceedings outstanding, threatened or pending as of the date hereof by or against the Company, given the nature of its business, it is, and may from time to time in the future be, party to various, and at times numerous, legal, administrative and regulatory inquiries, investigations, proceedings and claims that arise in the ordinary course of business. Because the outcome of litigation is inherently uncertain, if one or more of such legal matters were to be resolved against the Company for amounts in excess of management’s expectations, the Company’s results of operations and financial condition could be materially adversely affected.

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The Company relies on its internal marketing and branding function, and intends to rely on relationship with ambassadors, distributors, service providers and channel partners to promote its products and generate revenue, and the failure to maintain and develop these relationships could adversely affect the business and financial condition of the Company.

The Company is dependent upon its internal marketing and branding function as well as its ability to establish and develop new relationships and to build relationships with distributors and service providers on which it will rely to promote its current and future products, including online gaming services and live events such as potentially creating and hosting live esports tournaments. The Company cannot provide assurance that it will be successful in maintaining or advancing such internal function or relationship. In addition, the Company cannot provide assurance that its future distributors and service providers will act in a manner that will promote the success of the Company’s products and services. Failure by its internal marketing and branding function or channel partners to promote and support the Company’s products and services or failure by the Company to establish and develop relationships with ambassadors, distributors and service providers, could adversely affect the Company’s business, results of operations and financial condition. Even if the Company is successful in maintaining or advancing such internal function or establishing and developing relationships with distributors or service providers, there is no guarantee that this will result in a growth in revenue.

Moreover, if some of the Company’s competitors offer their products and services to distributors on more favorable terms or have more products or services available to meet their needs, there may be pressure on the Company to reduce the price of its products or services, failing which the Company’s distributors and service providers may stop carrying its products or services or de-emphasize the sale of its products and services in favor of the products and services of competitors.

Risks Related to International Operations

The risks related to international operations, in particular in countries outside of the United States and Canada, could negatively affect the Company’s results.

All of the Company’s operations are conducted in foreign jurisdictions including, but not limited to: Curacao, the United Kingdom, Switzerland and Malta. It is expected that the Company will derive more than 95% of its revenue from transactions denominated in currencies other than the United States and the Canadian dollar, and the Company expects that receivables with respect to foreign sales will continue to account for a significant majority of its total accounts and receivables outstanding. As such, the Company’s operations may be adversely affected by changes in foreign government policies and legislation or social instability and other factors which are not within the control of the Company, including, but not limited to, recessions in foreign economies, expropriation, nationalization and limitation or restriction on repatriation of funds, assets or earnings, longer receivables collection periods and greater difficulty in collecting accounts receivable, changes in consumer tastes and trends, renegotiation or nullification of existing contracts or licenses, changes in gaming policies, regulatory requirements or the personnel administering them, currency fluctuations and devaluations, exchange controls, economic sanctions and royalty and tax increases, risk of terrorist activities, revolution, border disputes, implementation of tariffs and other trade barriers and protectionist practices, taxation policies, including royalty and tax increases and retroactive tax claims, volatility of financial markets and fluctuations in foreign exchange rates, difficulties in the protection of intellectual property particularly in countries with fewer intellectual property protections, the effects that evolving regulations regarding data privacy may have on the Company’s online operations, adverse changes in the creditworthiness of parties with whom the Company has significant receivables or forward currency exchange contracts, labour disputes and other risks arising out of foreign governmental sovereignty over the areas in which the Company’s operations are conducted. The Company’s operations may also be adversely affected by social, political and economic instability and by laws and policies of such foreign jurisdictions affecting foreign trade, taxation and investment. If the Company’s operations are disrupted and/or the economic integrity of its contracts is threatened for unexpected reasons, its business may be harmed.

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The Company’s international activities may require protracted negotiations with host governments, national companies and third parties. Foreign government regulations may favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In the event of a dispute arising in connection with the Company’s operations in a foreign jurisdiction where it conducts its business, the Company may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of United States or Canada or enforcing American and Canadian judgments in such other jurisdictions. The Company may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, the Company’s activities in foreign jurisdictions could be substantially affected by factors beyond the Company’s control, any of which could have a material adverse effect on it. The Company believes that management’s experience to date in commercializing its products and solutions in Europe and the Caribbean may be of assistance in helping to reduce these risks. Some countries in which the Company may operate may be considered politically and economically unstable.

Doing business in the industries in which the Company operates often requires compliance with numerous and extensive procedures and formalities. These procedures and formalities may result in unexpected or lengthy delays in commencing important business activities. In some cases, failure to follow such formalities or obtain relevant evidence may call into question the validity of the entity or the actions taken. Management of the Company is unable to predict the effect of additional corporate and regulatory formalities which may be adopted in the future including whether any such laws or regulations would materially increase Esports’ cost of doing business or affect its operations in any area.

Esports may in the future enter into agreements and conduct activities outside of the jurisdictions where it currently carries on business, which expansion may present challenges and risks that Esports has not faced in the past, any of which could adversely affect the results of operations and/or financial condition of Esports.

The Company is subject to foreign exchange and currency risks that could adversely affect its operations, and the Company’s ability to mitigate its foreign exchange risk through hedging transactions may be limited.

The Company expects that it will derive in excess of 95% of its revenues in currencies other than the United States and Canadian dollar; however, a substantial portion of the Company’s operating expenses are incurred in United States dollars. Fluctuations in the exchange rate between the U.S. dollar, the Euro and other currencies may have a material adverse effect on the Company’s business, financial condition and operating results. The Company’s consolidated financial results are affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than United States and Canadian dollars and from the translation of foreign-currency-denominated balance sheet accounts into United States and Canadian dollar-denominated balance sheet accounts. The Company is exposed to currency exchange rate fluctuations because portions of its revenue and expenses are denominated in currencies other than the United States and Canadian dollar, particularly the Euro. In particular, uncertainty regarding economic conditions in Europe and the debt crisis affecting certain countries in the European Union pose risk to the stability of the Euro. Exchange rate fluctuations could adversely affect the Company’s operating results and cash flows and the value of its assets outside of United States and Canada. If a foreign currency is devalued in a jurisdiction in which the Company is paid in such currency, then the Company’s customers may be required to pay higher amounts for the Company’s products, which they may be unable or unwilling to pay.

While the Company may enter into forward currency swaps and other derivative instruments intended to mitigate the foreign currency exchange risk, there can be no assurance the Company will do so or that any instruments that the Company enters into will successfully mitigate such risk. If the Company enters into foreign currency forward or other hedging contracts, the Company would be subject to the risk that a counterparty to one or more of these contracts defaults on its performance under the contracts. During an economic downturn, a counterparty’s financial condition may deteriorate rapidly and with little notice, and the Company may be unable to take action to protect its exposure. In the event of a counterparty default, the Company could lose the benefit of its hedging contract, which may harm its business and financial condition. In the event that one or more of the Company’s counterparties becomes insolvent or files for bankruptcy, its ability to eventually recover any benefit lost as a result of that counterparty’s default may be limited by the liquidity of the counterparty. The Company expects that it will not be able to hedge all of its exposure to any particular foreign currency, and it may not hedge its exposure at all with respect to certain foreign currencies. Changes in exchange rates and the Company’s limited ability or inability to successfully hedge exchange rate risk could have an adverse impact on the Company’s liquidity and results of operations.

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Privacy concerns could result in regulatory changes and impose additional costs and liabilities on the Company, limit its use of information, and adversely affect its business.

Personal privacy has become a significant issue in Canada, the United States, Europe, and many other countries in which the Company currently operates and may operate in the future. Many federal, state, and foreign legislatures and government agencies have imposed or are considering imposing restrictions and requirements about the collection, use, and disclosure of personal information obtained from individuals. Changes to laws or regulations affecting privacy could impose additional costs and liability on the Company and could limit its use of such information to add value for customers. If the Company were required to change its business activities or revise or eliminate services, or to implement burdensome compliance measures, its business and results of operations could be harmed. In addition, the Company may be subject to fines, penalties, and potential litigation if it fails to comply with applicable privacy regulations, any of which could adversely affect the Company’s business, liquidity and results of operation.

The Company’s results of operations could be affected by natural events in the locations in which it operates or where its customers or suppliers operate.

Esports, its customers, and its suppliers have operations in locations subject to natural occurrences such as severe weather and other geological events, including hurricanes, earthquakes, or flood that could disrupt operations. Any serious disruption at any of Esports’ facilities or the facilities of its customers or suppliers due to a natural disaster could have a material adverse effect on Esports’ revenues and increase its costs and expenses. If there is a natural disaster or other serious disruption at any of Esports’ facilities, it could impair its ability to adequately supply its customers, cause a significant disruption to its operations, cause Esports to incur significant costs to relocate or re-establish these functions and negatively impact its operating results. While Esports intends to seek insurance against certain business interruption risks, such insurance may not adequately compensate Esports for any losses incurred as a result of natural or other disasters. In addition, any natural disaster that results in a prolonged disruption to the operations of Esports’ customers or suppliers may adversely affect its business, results of operations or financial condition.

Our quarterly results can fluctuate and if we fail to meet the expectations of analysts or investors, our stock price and the value of your investment could decline substantially.

The betting operations of the Company are subject to the seasonal variations dictated by the sporting calendar, which may have an effect on its financial performance. Traditional sports have an off-season that can cause a corresponding, temporary decrease in their respective revenues. The Company’s ability to generate revenues is also affected by the scheduling of major events that do not occur annually.

Cancellation or curtailment of significant sporting events, for example due to adverse weather, traffic or transport disruption or civil disturbances or the outbreak of infectious diseases, or the failure of certain sporting teams to qualify for sporting events, may adversely impact the business, financial condition and results of operations of the Company for the relevant period.

While we work to integrate newly acquired third party entities, businesses and operations, management’s focus and resources may be diverted from operational matters and other strategic opportunities.

Successful integration of third party businesses, operations, technology and personnel (“Acquired Assets”) that the Company may acquire going forward, may place a significant burden on management and other internal resources. The diversion of management’s attention and any difficulties encountered in the transition and integration process could harm our business, financial condition, results of operations and prospects.

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Furthermore, the overall integration of Acquired Assets may result in material unanticipated problems, expenses, liabilities, competitive responses, and loss of customers and other relationships. The difficulties of combining or integrating Acquired Assets, among others, include difficulties in integrating operations and systems; conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures; assimilating employees, including possible culture conflicts and different opinions on technical decisions and product roadmaps; managing the expanded operations of a larger and more complex company, including coordinating a geographically dispersed organization; and keeping existing customers and obtaining new customers. Many of these factors will be outside our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact our business, financial condition and results of operations.

We may also be subject to certain liabilities of Acquired Assets. Any litigation may be expensive and time-consuming and could divert management’s attention from its business and negatively affect its operating results or financial condition. The outcome of any litigation cannot be guaranteed and adverse outcomes can affect us negatively. We may also face inquiry and investigation by governmental authorities, which could in turn lead to fines, as the regulatory landscape of sport betting and gaming changes. Certain acquisitions may also be subject to governmental approval which cannot be guaranteed and adverse outcomes can affect us negatively.

Risks Related to Regulation

The Company is subject to various laws relating to trade, export controls, and foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business. Changes in trade sanctions laws may restrict the Company’s business practices, including cessation of business activities in sanctioned countries or with sanctioned entities.

Violations of these laws and regulations could result in significant fines, criminal sanctions against Esports, its officers or its employees, requirements to obtain export licenses, disgorgement of profits, cessation of business activities in sanctioned countries, prohibitions on the conduct of its business and its inability to market and sell the Company’s products in one or more countries. Additionally, any such violations could materially damage the Company’s reputation, brand, international expansion efforts, ability to attract and retain employees and the Company’s business, prospects, operating results and financial condition.

We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by any of our properties could have a material adverse impact on our business.

The gaming industry is heavily regulated and failure by the Company to comply with applicable requirements could be disruptive to its business and could adversely affect its operations.

The gaming industry is subject to extensive scrutiny and regulation at all levels of government, both domestic and foreign, including but not limited to, federal, state, provincial, local, and in some instances, tribal authorities. While the regulatory requirements vary by jurisdiction, most require:

●	licenses and/or permits;

●	findings of suitability;

●	documentation of qualifications, including evidence of financial stability; and

●	other required approvals for companies who operate in online gaming or manufacture or distribute gaming equipment and services, including but not limited to approvals for new products.

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Compliance with the various regulations applicable to internet gaming is costly and time-consuming. Regulatory authorities at the non-U.S., U.S. federal, state and local levels have broad powers with respect to the regulation and licensing of internet gaming operations and the Company’s licenses may be revoked, suspended or limited for non-compliance and regulators have the power to impose substantial fines on us and take other actions, any one of which could have a material adverse effect on our business, financial condition, results of operations and prospects. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. We will strive to comply with all applicable laws and regulations relating to our business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business.

Any license, permit, approval or finding of suitability may be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect the Company’s eligibility for a license in another jurisdiction. The Company may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process which could adversely affect its operations. The finding of suitability process may be expensive and time-consuming. The Company’s delay or failure to obtain licenses and approvals in any jurisdiction may prevent it from distributing its solutions and generating revenues. A gaming regulatory body may refuse to issue or renew a registration if the Company, or one of its directors, officers, employees or associates: (i) is considered to be a detriment to the integrity or lawful conduct or management of gaming, (ii) no longer meets a registration requirement, (iii) has breached or is in breach of a condition of registration or an operational agreement with a regulatory authority, (iv) has made a material misrepresentation, omission or misstatement in an application for registration or in reply to an enquiry by a person conducting an audit, investigation or inspection for a gaming regulatory authority, (v) has been refused a similar registration in another jurisdiction, (vi) has held a similar registration, or license in that province, state or another jurisdiction which has been suspended, revoked or cancelled, or (vii) has been convicted of an offence, inside or outside of the United States that calls into question the Company’s honesty or integrity or the honesty or integrity of one of its directors, officers, employees or associates.

Additionally, the Company’s services must be approved in some jurisdictions in which they are offered; this process cannot be assured or guaranteed. Obtaining these approvals is a time-consuming process that can be extremely costly. Even where a jurisdiction regulates online gaming, it may not be commercially desirable to secure a licence in such a jurisdiction due to tax or other operational considerations.

A provider of gaming solutions may pursue corporate regulatory approval with regulators of a particular jurisdiction while it pursues technical regulatory approval for its gaming solutions by that same jurisdiction. It is possible that after incurring significant expenses and dedicating substantial time and effort towards such regulatory approvals, that Esports may not obtain either of them. If the Company fails to obtain the necessary certification, registration, license, approval or finding of suitability in a given jurisdiction, it would likely be prohibited from distributing its services in that particular jurisdiction altogether. If the Company fails to seek, does not receive, or receives a revocation of a license in a particular jurisdiction for its games, hardware or software, then it cannot sell, service or place on a participation or leased basis or license its products in that jurisdiction and its issued licenses in other jurisdictions may be impacted. Furthermore, some jurisdictions require license holders to obtain government approval before engaging in some transactions, such as business combinations, reorganizations, stock offerings and repurchases. The Company may not be able to obtain all necessary registrations, licenses, permits, approvals or findings of suitability in a timely manner, or at all. Delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for the Company’s solutions. If the Company is unable to overcome the barriers to entry, it will materially affect its results of operations and future prospects. To the extent new gaming jurisdictions are established or expanded, the Company cannot guarantee it will be successful in penetrating such new jurisdictions or expanding its business in line with the growth of existing jurisdictions. As the Company enters into new markets, it may encounter legal and regulatory challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. If the Company is unable to effectively develop and operate within these new markets, then its business, operating results and financial condition could be impaired. The Company’s failure to obtain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on its business.

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To expand into new jurisdictions, the Company may need to be licensed, obtain approvals of its products and/or seek licensure of its officers, directors, major shareholders, key employees or business partners. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing markets or into new jurisdictions can negatively affect the Company’s opportunities for growth or delay its ability to recognize revenue from the sale or installation of products in any such jurisdictions.

The Company is subject to regulation affecting internet gaming which varies from one jurisdiction to another and future legislative and court proceedings pertaining to internet gaming may have a material impact on the operations and financial results of Esports.

Online gambling is not unequivocally legal in all jurisdictions. The Company is licensed to supply gambling services from jurisdictions in which it operates but not in every jurisdiction where the customer is located.

Some countries have introduced regulations attempting to restrict or prohibit internet gaming, while others have taken the position that internet gaming should be regulated and have adopted or are in the process of considering legislation to enable that regulation.

While the U.K. and other European countries and territories such as Malta, Alderney and Gibraltar have currently adopted a regime which permits its licensees to accept wagers from any jurisdiction, other countries, including the United States have, or are in the process of implementing, regimes which permit only the targeting of the domestic market provided a local license is obtained and local taxes accounted for. Other European countries and territories continue to defend a licensing regime that protects monopoly providers and have combined this with an attempt to outlaw all other supplies. By contrast, a number of countries have not passed legislation in relation to online gambling but may introduce it. Some jurisdictions have not updated legislation focused on land-based gambling which may be interpreted in an unfavourable way to online gambling. Different jurisdictions have different views to determining where gambling takes place and which jurisdiction’s law applies and these views may change from time to time.

We currently block, through IP address filtering, direct access to wagering on our website from the United States and other jurisdictions that the Company is precluded from supplying its services to pursuant to its gaming licenses. Individuals are required to enter their age upon gaining access to our platform and any misrepresentation of such users age will result in the forfeiting of his or her deposit and any withdrawals from such users account requires proof of government issued identification. In addition, our payment service providers use their own identity and ISP verification software. Despite all such measures, it is conceivable that that a user, under age, or otherwise could devise a way to evade our blocking measures and access our website from the United States or any other foreign jurisdiction in which we do not currently permit users to use our services.

Future legislative and court decisions may have a material impact on the operations and financial results. Therefore, there is a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities incumbent monopoly providers, or private individuals, could be initiated against the Company, internet service providers, credit card processors, advertisers and others involved in the internet gaming industry. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon the Company or its licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Company’s business, revenues, operating results and financial condition as well as impact upon the Company’s reputation.

There can be no assurance that legally enforceable prohibiting legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to the Company’s business to legislate or regulate various aspects of the internet or the online gaming industry (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on the Company’s business, financial condition and results of operations, either as a result of the Company’s determining that a jurisdiction should be blocked, or because a local license may be costly for the Company or its licensees to obtain and/or such licenses may contain other commercially undesirable conditions.

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The Company may not be able to capitalize on the expansion of online or other forms of interactive gaming or other trends and changes in the gaming industry, including due to laws and regulations governing these industries.

The Company participates in the new and evolving interactive gaming industry through its online, social and mobile products. The Company intends to take advantage of the liberalization of online and mobile gaming, within Canada, the U.S. and internationally; however, expansion of online and mobile gaming involves significant risks and uncertainties, including legal, business and financial risks. The success of online and mobile gaming and the Company’s interactive products and services may be affected by future developments in social networks, including Facebook, mobile platforms, regulatory developments, data privacy laws and other factors that the Company is unable to predict and are beyond its control. Consequently, the Company’s future operating results relating to its online gaming products and services are difficult to predict, and Esports cannot provide assurance that its products and services will grow at expected rates or be successful in the long term.

Additionally, the Company’s ability to successfully pursue its interactive gaming strategy depends on the laws and regulations relating to wagering through interactive channels. Internationally, laws relating to online gaming are evolving, particularly in Europe. To varying degrees, a number of European governments have taken steps to change the regulation of online wagering through the implementation of new or revised licensing and taxation regimes, including the possible imposition of sanctions on unlicensed providers. The Company cannot predict the timing, scope or terms of any such state, federal or foreign laws and regulations, or the extent to which any such laws and regulations will facilitate or hinder its interactive strategy.

The Company’s ability to operate in its proposed online jurisdictions or expand in new online jurisdictions could be adversely affected by new or changing laws or regulations, new interpretations of existing laws or regulations, and difficulties or delays in obtaining or maintaining required licenses or product approvals.

Changes in existing gaming laws or regulations, new interpretations of existing gaming laws or regulations or changes in the manner in which existing laws and regulations are enforced, all with respect to online gaming activities, may hinder or prevent the Company from continuing to operate in those jurisdictions where it currently carries on business, which would harm its operating results and financial condition. Furthermore, gaming regulatory bodies may from time to time amend the various disclosures and reporting requirements. If the Company fails to comply with any existing or future disclosure or reporting requirements, the regulators may take action against the Company which could ultimately include fines, the conditioning, suspension or revocation of approvals, registrations, permits or licenses and other disciplinary action. It cannot be assured that the Company will be able to adequately adjust to such potential changes. Additionally, evolving laws and regulations regarding data privacy, cyber security and anti-money laundering could adversely impact opportunities for growth in Esports’ online business, and could result in additional compliance-related costs.

Public opinion can also exert a significant influence over the regulation of the gaming industry. A negative shift in the public’s perception of gaming could affect future legislation in different jurisdictions. Among other things, such a shift could cause jurisdictions to abandon proposals to legalize gaming, thereby limiting the number of new jurisdictions into which the Company could expand. Negative public perception could also lead to new restrictions on or to the prohibition of gaming in jurisdictions in which the Company currently operates.

Regulations that may be adopted with respect to the internet and electronic commerce may decrease the growth in the use of the internet and lead to the decrease in the demand for Esports’ products and services.

In addition to regulations pertaining to the gaming industry in general and specifically to online gaming, the Company may become subject to any number of laws and regulations that may be adopted with respect to the internet and electronic commerce. New laws and regulations that address issues such as user privacy, pricing, online content regulation, taxation, advertising, intellectual property, information security, and the characteristics and quality of online products and services may be enacted. As well, current laws, which predate or are incompatible with the internet and electronic commerce, may be applied and enforced in a manner that restricts the electronic commerce market. The application of such pre-existing laws regulating communications or commerce in the context of the internet and electronic commerce is uncertain. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel and personal privacy are applicable to the internet. The adoption of new laws or regulations relating to the internet, or particular applications or interpretations of existing laws, could decrease the growth in the use of the internet, decrease the demand for Esports’ products and services, increase Esports’ cost of doing business or could otherwise have a material adverse effect on Esports’ business, revenues, operating results and financial condition.

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Esports shareholders are subject to extensive governmental regulation and if a shareholder is found unsuitable by a gaming authority, that shareholder would not be able to beneficially own the Company’s Common Shares directly or indirectly.

In many jurisdictions, gaming laws can require any of the Company’s shareholders to file an application, be investigated, and qualify or have his, her or its suitability determined by gaming authorities. Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold directly or indirectly ownership of any voting security or the beneficial or record ownership of any non-voting security or any debt security of any public corporation which is registered with the relevant gaming authority beyond the time prescribed by the relevant gaming authority. A violation of the foregoing may constitute a criminal offence. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of voting securities of a gaming company and, in some jurisdictions, non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only.

Current environmental laws and regulations, or those enacted in the future, could result in additional liabilities and costs. Compliance with these laws could increase Esports’ costs and impact the availability of components required to manufacture its products. Violation of these laws may subject Esports to significant fines, penalties or disposal costs, which could negatively impact its results of operations, financial position or cash flows.

Legislative and regulatory changes could negatively affect our business and the business of our customers.

Legislative and regulatory changes may affect demand for or place limitations on the placement of our products. Such changes could affect us in a variety of ways. Legislation or regulation may introduce limitations on our products or opportunities for the use of our products and could foster competitive products or solutions at our or our customers’ expense. Our business will likely also suffer if our products became obsolete due to changes in laws or the regulatory framework.

Legislative or regulatory changes negatively impacting the gaming industry as a whole or our customers in particular could also decrease the demand for our products. Opposition to gaming could result in restrictions or even prohibitions of gaming operations in any jurisdiction or could result in increased taxes on gaming revenues. Tax matters, including changes in state, federal or other tax legislation or assessments by tax authorities could have a negative impact on our business. A reduction in growth of the gaming industry or in the number of gaming jurisdictions or delays in the opening of new or expanded casinos could reduce demand for our products. Changes in current or future laws or regulations or future judicial intervention in any particular jurisdiction may have a material adverse effect on our existing and proposed foreign and domestic operations. Any such adverse change in the legislative or regulatory environment could have a material adverse effect on our business, results of operations or financial condition.

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Risks Related to Intellectual Property and Technology

Esports’ intellectual property may be insufficient to properly safeguard its technology and brands.

The Company may apply for patent protection in the United States, Canada, Europe and other countries relating to certain existing and proposed processes, designs and methods and other product innovations. Patent applications can, however, take many years to issue and the Company can provide no assurance that any of these patents will be issued at all. If the Company is denied any or all of these patents, it may not be able to successfully prevent its competitors from imitating its solutions or using some or all of the processes that are the subject of such patent applications. Such imitation may lead to increased competition within the finite market for the Company’s solutions. Even if pending patents are issued to the Company, its intellectual property rights may not be sufficiently comprehensive to prevent its competitors from developing similar competitive products and technologies. The Company’s success may also depend on its ability to obtain trademark protection for the names or symbols under which it markets its products and to obtain copyright protection and patent protection of its proprietary technologies, intellectual property and other game innovations and if the granted patents are challenged, protection may be lost. The Company may not be able to build and maintain goodwill in its trademarks or obtain trademark or patent protection, and there can be no assurance that any trademark, copyright or issued patent will provide competitive advantages for Esports or that Esports’ intellectual property will not be successfully challenged or circumvented by competitors.

Computer source codes for technology Esports licenses may also receive protection under international copyright laws. As such, EEG, or the party which it licenses the source code from, may need to initiate legal proceedings following such use to obtain orders to prevent further use of the source code.

The Company will also rely on trade secrets, ideas and proprietary know-how. Although the Company generally requires its employees and independent contractors to enter into confidentiality and intellectual property assignment agreements, it cannot be assured that the obligations therein will be maintained and honored. If these agreements are breached, it is unlikely that the remedies available to the Company will be sufficient to compensate it for the damages suffered. In spite of confidentiality agreements and other methods of protecting trade secrets, the Company’s proprietary information could become known to or independently developed by competitors. If the Company fails to adequately protect its intellectual property and confidential information, its business may be harmed, and its liquidity and results of operations may be materially adversely impacted.

The Company may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect its operating results.

Monitoring infringement and misappropriation of intellectual property can be difficult and expensive, and the Company may not be able to detect infringement or misappropriation of its proprietary rights. Although the Company intends to aggressively pursue anyone who is reasonably believed to be infringing upon its intellectual property rights and who poses a significant commercial risk to the business, to protect and enforce its intellectual property rights, initiating and maintaining suits against such third parties will require substantial financial resources. The Company may not have the financial resources to bring such suits, and, if it does bring such suits, it may not prevail. Regardless of the Company’s success in any such actions, the expenses and management distraction involved may have a material adverse effect on its financial position.

A significant portion of the Company’s revenues may be generated from products using certain intellectual property rights, and EEG’s operating results would be negatively impacted if it was unsuccessful in licensing certain of those rights and/or protecting those rights from infringement, including losses of proprietary information from breaches of the Company’s cyber security efforts.

Further, the Company’s competitors have been granted patents protecting various gaming products and solutions features, including systems, methods and designs. If the Company’s products and solutions employ these processes, or other subject matter that is claimed under its competitors’ patents, or if other companies obtain patents claiming subject matter that the Company uses, those companies may bring infringement actions against it. The question of whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. In addition, because patent applications can take many years to issue, there may be applications now pending of which the Company is unaware, which might later result in issued patents that the Company’s products and solutions may infringe. There can be no assurance that the Company’s products, including those with currently pending patent applications, will not be determined to have infringed upon an existing third-party patent. If any of the Company’s products and solutions infringes a valid patent, the Company may be required to discontinue offering certain products or systems, pay damages, purchase a license to use the intellectual property in question from its owner, or redesign the product in question to avoid infringement. A license may not be available or may require EEG to pay substantial royalties, which could in turn force EEG to attempt to redesign the infringing product or to develop alternative technologies at a considerable expense. Additionally, the Company may not be successful in any attempt to redesign the infringing product or to develop alternative technologies, which could force the Company to withdraw its product or services from the market.

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The Company may also infringe other intellectual property rights belonging to third parties, such as trademarks, copyrights and confidential information. As with patent litigation, the infringement of trademarks, copyrights and confidential information involve complex legal and factual issues and the Company’s products, branding or associated marketing materials may be found to have infringed existing third-party rights. When any third-party infringement occurs, the Company may be required to stop using the infringing intellectual property rights, pay damages and, if it wishes to keep using the third party intellectual property, purchase a license or otherwise redesign the product, branding or associated marketing materials to avoid further infringement. Such a license may not be available or may require EEG to pay substantial royalties.

It is also possible that the validity of any of EEG’s intellectual property rights might be challenged either in standalone proceedings or as part of infringement claims in the future. There can be no assurance that EEG’s intellectual property rights will withstand an invalidity claim and, if declared invalid, the protection afforded to the product, branding or marketing material will be lost.

Moreover, the future interpretation of intellectual property law regarding the validity of intellectual property by governmental agencies or courts in the United States, Canada, Europe or other jurisdictions in which EEG has rights could negatively affect the validity or enforceability of the Company’s current or future intellectual property. This could have multiple negative impacts including, without limitation, the marketability of, or anticipated revenue from, certain of EEG’s products. Additionally, due to the differences in foreign patent, trademark, copyright and other laws concerning proprietary rights, the Company’s intellectual property may not receive the same degree of protection in foreign countries as it would in the United States, Canada, or Europe. The Company’s failure to possess, obtain or maintain adequate protection of its intellectual property rights for any reason in these jurisdictions could have a material adverse effect on its business, results of operations and financial condition.

Furthermore, infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate, and the Company may not have the financial and human resources to defend itself against any infringement suits that may be brought against EEG. Litigation can also distract management from day-to-day operations of the business.

In addition, the Company’s business is dependent in part on the intellectual property of third-parties. For example, the Company licenses intellectual property from third parties for use in its gaming products. The future success of the Company may depend upon its ability to obtain licenses to use new and existing intellectual property and its ability to retain or expand existing licenses for certain products. If the Company is unable to obtain new licenses or renew or expand existing licenses, it may be required to discontinue or limit its use of such products that use the licensed marks and its financial condition, operating results or prospects may be harmed.

The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by our business which could adversely affect the value of the Company.

The success of our business depends on our continued ability to use our existing tradenames in order to increase our brand awareness. Argyll owns a European Union registered trade mark for its SportNation brand. As of the date hereof, we do not have any federally registered trademarks owned by us in relation to the Vie.gg brand, but we plan to pursue registered trademarks for Vie.gg and the Esports Entertainment Group. The unauthorized use or other misappropriation of any of the foregoing trademarks or tradenames could diminish the value of our business which would have a material adverse effect on our financial condition and results of operation.

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Compromises of the Company’s systems or unauthorized access to confidential information or EEG’s customers’ personal information could materially harm EEG’s reputation and business.

EEG collects and stores confidential, personal information relating to its customers for various business purposes, including marketing and financial purposes, and credit card information for processing payments. For example, the Company handles, collects and stores personal information in connection with its online gaming products. The Company may share this personal and confidential information with vendors or other third parties in connection with processing of transactions, operating certain aspects of EEG’s business or for marketing purposes. The Company’s collection and use of personal data is governed by federal, state and provincial laws and regulations as well as the applicable laws and regulations in other countries in which it operates. Privacy law is an area that changes often and varies significantly by jurisdiction. EEG may incur significant costs in order to ensure compliance with the various privacy requirements. In addition, privacy laws and regulations may limit EEG’s ability to market to its customers.

EEG intends to assess and monitor the security of collection, storage and transmission of customer information on an ongoing basis. EEG intends to utilize commercially available software and technologies to monitor, assess and secure its network. However, the systems currently intended for transmissions and approval of payment card transactions, and the technology utilized in payment cards themselves, all of which can put payment card data at risk, are determined and controlled by the payment card industry, not EEG. Although EEG intends to take steps designed to safeguard its customers’ confidential personal information, its network and other systems and those of third parties, such as service providers, could be compromised by a third-party breach of EEG’s system’s security or that of a third-party provider or as a result of purposeful or accidental actions of third parties, EEG’s employees or those employees of a third party. Advances in computer and software capabilities and encryption technology, new tools and other developments may increase the risk of such a breach. As a result of any security breach, customer information or other proprietary data may be accessed or transmitted by or to a third party. Despite these measures, there can be no assurance that EEG is adequately protecting its customers’ information.

Any loss, disclosure or misappropriation of, or access to, customers’ or other proprietary information or other breach of EEG’s information security could result in legal claims or legal proceedings, including regulatory investigations and actions, or liability for failure to comply with privacy and information security laws, including for failure to protect personal information or for misusing personal information, which could disrupt EEG’s operations, damage its reputation and expose it to claims from its customers, financial institutions, regulators, payment card associations, employees and other persons, any of which could have a material adverse effect on EEG’s business, revenues, financial conditions and operations.

Service interruptions of internet service providers could impair the Company’s ability to carry on its business.

Most of the Company’s customers will rely on internet service providers to allow the Company’s customers and servers to communicate with each other. If internet service providers experience service interruptions, communications over the internet may be interrupted and impair the Company’s ability to carry on business. In addition, the Company’s ability to process e-commerce transactions depends on bank processing and credit card systems. In order to prepare for system problems, the Company intends to continuously seek to strengthen and enhance its planned facilities and the capability of its system infrastructure and support. Nevertheless, any system failure as a result of reliance on third parties, including network, software or hardware failure, which causes a delay or interruption in the Company’s online services and products and e-commerce services, could have a material adverse effect on the Company’s business, revenues, operating results and financial condition.

There is a risk that the Company’s network systems will be unable to meet the growing demand for its online products.

The growth of internet usage has caused frequent interruptions and delays in processing and transmitting data over the internet. There can be no assurance that the internet infrastructure or the Company’s own network systems will be able to meet the demand placed on it by the continued growth of the internet, the overall online gaming and interactive entertainment industry and the Company’s customers.

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The internet’s viability as a medium for products and services offered by the Company could be affected if the necessary infrastructure is not sufficient, or if other technologies and technological devices eclipse the internet as a viable channel.

End-users of the Company’s products and services will depend on internet service providers and the Company’s system infrastructure (or those of its licensed partners) for access to the Company’s or its licensees’ products and services. Many of these services have experienced service outages in the past and could experience service outages, delays and other difficulties due to system failures, stability or interruption.

Systems, network or telecommunications failures or cyber-attacks may disrupt the Company’s business and have an adverse effect on EEG’s results of operations.

Any disruption in the Company’s network or telecommunications services could affect the Company’s ability to operate its games and online offerings, which would result in reduced revenues and customer down time. The Company’s network and databases of business or customer information, including intellectual property, trade secrets, and other proprietary business information and those of third parties EEG utilizes, will be susceptible to outages due to fire, floods, power loss, break-ins, cyber-attacks, hackers, network penetration, data privacy or security breaches, denial of service attacks and similar events, including inadvertent dissemination of information due to increased use of social media. Despite implementation of network security measures and data protection safeguards by EEG, including a disaster recovery strategy for back office systems, the Company’s servers and computer resources will be vulnerable to viruses, malicious software, hacking, break-ins or theft, third-party security breaches, employee error or malfeasance, and other potential compromises. Disruptions from unauthorized access to or tampering with the Company’s computer systems, or those of third parties EEG utilizes, in any such event could result in a wide range of negative outcomes, including devaluation of the Company’s intellectual property goodwill and/or brand appeal, increased expenditures on data security, and costly litigation, and can have a material adverse effect on the Company’s business, revenues, reputation, operating results and financial condition.

Malfunctions of third-party communications infrastructure, hardware and software expose Esports to a variety of risks Esports cannot control.

Our business will depend upon the capacity, reliability and security of the infrastructure owned by third parties over which our offerings would be deployed. Esports has no control over the operation, quality or maintenance of a significant portion of that infrastructure or whether or not those third parties will upgrade or improve their equipment. Esports depends on these companies to maintain the operational integrity of our connections. If one or more of these companies is unable or unwilling to supply or expand our levels of service in the future, our operations could be adversely impacted. Also, to the extent the number of users of networks utilizing our future products and services suddenly increases, the technology platform and secure hosting services which will be required to accommodate a higher volume of traffic may result in slower response times or service interruptions. System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the networks to users. In addition, users depend on real-time communications; outages caused by increased traffic could result in delays and system failures. These types of occurrences could cause users to perceive that our products and services do not function properly and could therefore adversely affect our ability to attract and retain licensees, strategic partners and customers.

Risks Related to Our Common Stock

Our officers, directors and 5% stockholders may exert significant influence over our affairs, including the outcome of matters requiring stockholder approval.

As of the date of this prospectus, our officers, directors and 5% stockholders collectively have an approximately 48.22% beneficial ownership of our company. As a result, when acting together, such individuals will have a controlling influence over the election of our directors and in determining the outcome of any corporate action, including corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and influence could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our company. Therefore, you should not invest in reliance on your ability to have any control over our company.

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We currently do not intend to pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

We currently do not expect to declare or pay dividends on our common stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our common stock appreciates and you sell your shares at a profit.

You may experience dilution of your ownership interest due to the future issuance of additional shares of our common stock.

We are in a capital intensive business and we do not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. Additionally, the Board may subsequently approve increases in authorized common stock. The potential issuance of such additional shares of common or preferred stock or convertible debt may create downward pressure on the trading price of our common stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common shares or securities convertible into common shares.

Our amended and restated certificate of incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders, which could have an anti-takeover effect and could adversely affect holders of our common stock.

Our authorized capital includes preferred stock issuable in one or more series. Our board has the authority to issue preferred stock and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our company.

If and when a larger trading market for our securities develops, the market price of such securities is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your securities at or above the price at which you acquired them.

The stock market in general and the market for smaller health service companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our securities may be influenced by many factors that are beyond our control, including, but not limited to:

●	variations in our revenue and operating expenses;

●	market conditions in our industry and the economy as a whole;

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●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	developments in the financial markets and worldwide or regional economies;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies;

●	general economic, industry and market conditions; and

●	the other factors described in this “Risk Factors” section.

The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Efforts to comply with the applicable provisions of Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us and the market price of our common stock.

Under current SEC rules, we have been required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, and related rules and regulations of the SEC. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. This process may result in a diversion of management’s time and attention and may involve significant expenditures. We have not maintained internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act of 2002. The rules governing the standards that must be met for our evaluation management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We might encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our common stock could decline.

If securities or industry analysts do not publish or cease publishing research or reports about us, or publish inaccurate or unfavorable reports about, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock, to some extent, will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts.

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Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act of 2002, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We have not maintained internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act of 2002. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We might encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our common stock could decline.

Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock and warrants.

We are a Nevada corporation and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

●	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

●	provide that vacancies on our board of directors, including newly created directorships, may be filled by a majority vote of directors then in office;

●	place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders; do not provide stockholders with the ability to cumulate their votes; and

●	provide that our board of directors or a majority of our stockholders may amend our bylaws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

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Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

USE OF PROCEEDS

We are not selling any securities under this prospectus. We may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all 143,179 shares of Common Stock, would result in gross proceeds of $608,511 to us.

DETERMINATION OF OFFERING PRICE

The Selling Security Holder will offer common stock at the prevailing market prices or privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING SECURITY HOLDERS

143,179 shares of the Company’s Common Stock underlying Warrants to Purchase Common Stock are being offered for resale in this registration statement.

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In August 2019 and from October 2019 through December 2019, in connection with the Private Placement Offerings, the Company entered into the Bridge Purchase Agreements with the Bridge Investors whereby the Company sold the Bridge Notes to the Bridge Investors.

On April 14, 2020, the Company entered into an the Underwriting Agreement with Maxim Group LLC on behalf of itself and Joseph Gunnar & Co., LLC with respect to the issuance and sale in an underwritten public offering (the “April 2020 Offering”) by the Company of units of its securities for aggregate gross proceeds of $8,415,000. Each unit consists of one share of common stock, par value $0.001 per share, and two warrants (the “Unit A Warrants” and “Unit B Warrants”), with each to purchase one share of Common Stock, at a public offering price of $4.25 per unit. The warrants have a per share exercise price of $4.25 and are exercisable immediately.

Upon consummation of the April 2020 Offering, all the Bridge Notes were mandatorily converted (the “Bridge Note Conversion”). Pursuant to the terms of the Bridge Purchase Agreements, the Investors received shares of the Company’s common stock at discount to the April 2020 Offering as well as two warrants (the “Unit 1 Warrants” and “Unit 2 Warrants”) to purchase shares of Common Stock of the Company. Each if the Unit 1 Warrants and Unit 2 Warrants provide the holder with the right purchase one share of Common Stock with an exercise price per share of $4.25 per share. Joseph Gunnar & Co., LLC (the “Placement Agent”) acted as Placement Agent for the Private Placement Offerings for which it received warrants to purchase common stock as partial consideration for services (the “Original Placement Warrants”).

On January 29, 2020, the Company and the Placement Agent entered into an amended and restated exchange agreement whereby the Placement Agent agreed to exchange the Original Placement Agent Warrants for warrants to purchase an aggregate of 69,667 shares of the Company’s common stock, with an exercise price of $5.31 per share (the “Replacement Placement Agent Warrants”), initially exercisable on April 14, 2021 (the “Initial Exercise Date”). On March 23, 2021, the Company and the Placement Agent agreed to amend the Replacement Placement Agent Warrants, in order to change the Initial Exercise Date from April 14, 2021 to March 23, 2021 (the “Amended Replacement Placement Agent Warrants”).

The Selling Security Holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holders in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holders, the number of shares of Common Stock beneficially owned by each of the Selling Security Holders as of the date hereof and the number of shares of Common Stock being offered by each of the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders. The “Amount of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

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Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering
FirstFire Global Opportunities Fund LLC (2)	24,117	24,117	0	0
Bern McCarty (3)	16,465	16,465	0	0
William E. Pullano MD Pension Plan (4)	32,930	32,930	0	0
Stephan A. Stein (5)	16,720	16,720	0	0
Anthony Sica (5)	11,146	11,146	0	0
Paul Cooney (5)	13,934	13,934	0	0
Joseph A. Alagna, Jr. (5)	27,867	27,867	0	0

(1)	This number assumes each Selling Security Holder sells all of its shares being offered pursuant to this prospectus.

(2)	The shares of common stock to be offered are issuable upon the exercise of purchase warrants issued to the Selling Security Holder in connection with the Bridge Note Conversion and are comprised of 24,117 shares of common stock issuable upon the exercise of Unit 1 Warrants. Eli Fireman, Managing Partner of First Fire Global Opportunities Fund, LLC exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by First Fire Global Opportunities Fund, LLC.

(3)	The shares of common stock to be offered are issuable upon the exercise of purchase warrants issued to the Selling Security Holder in connection with the Bridge Note Conversion and are comprised of 16,465 shares of common stock issuable upon the exercise of Unit 1 Warrants.

(4)	The shares of common stock to be offered are issuable upon the exercise of purchase warrants issued to the Selling Security Holder in connection with the Bridge Note Conversion and are comprised of (i) 16,465 shares of common stock issuable upon the exercise of Unit 1 Warrants; and (ii) 16,465 shares of common stock issuable upon the exercise of Unit 2 Warrants. William E. Pullano has sole voting and dispositive power over the shares held by the William E. Pullano MD Pension Plan.

(5)	The shares of common stock to be offered are issuable upon the exercise of the Amended Replacement Placement Agent Warrants.

*	Less than 1%

PLAN OF DISTRIBUTION

Each Selling Security Holder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Security Holders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The Selling Security Holders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Security Holders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security Holders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Security Holders or any other person. We will make copies of this prospectus available to the Selling Security Holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We are unable to predict with certainty the effect that sales of the shares of Common Stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our Common Stock.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock and Unit A Warrants are quoted for trading on Nasdaq under the symbols “GMBL”, and “GMBLW”, respectively.

As of March 22, 2021, 20,170,963 shares of our common stock were issued and outstanding

Holders

As of March 22, 2021, there were approximately 150 registered holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form. The last reported sale price of our common stock and Unit A Warrants on the Nasdaq was $18.20 and $13.97, respectively, March 22, 2021.

Dividend Policy

To date, we have not paid any dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our Board and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our Board may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC with an address at 18 Lafayette Pl, Woodmere, NY 11598.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this report. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

Esports is the competitive playing of video games by amateur and professional teams for cash prizes. Esports typically takes the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. As of December 2020, the three largest selling esports games were Dota 2, League of Legends (each multiplayer online battle arena games) and Counter Strike: Global Offensive (a first-person shooter game). Other popular games include Smite, StarCraft II, Call of Duty¸ Heroes of the Storm, Hearthstone and Fortnite. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation, Microsoft Xbox and Nintendo Switch. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv, azubu.tv, ustream.tv and youtube.com.

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Esports Entertainment Group is a diversified operator of esports, sports and igaming businesses with a global footprint. Our strategy is to build and acquire betting and related platforms in the businesses of igaming and sports betting, and lever them into the rapidly growing esports business. Our tag line is “Play, Watch, Bet”. In esports, we are creating and assembling best-in-class technologies to generate profit from the various elements of esports competition and betting. We are primarily focused on three verticals, (i): esports entertainment, (ii) esports wagering, and (iii) iGaming and traditional sports betting. We believe focusing on these verticals positions the Company to take advantage of a trending and expanding marketplace in esports with the rise of competitive gaming as well as the legalization of online gambling in the United States

Esports Entertainment:

Our esports entertainment vertical includes any activity that we pursue within esports that does not include real-money wagering. Right now, the main component of this pillar is our skill-based tournament platform This allows us to engage and monetize players across 41 states where skill-based gambling is legal as well as create relationships with players that can eventually migrate into our real-money wagering platforms.

Esports Wagering:

We intend to be a leader in the large and rapidly growing sector of esports real-money wagering, offering fans the ability to wager on professional esports events in a licensed and secure environment. From February 2021, under the terms of our Maltese Gaming Authority (MGA) license, we are able to accept wagers from residents of over 180 jurisdictions including Canada, Germany, New Zealand and South Africa, on our “Vie.bet” platform

On August 20, 2020, it was announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH), now Bally’s Corporation (NYSE: BALY), to launch our proprietary mobile sports betting product, “Vie.gg”, in the state of New Jersey. We intend to have our platform, which was previously licensed in Curacao, live in the state during April 2021 or soon thereafter.

iGaming and Traditional Sports Betting:

The goal of our iGaming and traditional Sports Betting vertical is to provide profitable growth and access to strategic licenses in jurisdictions that we can cross-sell into our Vie.bet platform. On July 7, 2020, we entered into a stock purchase agreement (the “Argyll Purchase Agreement”), by and among the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby, upon closing on July 31, 2020, the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies” or “Argyle”). AHG is licensed and regulated by the UK Gambling Commission and the Irish Revenue Commissioners to operate online sportsbook and casino sites in the UK and Ireland, respectively. Argyll has a flagship brand, www.sportnation.bet, as well as two white label brands, www.redzone.bet and www.uk.fansbet.com (collectively the “Argyll Brands”), with over 300,000 registered players at the end of calendar year 2020.

We believe that as the size of the market and the number of esports enthusiasts continues to grow, so will the number of esports enthusiasts who gamble on events, which would likely increase the demand for our platform.

We have financed operations primarily through the sale of equity securities and short-term debt. Until revenues are sufficient to meet our needs, we will continue to attempt to secure financing through equity or debt securities.

On April 16, 2020, the Company consummated its public offering of securities (the “April Offering”) in which we sold 1,980,000 units, with each unit consisting of one share of the Company’s common stock and two warrants (“Unit A Warrant” and “Unit B Warrant”, and collectively with the common stock the “Units”), each to purchase one share of common stock, at a public offering price of $4.25 per share. In connection with the April Offering, we (i) received proceeds of approximately $7 million, after deducting underwriting discounts and commissions, (ii) converted our convertible debt and accrued interest, (iii) and issued 1,217,241 shares of common stock and 2,434,482 warrants with an exercise price of $4.25 per share in connection with the conversion of our convertible debt. In addition, the underwriters were granted a 45-day option to purchase up to an additional 297,000 shares of Common Stock, and/or 297,000 Unit A Warrants, and/or 297,000 Unit B Warrants, or any combination thereof, to cover over-allotments, if any (the “Over-Allotment Option”). The underwriters exercised Over-Allotment Option” and the Company received net proceeds of $823,759 from the exercise. The Units were offered and sold to the public pursuant to our registration statement on Form S-1, filed by us with the Securities and Exchange Commission on May 2, 2019, as amended, which became effective on April 14, 2020.

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Results of Operations

Comparison of the three months ended December 31, 2020 and 2019

Revenue

Revenue for the three months ended December 31, 2020 totaled $2,362,193, an increase of $2,362,193 over the $0 recorded for the three months ended December 31, 2019. The increase was primarily attributable to the acquisition of LHE Enterprises Limited as we are now a revenue generating company.

Cost of Revenue

Cost of revenue expenses consists primarily of costs associated with online betting platform fees, sports data feed, and revenue share.

Cost of revenue for the three months ended December 31, 2020 totaled $1,333,678, an increase of $1,333,678 over the $0 recorded for the three months ended December 31, 2019. The increase was attributable to the revenue generated for the three months ended December 31, 2020.

Sales and Marketing

Sales and marketing expense for the three months ended December 31, 2020 totaled $1,888,372, an increase of $1,810,060 over the $78,312 recorded for the three months ended December 31, 2019. The increase was primarily attributable to an increase of $1,391,106 related to the acquisition of LHE Enterprises Limited and $418,954 related to our sponsorship agreement.

General and Administrative

General and administrative expenses for the three months ended December 31, 2020 totaled $4,909,431, an increase of $4,318,865 over the $590,566 recorded for the three months ended December 31, 2019. The increase was primarily attributable to increases of $1,561,946 directly related to the LHE Enterprises Limited general and administrative expenses, as well as increases of $642,560 in wages and benefits, $409,302 in consulting and professional, $41,867 in investor relations, $1,308,583 in stock based compensation, $50,233 in insurance, $155,682 in information technology, and $148,692 in other general and administrative costs.

Other Expenses

Other expense for the three months ended December 31, 2020 totaled $1,520,751, a decrease of $879,018 over the $2,399,769 of other expense recorded for the three months ended December 31, 2019. The decrease was primarily attributable to the favorable impact of decreases in interest expense of $1,550,418, net amortization of debt discount and premium on convertible debt of $840,170, the impairment of intangible asset of $67,131 and an increase in other income of $479. Other expenses was negatively impacted during the three months ended December 31, 2020 by changes in the fair value of warrant liability of 1,472,564, change in gain on settlement of debt of $42,896, change in foreign exchange loss of $47,089, and change in fair value of derivative liabilities of $16,631.

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Comparison of the six months ended December 31, 2020 and 2019

Revenue

Revenue for the six months ended December 31, 2020 totaled $2,584,585, an increase of $2,584,585 over the $0 recorded for the six months ended December 31, 2019. The increase was primarily attributable to the acquisition of LHE Enterprises Limited as we are now revenue a generating company.

Cost of Revenue

Cost of revenue expenses consists primarily of costs associated with online betting platform fees, sports data feed, and revenue share.

Cost of revenue for the six months ended December 31, 2020 totaled $1,753,753, an increase of $1,753,753 over the $0 recorded for the six months ended December 31, 2019. The increase was attributable to the revenue generated for the six months ended December 31, 2020.

Sales and Marketing

Sales and marketing expense for the six months ended December 31, 2020 totaled $2,492,488, an increase of $2,388,137 over the $104,351 recorded for the six months ended December 31, 2019. The increase was primarily attributable an increase of $1,738,304 related to the acquisition of LHE Enterprises Limited and $649,833 related to our sponsorship agreement.

General and Administrative

General and administrative expenses for the six months ended December 31, 2020 totaled $7,965,239, an increase of $6,707,778 over the $1,257,461 recorded for the six months ended December 31, 2019. The increase was primarily attributable to increases of $2,427,093 directly related to the LHE Enterprises Limited general and administrative expenses, increases of $980,594 in wages and benefits, $531,019 in consulting and professional, $114,419 in investor relations, $2,163,014 in stock based compensation, $100,100 in insurance, $200,240 in information technology, and $191,299 in other general and administrative costs.

Other Income (Expenses)

Other income for the six months ended December 31, 2020 totaled $528,363 compared to total other expense of $4,546,619 for the six months ended December 31, 2019, a change of $5,074,982 when comparing the six months ended December 31, 2020 and 2019. The change was primarily attributable to the favorable impact of decreases of $2,795,582 in the loss on extinguishment of debt, $2,262,312 in interest expense, a decrease of $550,259 from the net amortization of debt discount and premium on convertible debt, a decrease of $67,131 from the loss on impairment of intangible asset, an increase in income of $628,389 from the change in fair value of warrant liability, and an increase in other income of $2,990. This was offset by a decrease of $1,087,347 of income from the change in fair value of derivative liabilities, a decrease of $42,896 of gain on settlement of debt, and an increase in foreign exchange loss of $101,438.

Comparison on Year ended June 30, 2020 and 2019

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this report. Material changes in line items in our Statement of Operations for the year ended June 30, 2020 as compared to the same period last year, are discussed below.

General and Administrative

General and administrative expenses consist primarily of costs associated with our overall operations and being a public company. These costs include personnel, legal and financial professional services, insurance, investor relations, and compliance related fees.

General and administrative expenses for the year ended June 30, 2020 totaled $4,049,714, an increase of $1,035,241 over the $3,014,473 recorded for the year ended June 30, 2019. The increase was primarily attributable to increases of $914,375 in stock based compensation, $205,689 in wages and benefits, $227,250 in consulting and professional, $50,124 in licenses and related fees, and $98,444 in directors fees, offset by decreases of $184,520 in information technology related costs, $42,390 in legal costs, $106,425 in advertising and promotion costs, and $127,306 in other general and administrative costs.

Other Expenses

Other expenses for the year ended June 30, 2020 totaled $6,299,303, an increase of $2,942,126 over the $3,357,177 recorded for the year ended June 30, 2019. The increase was primarily attributable to increases of $4,952,362 in the loss on the change in fair market value of derivative liabilities, $2,795,582 in the loss on extinguishment of debt, $866,157 in the net amortization of debt discount and premium on convertible debt, and $67,132 impairment of intangible asset, offset by decreases of $3,591,159 in interest expense, $1,894,418 gain on warrant exchange, and $253,588 gain on settlement of debt.

Capital Resources and Liquidity

We had $5,571,431 in available cash as of December 31, 2020. Subsequently on February 11, 2021, the Company announced that it had entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors resulting in the raise of $30,000,000 in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share at a price of $15.00 per Share. The sale of the Shares under the Purchase Agreement closed on February 16, 2021. Subsequent to December 31, 2020, the Company also issued 1,672,159 shares of common stock upon the exercise of warrants at a weighted average exercise price of $6.48 per share. We believe our cash on hand, considered with additional sources of funding are sufficient to meet our current working capital and capital expenditure requirements for a period of at least twelve months from the date of this filing, irrespective of the continuing impact of COVID-19.

The Company’s sources and (uses) of cash for the six months ended December 31, 2020 are shown below:

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At December 31, 2020, we had total current assets of $10,600,625 and total current liabilities of $11,151,621. Net cash used in operating activities for the six months ended December 31, 2020 was $6,746,415, which includes a net loss of $9,098,530, offset by non-cash adjustments of $2,487,412 principally related to share based compensation expense of $2,311,591, amortization and depreciation of $717,890, and the amortization of the right of use asset of $86,320, offset by a gain from the change in fair value of warrant liability of $628,389. The change in net working capital items resulted in a use of cash of $135,297 primarily related to the increase in receivables reserved for users of $282,326 and the increase in prepaid expenses and other current assets of $279,452. This was offset by increases in liabilities to customers of $403,250 and other receivables of $169,801.

Net cash used in investing activities for the six months ended December 31, 2020 totaled $2,179,413 principally related to the final payment of $750,000 made in connection with the acquisition of LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby upon closing on July 31, 2020 the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies”), the payment of $100,000 made in connection with the Flip acquisitions, the $1,000,000 payment made in connection with loans receivables, the $337,827 purchase of intangible assets, and $12,660 purchase of property and equipment, offset by $21,074 of cash received upon the acquisition of LHE Enterprises Limited.

Net cash provided by financing activities for the six months ended December 31, 2020 totaled $4,258,042 principally related to the proceeds from the exercise of warrants.

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The Company’s sources and (uses) of cash for the year ended June 30, 2020 and 2019 are shown below:

	2020	2019
Cash used in operating activities	$2,269,652	$2,020,457
Cash used in investing activities	$500,000	$12,134
Cash provided by financing activities	$15,079,547	$1,975,836

At June 30, 2020, we had total current assets of $13,116,652 and total current liabilities of $1,739,404 resulting in working capital of $11,377,248. Net cash used in operating activities for the year ended June 30, 2020 was $2,269,652, which includes a net loss of $10,351,415, offset by non-cash expenses of $7,934,212 principally related to share based compensation expense of $1,614,236, impairment of intangible asset of $67,132, net amortization of debt discount and premium on convertible debt of $1,054,386, change in the fair market value of derivative liabilities of $2,432,302, loss on extinguishment of debt of $2,795,582, and non-cash interest expense of $2,097,949 offset by the gain on warrant exchange of $1,894,418 and gain on settlement of debt of $253,588; and cash provided by the change in net working capital items of $147,551 related to the increase in prepaid expense and other current asset of $123,831, offset by the increase in accounts payable and accrued expenses of $251,275 and due to officers of $20,107.

Net cash used in investing activities for the year ended June 30, 2020 totaled $500,000 for the initial payment made in connection with the Argyll acquisition.

Net cash provided by financing activities for the year ended June 30, 2020 totaled $15,079,547 principally related to the proceeds received from public offerings and the exercise of over-allotment options of $9,304,950, proceeds from the exercise of warrants of $6,688,865, and proceeds from promissory convertible notes of $1,160,000, offset by the repayment of promissory convertible notes of $230,000 and the payment of deferred financing costs of $1,844,268.

Off Balance Sheet Arrangements

None.

BUSINESS

Corporate History

Esports Entertainment Group, Inc. was formed in the State of Nevada on July 22, 2008 under our prior name Virtual Closet, Inc. Virtual Closet, Inc. changed its name to DK Sinopharma, Inc. on June 6, 2010. DK Sinopharma, Inc. changed its name to VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc. Our company was engaged in a number of different enterprises up until May 20, 2013, when, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of H&H Arizona Corporation in exchange for 3,333,334 shares of our common stock. From May 2013 until August 2018, our operations were limited to designing, developing and testing our wagering systems. We launched our online esports wagering website (www.vie.gg) in August 2018.

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Business Overview

Esports is the competitive playing of video games by amateur and professional teams for cash prizes. Esports typically takes the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. During 2020, the three largest selling esports games were Dota 2, League of Legends (each multiplayer online battle arena games) and Counter Strike: Global Offensive (a first-person shooter game). Other popular games include Smite, StarCraft II, Call of Duty¸ Heroes of the Storm, Hearthstone and Fortnite. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation, Microsoft Xbox and Nintendo Switch. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv, azubu.tv, ustream.tv and youtube.com.

We are an esports entertainment and online gambling company primarily focused on three verticals, (i): esports entertainment, (ii) esports wagering, and (iii) iGaming and traditional sports betting. We believe focusing on these verticals positions the Company to take advantage of a trending and expanding marketplace in esports with the rise of competitive gaming as well as the legalization of online gambling in the United States.

Esports Entertainment:

Our esports entertainment vertical includes any activity that we pursue within esports that does not include real-money wagering. Right now, the main component of this vertical is our skill-based tournament platform. This allows us to engage and monetize players across 41 states where skill-based gambling is legal as well as create relationships with players that can eventually migrate to our Vie.gg real-money wagering platform.

Esports Wagering:

We intend to be a leader in the large and rapidly growing sector of esports real-money wagering. Our Vie.gg platform offers fans the ability to wager on professional esports events in a licensed and secure environment. At the current time, under the terms of our existing Curacao license, we are currently able to accept wagers from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. On April 30, 2020, we received our gaming service license from the Malta Gaming Authority (MGA). We now expect that residents in a number of European Union member states will be able to place bets on our website. On August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the first half of calendar year 2021.

iGaming and Traditional Sports Betting:

The goal of our iGaming and traditional Sports Betting vertical is to provide profitable growth and access to strategic licenses in jurisdictions that we can cross-sell into our Vie.gg platform. On July 7, 2020, we entered into a stock purchase agreement (the “Argyll Purchase Agreement”), by and among the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby, upon closing on July 31, 2020, the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies” or “Argyle”). AHG is licensed and regulated by the UK Gambling Commission and the Irish Revenue Commissioners to operate online sportsbook and casino sites in the UK and Ireland, respectively. Argyll has a flagship brand, www.SportNation.bet, as well as two white label brands, www.RedZone.bet and www.uk.Fansbet.com (collectively the “Argyll Brands”), with over 250K registered players at the end of calendar year 2020.

Competitive Advantages/Operational Strengths

We believe the following strengths position us for sustainable growth:

Management Team and Key Personnel Experience: Our Board includes senior managers with extensive experience in online gambling, esports, information technology, compliance, regulation, accounting and finance. Our Officers and management include individuals with extensive experience in online gambling, esports, information technology, marketing, business development, payment processing, compliance, regulation, accounting, finance and customer service.

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Licensed Technology/Proprietary B2C wagering platform: We have entered into a White Label Services Agreement dated December 12, 2019 (the “Askott Agreement”) with a subsidiary of Askott Entertainment Inc. (“Askott”) whereby Esports has secured a non-exclusive license to “white label” Askott’s proprietary software and systems as the platform through which we run our business (the “Platform”). The Platform requires complex code and very skilled development. Accordingly, we believe the complexity of our Platform offers a higher barrier to entry than standard wagering platforms. Furthermore, in September 10, 2020, we acquired certain intellectual property assets developed by FLIP Sports (“Flip Sports”). As part of the acquisition of assets, the Flip employees became employees of Argyll Productions Ltd, a subsidiary of LHE, with the intention to have them build a best-in-class proprietary esports wagering platform. We believe our proprietary platform will provide us with a competitive advantage as it offers what we believe to be the widest variety of betting options available for esports wagering.

Argyll’s “Rewards” Program: built in-house, and in conjunction with FLIP Sports, provides an industry-leading customer loyalty program, driving above-industry customer retention rates and player lifetime values. The Program helped earn Argyll the Innovative Start-up of the Year award, at the 2018 EGR Marketing & Innovation Awards. We believe the platform can be leveraged across all of our verticals.

Affiliate Marketing Program: Our affiliate marketing program focuses on professional esports teams and individual social media influencers. As part of our efforts to market our online gaming services, we attempt to enter into “Affiliate Marketing Agreements” with professional esports teams and other influential individuals and groups within esports. As an “Marketing Affiliate”, the esports team will provide their fans with a link to our online gaming website, where the fan, if located in a country which allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the marketing affiliate’s link to our website and provided such player wins the bet, we pay the “Marketing Affiliate” a percentage of the amount we collect from the winning bet (typically between 25% - 35%).

Growth Strategy

In the future, we intend to:

●	expand our Esports services into more of the 41 states where skill-based gambling is legal, enhance the Product offering, as well as create relationships with players that will migrate into our Vie.gg real-money wagering platform.

●	expand our Esports Wagering services into more jurisdictions, utilizing the recently acquired MGA gaming license, as well as the recent multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey.

●	continue with our M&A strategy in the iGaming and Traditional Sports Betting space, to acquire profitable Operators in different jurisdictions, that will also allow for cross-pollination of services (Sportsbook, Casino and Esports).

Future Products and Services:

Online Esports Tournament Play

We intend to offer players from around the world, including the United States (except in 13 states in the US and other jurisdictions outside the US which currently prohibit playing games of skill for cash prizes), the ability to enter and participate in online video game tournaments and win cash prizes. Online esports tournament play consists of two or more people playing against each other in a game from their personal phones or computers, where such players do not necessarily have to be playing in real time. These events could be held over the course of a day, a week or even a month and the winner will be the one with the top score or the fastest time at the conclusion of the event. Cash-based tournaments involving games of skill are not considered gambling in most U.S. states because the generally accepted definition of gambling involves three specific things: (1) the award of a prize, (2) paid-in consideration (meaning entrants pay to compete) and (3) an outcome determined on the basis of chance. As a result, games of skill are not generally subject to the same laws and regulations as our esports event wagering service. We expect participants in our tournaments being able to enter and play against each other with prize money distributed to the last remaining competitors. We anticipate collecting a tournament entry fee for our tournaments, as well as a percentage of total winnings that are paid to users (typically 10% of the entry fees) and thus none of our money will be at risk or otherwise dependent on the outcome. We intend to offer users a wide selection of video games of skill to be played online for real money in small groups to major tournaments. The tournament platform will also serve as a tool to help us determine which markets we are finding the most esports players. We believe using the tournament platform to penetrate the US market will allow us to grow our brand within the esports community and lead to lower customer-acquisition-costs for our wagering platform.

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US Market Expansion

Currently we do not offer players in the US the ability to wager on our Vie.gg platform. However, on August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the half of calendar year 2021. Following our launch in New Jersey, we intend to evaluate additional jurisdictions in the US that could be commercially viable for further expansion of our Vie.gg platform.

International Market Expansion

We received a Gaming Service License for online pool betting from the Malta Gaming Authority in April 2020, established a brick and mortar office in such jurisdiction and anticipate commencing online gaming operations in that jurisdiction in 2020, both on the Vie.gg and Argyll Brands. We expect that residents of a number of both European Union and non-EU countries will be able to place bets on our website. In the future, we may consider obtaining additional country specific gaming licenses should we determine there is sufficient local demand for our services in these markets. In order to effectively penetrate international markets, we intend to translate our website into several additional languages and offer customer service and technical support in the local language of key markets.

Our Online Wagering Platforms

According to Zion Market Research’s, Online Gambling & Betting Market by Game Form (Poker, Casino, Sports Betting, Bingo, Lottery, Horse Racing Betting, and Others) and by Component (Hardware, Software, and Service): Global Industry Perspective, Comprehensive Analysis and Forecast, 2017 – 2024, the online gambling market represents one of the fastest growing segments of the gambling industry. Zion Market estimated the size of the global online gambling market in 2018 was in excess of US$45.8 billion and is projected to reach US$94.4 billion by 2024.

Although the Vie.gg brand is focused solely on offering online wagering on the widest range of esports events broadcast from around the world, the Argyll Brands offer online users traditional casino style games such as poker, craps or slots, as well as offering online wagering on traditional sporting events such as soccer, horse racing and football.

All persons 18 years and older can presently place bets on our online gambling website at www.vie.gg except for residents of the United States and other jurisdictions that the Company is precluded from supplying its services to pursuant to its gaming licenses.

With respect to our Argyll Brands, wagering is only permitted by customers in the United Kingdom and Republic of Ireland.

On April 30, 2020, the Company received its Gaming Service License for online pool betting from the Malta Gaming Authority. This allows residents of certain European Union member countries to place bets on our website.

Once on our websites, a player can place a bet on a team participating in any number of tournaments which are scheduled to be held in the upcoming weeks. We also maintain a “how to play” section on the website which provides players with instructional videos on placing bets as well as other pieces of information that may be beneficial to an inexperienced player or a new user of our website. Additionally, we maintain a “frequently asked questions” section which provides our customers with the ability to easily navigate general questions relating to the website, personal account information, payment processing, betting rules and procedures as well as tips.

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We have agreements with the following third party companies that provide us with certain services that enable our website to function efficiently:

Money Matrix. MoneyMatrix provides us with the software we use to receive payments from players. Using MoneyMatrix, a player can select from over 150 payment options (i.e. Skrill, Astropay) to deposit funds with us for use in placing bets.

Partner Matrix. Partner Matrix provides us with the software we use to track players placing a bet through an Affiliate’s link to our website.

Money Matrix, Partner Matrix are both paid monthly for their services to the Company.

Askott Entertainment Inc. The Vie.gg Platform is hosted from Askott Entertainment Inc., who provides us with a website hosting subscription, and provides e-games, development and IT services related to the software interface and web design. We will pay the Askott subsidiary a percentage on gaming revenues, this percentage varies based on the amount of monthly gaming revenues generated but shall not exceed twenty-percent (20%) of monthly gaming revenues but gradually decreases based on increased revenues. Additionally, we will pay Askott a minimum monthly fee of $9,000 EUR for services which amount will be subject to increase based on the number of games made available on the Platform.

SB Tech Global – the Argyll Brands use the SB Tech platform to host their websites, and pay a percentage on both Sportsbook and Casino Gross Gaming revenues, as well as certain hosting and data feed fees.

Marketing and Sales Initiatives

The Company has several sponsorship marketing agreements in place for its website as well as an extended marketing agreement with Dignitas, an esports brand owned by Harris Blitzer sports and entertainment with multiple professional teams playing several titles with over a million fans worldwide. The Company also has an agreement with Allied Esports to run esports tournaments to promote the brand globally to esports fans.

We are looking to expand into new geographic territories by obtaining licenses to operate in those territories. The need for hands-on implementation in these territories and support will require investment in additional marketing activities, offices, and other overhead.

We will also accelerate our expansion if we find complementary businesses that we are able to acquire in other markets. Our marketing efforts to expand into new territories have included esports team and tournament sponsorship, affiliate marketing, social media advertising, content creation, and attendance at esports and gaming events in addition to personal contact with other industry leaders.

Esports games are played by professional teams, amateur teams, and individuals. Professional esports teams have their own social media presence, with some of the top professional teams having millions of fans who follow and interact with the team on a regular basis. A website of a professional esports team usually contains specific information about the team and lists upcoming tournaments or events in which the team will be participating. As part of our efforts to market our online gaming services, we attempt to enter into affiliate marketing agreements with professional Esports teams.

As a marketing affiliate, the esports team will promote our brand in the content they create and on their social media and Website. The fans will be provided with a link to our online gaming website, where the Fan, if located in a country that allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the team’s link to our website (and provided the player won the bet), we pay the Affiliate a percentage of the amount we collect from the winning bet. As of December 31, 2020, we had more than 75 esports teams agreeing to act as our marketing affiliates.

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We plan to increase our marketing efforts and awareness of our websites, www.vie.gg and www.sportnation.bet, as well as future offerings by:

●	Educating sports betting consumers to bet on esports and we want gamers to start betting on esports.

●	Sponsoring professional esports teams and tournaments that have a global reach.

●	Working with sports and gaming celebrities and social media influencers who have an interest in video games and esports to generate new customers. We intend to increase our efforts in attracting esports players and other celebrities who have an interest in video games and esports.

●	Using a multichannel approach focused on acquiring and retaining customers we intend to utilize multiple social media platforms to promote the Company’s wagering business including, but not limited to, Facebook Twitter, Instagram, Snapchat, TikTok, Youtube, Twitch, Whatsapp, QQ, WeChat, email and SMS messages and using online advertisements, paid search optimization, and various social media campaigns to increase our online presence and drive traffic to our website. We intend to increase our investments in online advertisements, including esports gambling-related websites. We also intend to continue to invest in optimizing the Company’s website so it will attain a high ranking under key search words or phrases, such as “esports gambling.”

Competition

The online gambling and wagering industry is increasingly competitive. With relatively low barriers to entry, new competitors are entering the esports wagering and video game tournament segments. In both of these segments, there currently exist several major competitors. Because many of these competitors focus on delivering one product, as opposed to a full suite of esports and video gambling products and services that we intend to offer, the competitors may offer an equivalent or superior product to that of the Company. We expect the number of companies offering products and services in each market segment to increase. Most of our current competitors, including Unikrn, bet365, William Hill, Betway, and Pinnacle Sports, have far greater resources than we have.

In the UK, where Argyll is heavily concentrated, the competition in the online gambling industry is extremely competitive. As of June 2020, the UK Gambling Commission oversaw 3,641 gambling licenses, held by 2,652 gaming operators, which makes competing for the acquisition and retention of customers, continually challenging.

We believe the following differentiates us from our competitors:

●	Esports Focused:

The Vie.gg brand is focused solely on esports gambling and 18+ gaming. We will not offer users traditional casino style games like poker, craps or slots nor do we anticipate offering wagering on traditional sporting events like football or soccer. We are focused solely on delivering the widest selection of content and offering the widest range of esports events all for real-money wagering.

●	Strength of Argyll proposition:

With the industry reaching saturation point with similar offers around bonuses and free bets, often with complex terms and conditions, Argyll’s vision and ambition was to launch a totally unique in-house product, seamlessly in to SportNation.bet, to provide customers with an experience like no other, while tackling one of the major challenges that any operator faces; retention. That product and concept is our Rewards Program.

Argyll’s Rewards Program offers customers a simple and genuinely rewarding loyalty scheme, where every bet on the site, win, lose or draw, earns points to redeem into our “Reward Store”. No turnover requirements, no minimum odds conditions, no new customer or single-use restrictions.

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We have developed an in house, turnover based model to reward customers with points based on their activity. Customers earn points faster by increasing the number of selections in sportsbook bets, providing an opportunity to increase the rate at which points are earned.

Customers are able to select when and how they want to redeem. A customer is not bound to certain activity or staking criteria. A customer can decide when and what they want to redeem, which could either be frequently, or allowing customers to save for a larger item.

As an extension to the already unique Rewards offering that SportNation provides its users, a range of product enhancements have also been integrated in to SportNation, including live streaming, responsible gaming and compliance tools and data driven customized journeys. All integrations have been designed and developed in house, to align with the feel and tone of the site. By combining research and insight with the latest technology to implement real time solutions, SportNation offers an innovative, safe and responsible product that is tailored to each individual user, on and offsite, from registration and throughout their customer lifetime.

Regulations Affecting our Business

The offering and operation of online real-money gambling platforms and related software and solutions is subject to extensive regulation and approval by various national, federal, state, provincial, tribal and foreign agencies (collectively, “gaming authorities”). Gambling laws require us to obtain licenses or findings of suitability from gaming authorities for Esports Entertainment, including each of our subsidiaries engaged in these activities, and certain of our directors, officers, employees and in some instances, significant shareholders (typically beneficial owners of more than 5% of a company’s outstanding equity). The criteria used by gambling authorities to make determinations as to qualification and suitability of an applicant varies among jurisdictions, but generally require the submission of detailed personal and financial information followed by a thorough and sometimes lengthy investigation. Gaming authorities have broad discretion in determining whether an applicant qualifies for licensing or should be found suitable. Gambling authorities generally look to the following criteria when determining to grant a license or finding of suitability, including (i) the financial stability, integrity and responsibility of the applicant, (ii) the quality and security of the applicant’s online real-money platform and gaming equipment and related software, as applicable, and (iii) the past history of the applicant. Gambling authorities may, subject to certain administrative proceeding requirements, (i) deny an application, or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, and (ii) fine any person licensed, registered or found suitable or approved. Notwithstanding the foregoing, some jurisdictions explicitly prohibit gaming in all or certain forms and we will not market our gambling services in these jurisdictions. If any director, officer or employee of ours fails to qualify for a license or is found unsuitable (including due to the failure to submit the required documentation) by a gaming authority, we may deem it necessary, or be required to, sever our relationship with such person, which may include terminating the employment of any such person. Gambling authorities have the right to investigate any individual or entity having a material relationship with us, to determine whether such individual or entity is suitable or should be licensed to do business as a business associate of ours. In addition, certain gambling authorities monitor the activities of the entities they regulate both in their respective jurisdiction and in other jurisdictions to ensure that these entities are in compliance with local standards on a worldwide basis.

On May 14, 2018, the Supreme Court of the United States struck down the Professional and Amateur Sports Protection Act, a 1992 law that barred state-authorized sports gambling with some exceptions and made Nevada the only state where a person could wager on the results of a single game. Since the Supreme Court’s decision, sports gambling has commenced in several states and several more states have enabling legislation pending. We believe that the Supreme Court’s decision will allow our platform to be used in the United States at some point in the future. We plan to explore expansion of our esports online wagering platform into the US market place at the appropriate time.

The Unlawful Internet Gambling Enforcement Act of 2006 (“UIEGA”) made it a federal offense, punishable by up to five years in prison, for a business to accept payments “in connection with the participation of another person in unlawful internet gambling.” In support of such new prohibitions, the UIGEA uses a variety of terms — some of which are ambiguous or undefined. Initially, the UIGEA broadly defines a “bet or wager” as: the staking or risking by any person of something of value upon the outcome of a contest of others, a sporting event, or a game subject to chance, upon an agreement or understanding that the person or another person will receive something of value in the event of a certain outcome.

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Further, a “bet or wager” specifically includes a chance on a lottery or prize awarded predominantly by chance; a “scheme” as defined in Title 28, U.S.C. § 3702 relating to government-sponsored amateur or professional sports betting and, “any instructions or information pertaining to the establishment or movement of funds by the bettor or customer in, to, or from, an account with the business of betting or wagering.” While this final prohibition incorporates the term “business of betting or wagering,” that term is not specifically defined anywhere in the UIGEA. The only reference to that term comes in § 5362(2), which states: The term “business of betting or wagering” does not include the activities of a financial transaction provider, or any interactive computer service or telecommunications service.

Nonetheless, the law does contain specific prohibitions. In order to establish a violation of the UIGEA, it must be shown that:

1.	A “person” was engaged in the business of betting or wagering;

2.	That person knowingly accepted a financial instrument or proceeds thereof; and

3.	That instrument was accepted (by the person) in connection with the participation of another person in “unlawful Internet gambling.”

In the context of this statute “unlawful Internet gambling” is defined as follows:

To place, receive, or otherwise knowingly transmit a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under any applicable Federal or State law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made.

Therefore, the UIGEA only applies to online gambling transactions that are already prohibited by other state, federal, or tribal laws. Therefore, in order for the financial transaction to be prohibited by § 5363 of the UIGEA, the bet or wager must be “initiated, received, or otherwise made” in a place where such activity (the bet of wager) violates preexisting state, federal, or tribal law.

At the current time, we are able to accept wagers on our vie.gg website from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. We do not accept wagers from United States residents at this time and therefore the bet or wager on our platform is not “initiated, received, or otherwise made” in a place where such activity violates preexisting state, federal, or tribal law.

Great Britain

Betting and gaming with respect to customers in Great Britain (England, Scotland and Wales, but excluding Northern Ireland, the Channel Islands and the Isle of Man) is regulated by the Gambling Act 2005 (the “2005 Act”). The 2005 Act established the Gambling Commission as the regulator responsible for granting licenses to operate gambling services as well as overseeing compliance with applicable law and regulation. In 2014, the UK Parliament passed the Gambling (Licensing and Advertising) Act 2014, which required all remote gambling operators serving customers in Great Britain or advertising in Great Britain to obtain a license from the Gambling Commission. Our Argyll Brands operate in the UK pursuant to remote operating licences issued by the Gambling Commission along with the separate software and “key personnel” individual licenses. Various additional operating subsidiaries of EEG are endorsed upon the licenses and are hence authorized to carry out the licensed activities on a so-called “umbrella” basis in addition to the “primary” licensee. The terms of these operating licenses require that the relevant subsidiaries of EEG must source all gambling software used in connection with British players from the holder of a gambling software licenses issued by the Gambling Commission. So long as the applicable license fees are paid and the British licenses are not suspended, revoked or otherwise surrendered, EEG expects that the licenses will remain valid indefinitely.

British regulations require licensed companies to file quarterly returns as well as a more extensive “annual assurance statement” to provide the Gambling Commission with information regarding matters such as significant changes in control systems, risk management and governance since the last assurance statement, how the licensee is addressing gambling by problem and at-risk customers and any improvements that the licensee plans to implement to its control systems, risk management and governance and/or its approach to addressing problem and at-risk gambling and promoting socially responsible gambling. The Gambling Commission also subjects its licensees to periodical regulatory compliance visits subsequent to which recommendations may be issued to the licensee.

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Intellectual Property

We have not filed to register any patents, trade names or trademarks in any jurisdictions in relation to our Vie.gg brand, but we do intend to file applications to register patents, tradenames or trademarks in the near future.

Argyll owns a European Union registered trade mark for its SportNation brand.

Recent Developments

Lucky Dino Purchase Agreement

On December 14, 2020, the Company, via its wholly owned subsidiary, Esport Entertainment (Malta) Limited (“EEL”), entered into an asset purchase agreement (the “Lucky Dino Purchase Agreement”), by and among EEL, Lucky Dino Gaming Limited, a company registered in Malta (“Lucky Dino”), and Hiidenkivi Estonia OU, a company registered in Estonia (“HEOU” and, together with Lucky Dino, the “Lucky Dino Sellers”) whereby EEL purchased and assumed from the Lucky Dino Sellers substantially all the assets and assumed certain specified liabilities of the Lucky Dino Sellers’ business of real money online casino gaming (the “Acquired Business”).

As consideration for the Acquired Business, the Company agreed to pay the Lucky Dino Sellers EUR €25,000,000 (the “Lucky Dino Purchase Price”) subject to certain adjustments set forth in the Lucky Dino Purchase Agreement.

On March 1, 2021, EEL and the Lucky Dino Sellers, having met all conditions precedent, consummated the closing for the Acquired Business pursuant to the terms of the Lucky Dino Purchase Agreement. As consideration for the Acquired Business, the Company paid the Lucky Dino Sellers EUR €25,000,000 (US$30,645,000) (the “Purchase Price”).

Phoenix Purchase Agreement

On December 17, 2020, the Company entered into a share purchase agreement (the “Purchase Agreement”), by and among the Company, Phoenix Games Network Limited, a company registered in England and Wales (“Phoenix”), and the shareholders of Phoenix (the “Phoenix Shareholders” and, together with Phoenix, the “Selling Parties”), whereby the Company acquired from the Selling Parties all of the issued and outstanding share capital of Phoenix (the “Phoenix Shares”). Pursuant to the Purchase Agreement, as consideration for the Phoenix Shares, the Company agreed to pay the Sellers: (i) GBP £1,000,000 (the “Original Cash Consideration”); and (ii) shares of common stock of the Company, par value $0.0001 per share, in the aggregate value of GBP£3,000,000 (the “Original Share Consideration” and, together with the Cash Consideration, the “Original Purchase Price”), subject to adjustment based on certain revenue milestones as outlined therein.

On January 21, 2021, the Company and Sellers, having met all conditions precedent, consummated the closing for the Phoenix Shares pursuant to the terms of the Purchase Agreement. The Original Purchase Price was adjusted at closing and as consideration for the Phoenix Shares, the Company paid the Sellers: (i) GBP £350,000 (US $493,495.35) (the “Closing Cash Consideration”); and (ii) 292,211 shares of common stock of the Company, par value $0.0001 per share (aggregate value of $1,927,647.49) (the “Closing Share Consideration” and, together with the Cash Closing Consideration, the “Closing Purchase Price”). The Closing Cash Consideration was be paid in US Dollars and was calculated in accordance with the applicable exchange rate on the Closing Date (as such term is defined in the Purchase Agreement). The Sellers shall remain eligible to receive the remainder of the Original Purchase Price upon Phoenix meeting the aforementioned Revenue Targets by May 16, 2021.

Pursuant to the Purchase Agreement, the Selling Parties shall be entitled to receive an additional GBP£2,000,000 if Phoenix has reached certain revenue milestones by the 18 month anniversary of the Closing Date as further outlined therein.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

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Employees

We currently have four full time employees, nine full time consultants and one part time consultant located in the following countries:

Country	No. of Employees/ Consultants	Responsibilities
European Union	6	Technical and Marketing
Antigua and Barbuda	4	Customer Service and Administration
Canada	2	Administration
United States	2	Creative/marketing

None of these employees are represented by a labor union or subject to a collective bargaining agreement. We have never experienced a work stoppage and our management believes that our relations with employees are good.

Properties

Our executive and business offices are located at 13/14 Penthouse Office, Mannarino Road, Birkirkara, Malta, BKR 9080.

We have access to office and meeting space for a nominal fee, on an as-used basis, in Willemstad, Curacao.

The Company entered into a one-year lease term with Coleiro General Sales Limited to rent office space starting on August 1, 2020 and terminating on July 31, 2021, with one-year renewal options. The minimum rent payment for the year ending June 30, 2021 is $34,800.

Legal Proceedings

In September 2018, Boustead Securities, LLC (“Boustead”) notified us via letter of a claim that they were owed $192,664, as well as warrants to purchase 1,417,909 shares of our common stock as compensation for their acting as the placement agent for the sale of our securities between June 2017 and 2018. This matter was then brought to JAMS pursuant to an arbitration clause in the placement agent agreement entered into by the Company and Boustead. Prior to the Arbitration hearing, Petitioner Boustead offered a demand of nearly $500,000 to resolve the dispute. The offer was declined. The Arbitration hearing took place on December 7, 2020 through December 11, 2020. At the end of the Arbitration, Petitioner, Boustead Securities, LLC sought over $1.5 million in damages.

On February 3, 2021, the Arbitrator issued her final Award on the dispute. While ultimately, Esports Entertainment Group, Inc. did not prevail on liability, the Arbitrator awarded Petitioner, Boustead Securities, LLC significantly less in damages. In total, the Arbitrator awarded Petitioner Boustead $289,874 in damages and allowable costs (not attorneys’ fees) with interest accruing approximately $21 per day. While Esports Entertainment Group, Inc. disagrees that the Arbitrator should have awarded Petitioner Boustead any recovery, it is highly unlikely that the award is subject to a favorable appeal or objection to Superior Court however the timeline do so has not passed. If no appeal is made by either party Petitioner Boustead may seek to confirm the Arbitration award as a Superior Court Judgment and seek collection efforts. The Company may in lieu of such seek to pay some discounted balance of the award. To date, no decisions have been made.

On August 3, 2020, Tangiers Global, LLC (“Tangiers”) filed a lawsuit in the United States District Court for the District of Nevada, entitled Tangiers Global, LLC, v. VGambling, Inc. et al, Case No. 2:20-cv-01434-APG-DJA. While filed in Nevada, the matter has now been successfully transferred to the District of Puerto Rico. The new case number is 3:20-cv-01520-RAM. The complaint for the lawsuit alleges, among other things, that the Company breached a certain 8% convertible promissory note, dated June 3, 2016, and Common Stock Purchase warrant of the same date. The Company submitted an Answer with Affirmative Defenses. The matter has not yet proceeded to the discovery phase, which is expected to commence shortly. The Company believes the lawsuit lacks merit and will continue to vigorously challenge the action. At this time, the Company is unable to estimate potential damage exposure, if any, related to the litigation.

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On November 2, 2020, Brylan Lee Whatley (“Whatley”) filed a lawsuit in the New York State Supreme Court, New York County, entitled Brylan Lee Whatley v. Esports Gambling Group, Inc. f/k/a VGambling, Inc., Index No. 655901/2020. On December 31, 2020, prior to serving the original Complaint, Whatley submitted an Amended Complaint in this matter. The Amended Complaint alleges that the Company breached a consulting agreement with Whatley. The consulting agreement in question was never agreed to, or signed by, the Company. For that reason, and in light of many other available legal defenses, the Company is submitting a Motion to Dismiss the Amended Complaint. On March 3rd, 2021, the New York State Supreme Court ordered that the motion is resolved per stipulation of discontinuance, and it was agreed that the action is discontinued with prejudice and without costs or fees to any party.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

As of the date of this prospectus, our directors, executive officers and significant employees are as follows:

Name	Age	Position(s)
Grant Johnson	59	President, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors
Daniel Marks	41	Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer) and Director
John Brackens	39	Chief Information Officer & Chief Technology Officer
Damian Mathews	48	Director
Chul Woong Lim	37	Director
Alan Alden	57	Director
Warwick Bartlett	73	Director
Stuart Tilly	42	Chief Legal Officer, Director, Secretary
Adrien Lefevre	35	Chief Risk and Compliance Officer

Background of Officers and Directors

Grant Johnson

Mr. Johnson has been the Chief Executive Officer of the Company since 2013. From 2007 to 2013, Mr. Johnson advised several development stage companies as a sales management and business development consultant. From 2003 to 2007, Mr. Johnson was co-founder, President, Chief Operating Officer and a Director of Swiss Medica Inc., a US publicly listed company which manufactured and sold nutraceutical products online. From 2000 to 2003, Mr. Johnson was founder, President, Chief Executive Officer and a Director of Healthnet International Inc., a US publicly listed company which sold nutraceutical products online. From early 1996 to 1999, Mr. Johnson was Vice President of Starnet Communications International, Inc. and Softec Systems Inc., a market leader in the B2B sector of the online gambling industry. Mr. Johnson obtained his Bachelor of Arts degree in economics and history from the University of Western Ontario in Canada.

Daniel Marks

Mr. Marks combines over twenty (20) years of experience of senior management in online gambling and corporate banking. From 2016 through the present, Mr. Marks has served as Chief Financial Officer of AHG, an online gambling operator licensed in the UK and Ireland. From 2014 to 2016, he was Chief Financial Officer for Large and Mid-Market Corporates for HSBC, North America, a British multinational banking and financial services organization. From 2008 through 2014, Mr. Marks held multiple financial and operational leadership roles, including Chief Operating Officer for UK Coverage at Barclays plc, a British multinational investment bank and financial services company. He has an undergraduate degree from the University of Bristol, UK.

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John Brackens

Mr. Brackens combines over 12 years of experience in information technology senior management following a 4 year career leading customer experience teams. Previously, he had been involved in five organizations within the game industry holding positions including Chief Operating Officer, Treasurer, Foreign Director, and Network Operations Manager. From 2018 through January 2019, Mr. Brackens was the Operations Director for Carte Blanche Entertainment, Inc., an iGaming company. From 2016 to 2017, he was Chief Operating Officer for Sparkjumpers Pte Ltd., a company involved in video game development and eSports tournament events. From January 2014 to January 2016, he was Manager of Network Operations of Activision Blizzard - Demonware an entertainment company that focused on AAA game development. Mr. Brackens studied Electrical Engineering at Arizona State University. On September 26, 2019, Mr. Brackens was appointed chief technology officer of the Company.

Stuart Tilly

Mr. Tilly combines over 15 years of experience in the online gaming industry having previously trained and qualified as a Solicitor. Previously, he had been involved in several online gaming companies, holding positions including Founder and Chief Executive Officer, Chief Legal Officer and Non-Executive Director and board member. From 2016 through 2020, Stuart was the Chief Executive Officer for Argyll Entertainment AG, a UK licensed online sports betting and gaming company. From 2014 to 2020, he was also Founder and Chief Executive Officer of Flip Sports Limited, a mobile games development company. From 2012 to 2016 he was Founder and Executive Director of iGaming Counsel, a legal and commercial advisory firm to the online gaming industry. From 2005 to 2012 he held senior legal positions in the online gaming industry. Stuart was also a founding member of the International Social Games Association, an industry trade body for the social gaming industry and a non-executive advisor to Game Sparks Limited, a games platform as a service company. He has a law degree from the University of Exeter and an LPC Masters Degree from Nottingham Trent Law School. Stuart trained and qualified as a solicitor at Magic Circle law firm, Allen & Overy LLP.

Adrien Lefevre

Adrien Lefèvre brings over ten years of experience in compliance and senior management. Previously, he had been involved in more than ten organizations within the gaming industry holding positions including chief risk and compliance officer, group secretary, legal officer, compliance officer, risk officer and consultant. From 2019 through June 2020, he was a Consultant for various B2B and B2C I-gaming companies involved in multiple jurisdictions and gaming verticals. From 2016 through January 2019, Mr. Lefèvre was the Multigroup Ltd, chief risk & compliance officer and group secretary, a subsidiary of 500.com Ltd, an iGaming B2B & B2C company specializing in secondary lottery. From 2015 to 2016, he held the position of compliance officer with GVC Holdings and Videoslots Ltd. From 2010 to 2015, he was compliance analyst and executive escalation specialist at PayPal Europe Services Ltd. Mr. Lefèvre holds a postgraduate degree in Financial Services Law, Regulation and Compliance from London Metropolitan University.

Damian Mathews

Mr. Mathews combines over 25 years of experience in senior finance positions within investment management, banking and accounting. Previously, he had been involved with the Qatar and Abu Dhabi Investment Company (a sovereign wealth fund owned investment company) as Chief Financial Officer from 2014 to 2020. From 2012 to 2014 he was a Director of his own consultancy business, NZ Pacific Investments, in New Zealand. From 2009 to 2012 he held senior management positions including General Manager Finance (New Zealand); Head of Finance and Operations Americas (United States); and Head of Change Management (Australia) at Commonwealth Bank of Australia Group. From 2007 to 2008 Damian was a Director in Product Control at ABN Amro bank in London. From 2002 to 2006 he held various senior financial controller positions at Royal Bank of Scotland Group in London. From 1998 to 2002 he was an Assistant Vice President at Credit Suisse First Boston investment bank in London and the Bahamas. From 1994 to 1998, he was an Assistant Manager at KPMG accountants in London. He has a joint honors undergraduate degree in Economics and Politics from the University of Bristol in the United Kingdom and is a fellow of the Institute of Chartered Accountants in England and Wales.

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Chul Woong Lim

Since June 2018 Mr. Lim has been Director of Global Business for Loud Communications based in Seoul, South Korea. Between 2014 and 2018 Mr. Lim was the Secretary General of the International e-Sports Federation (IeSF) based in Seoul, South Korea where he was responsible for relations with 47 national federations, international sports authorities, and global partners, in addition to organizing and operating the eSports World Championship and other international esports tournaments. During 2010, Mr. Lim was Deputy Manager of Sports Marketing with FIRSONS Inc., a Seoul, South Korea based sports events marketing firm. Mr. Lim was one of our Directors between January 30, 2015 and October 26, 2016. Mr. Lim received a B.S. in Physical Education from Seoul National University.

Alan Alden

Mr. Alden has been a specialist in advising remote gaming companies located in Malta since 2000, when he advised the first remote gaming companies as the Senior Manager of Enterprise Risk Services at Deloitte & Touche (Malta). In 2006, Mr. Alden established Kyte Consultants Ltd, a company that specialized in the remote gaming and payment card sectors, to assist companies located in Malta. In 2009, Mr. Alden became a founding director in Contact Advisory Services Ltd, a licensed Company Service Provider (CSP) that offers a complete service to its customers, from company incorporation, to licensing for gaming and financial institutions. Since 2010, Mr. Alden has served as the General Secretary of the Malta Remote Gaming Council. Mr. Alden is a Certified Information Systems Security Professional (“CISSP”) and a Certified Information Systems Auditor (“CISA”). Mr. Alden was also the founding President of the ISACA Malta Chapter between 2005 and 2008. In 2015, Mr. Alden became a Part Time Lecturer on IT Auditing at the University of Malta.

Warwick Bartlett

Mr. Bartlett combines over fifty (50) years of experience in the gaming industry. From 1999 through the present, Mr. Bartlett has served as Chief Executive Officer of Global Betting & Gaming Consultants Ltd, a company that provides data and market reports for the global gambling industry. From 1989 to 2019, Mr. Bartlett served on the board of directors of Cashline Pawnbrokers Ltd. From 2002 to 2013, Mr. Bartlett served as Non-Executive Chairman of the Association of British Bookmakers a trade organization for betting shop operators in the United Kingdom which represents its members and their interests through legislative advocacy and media relations. From 2004 to 2010, Mr. Bartlett served as Member of the Horserace Betting Levy Board a UK statutory body that was established by the Betting Levy Act 1961. From 1992 to 2000, Mr. Bartlett served as Chairman of the British Betting Office Association.

Warwick Bartlett, Damian Mathews, Chul Woong Lim and Alan Alden are independent directors as that term is defined in Section 5605(a)(2) of the Nasdaq Stock Market rules.

We believe our directors are qualified to serve for the following reasons:

Name	Reason
Grant Johnson	Experience in online gambling
Daniel Marks	Experience in financial and operational leadership roles
Damian Mathews	Experience in finance and accounting
Chul Woong Lim	Experience with esports
Alan Alden	Experience advising companies in gaming
Stuart Tilly	Experience in the online gaming industry
Warwick Bartlett	Experience in the gaming industry

Family Relationships

There are no family relationships between any of our directors or executive officers.

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Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common stock of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such common stock, options, and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership with the Commission. Specific due dates for these reports have been established, and the Company is required to report, in this Annual Report, any failure to comply therewith during the fiscal year ended June 30. The Company believes that all of these filing requirements were satisfied by its executive officers, directors and by the beneficial owners of more than 10% of the Company’s common stock. In making this statement, the Company has relied solely on copies of any reporting forms received by it, and upon any written representations received from reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) was required to be filed under applicable rules of the Commission.

Board Composition and Director Independence

Our Common Stock and warrants are listed on The NASDAQ Capital Market. Under the rules of NASDAQ, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors consists of 6 members. The directors will serve until our next annual meeting and until their successors are duly elected and qualified. The Company defines “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market rules.

In making the determination of whether a member of the board is independent, our board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Related Party Transactions.” The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such review and its understanding of such relationships and transactions, our board affirmatively determined that Damian Mathews, Chul Woong Lim, Alan Alden and Warwick Bartlett are qualified as independent and do not have any material relationships with us that might interfere with his exercise of independent judgment.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee has its own charter, which is available on our website at www.esportsentertainmentgroup.com. Each of the board committees has the composition and responsibilities described below.

Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

The members of each committee are Damian Mathews, Chul Woong Lim and Alan Alden. Damian Mathews, Chul Woong Lim and Alan Alden are our independent directors within the meaning of the Nasdaq Stock Market rules.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and oversee the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

●	selecting and recommending to our board of directors the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

●	approving the fees to be paid to the independent registered public accounting firm;

●	helping to ensure the independence of the independent registered public accounting firm;

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●	overseeing the integrity of our financial statements;

●	preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

●	resolving any disagreements between management and the auditors regarding financial reporting;

●	reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

●	reviewing and approving all related-party transactions; and

●	overseeing compliance with legal and regulatory requirements.

Our board has determined that Damian Mathews is currently qualified as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers.

The Committee’s compensation-related responsibilities include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

●	reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;

●	determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or Board of Directors;

●	providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

●	reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;

●	reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and

●	selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the board, develop and recommend a set of corporate governance principles and oversee the performance of the board.

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The Committee’s responsibilities include:

●	recommending to the board of directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;

●	considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;

●	overseeing the administration of the Company’s code of business conduct and ethics;

●	reviewing with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;

●	the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

●	recommending to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;

●	overseeing an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively; and

●	developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.esportsentertainmentgroup.com. We expect that any amendments to such code, or any waivers of its requirements, will be disclosed on our website.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

The following table summarizes information concerning the compensation awarded to, earned by, or paid to, our Chief Executive Officer (Principal Executive Officer or PEO) and our two most highly compensated executive officers other than the Principal Executive Officer during fiscal years 2020 and 2019 (collectively, the “Named Executive Officers”) who served in such capacities.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(1)	Other Annual Compensation	All Other Compensation(1)	Total
Grant Johnson,	2020	$150,000	—	—	—	—	—	$150,000
CEO and President(2)	2019	$120,000	—	—	—	—	—	$120,000

John Brackens	2020	$94,000		83,645				$177,645
CTO(3)	2019	-		-	-	-	-	-

Daniel Marks,	2020	$9,000		-	-	-	-	9,000
CFO(4)	2019	$-		-	-	-	-	-

Christopher Malone,	2020	$56,000	—		—	—	—	$56,000
Former CFO(5)	2019	$49,000	—	61,500	—	—	—	$110,500

Jay Cardwell Former Interim	2020	$8,750	-	-	-	-	-	$8,750
CFO(6)	2019	$-	-	-	-	-	-	$-

(1)	The fair value of options granted computed in accordance with ASC718 on the date of grant.

(2)	Annual salary of $150,000.

(3)	Annual salary of $144,000.

(4)	Annual salary of $192,225. Mr. Daniel Marks was appointed as the Company’s Chief Financial Officer on June 11, 2020.

(5)	Annual salary of $84,000 with a signing bonus stock award of 100,000 shares of common stock. Commenced as CFO on November 16, 2018. Mr. Malone resigned of his position as Chief Financial Officer and director on February 20, 2020.

(6)	Mr. Cardwell resigned as Interim Chief Financial Officer on June 11, 2020.

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Employment Agreements

Grant Johnson

On September 29, 2020, we entered into an Amended and Restated Employment Agreement with Grant Johnson to serve as our Chief Executive Officer (the “Johnson Employment Agreement”). The Company will continue to employ Mr. Johnson for the period beginning retroactively on May 1, 2020 (the “Commencement Date”) and ending on January 31, 2025, (the “Initial Term”). The Initial Term shall be automatically renewed for successive consecutive one (1) year periods (each, a “Renewal Term” and the Initial Term and Renewal Term are collectively referred to as the “term of employment”) thereafter unless either party sends written notice to the other party, not more than 270 days and not less than 180 days before the end of the then-existing term of employment, of such party’s desire to terminate the Johnson Employment Agreement at the end of the then-existing term, in which case the Johnson Employment Agreement will terminate at the end of the then-existing term.

Mr. Johnson will receive an annual salary of $300,000 (the “Base Salary”). The Base Salary will be increased on January 1 of each year by three percent (3%) per annum (which figure shall act as a surrogate for the service cost of living increases) over the then-existing Base Salary.

In addition to the Base Salary, the Company shall pay to Mr. Johnson a cash bonus up to 150% of the Base Salary determined by the relationship between the Company’s annual performance and an annual target performance set each year by mutual agreement between the Board of Directors.

Mr. Johnson will participate in the executive stock option plan consistent with other C-level officers, once adopted by the Company. In addition, the Mr. Johnson will receive 100,000 shares of common stock of the Company for each stock or asset acquisition that the Company consummates during the term of his employment that increases the gross revenues of the Company by $10,000,000.00 or more, as determined by the Company’s auditors and the Board of Directors. There will be a 200,000 common stock issuance if the Company reaches positive cash flow EBIDTA, as determined by the Company’s auditors and the Board of Directors. Mr. Johnson will further receive a common stock issuance of 200,000 shares if the market capitalization of the Company exceeds $500,000,000 for a period of 30 consecutive trading days. In addition, the Mr. Johnson will receive a 200,000 common stock issuance if the market capitalization of the Company exceeds $1,000,000,000 for a period of 30 consecutive trading days. Further, Mr. Johnson will receive an issuance of 200,000 shares of common stock if the market capitalization of the Company exceeds $1,500,000,000 for a period of 30 consecutive trading days. Mr. Johnson will also be entitled receive an additional 100,000 shares of common stock for each additional $100,000,000 increase in market capitalization thereafter, provided that such increase is sustained for a period of 30 consecutive trading days.

Mr. Johnson is entitled to receive employee benefits generally made available to other C-level officers and senior managers of the Company.

If the Company were to terminate Mr. Johnson’s employment without cause, Mr. Johnson would be entitled to receive all compensation earned but unpaid through the date of termination and a severance payment equal to two (2) years’ worth of his then-existing Base Salary and previous years’ bonus.

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John Brackens

On May 9, 2019, the Company entered into an employment agreement with Mr. John Brackens to serve as the Company’s Chief Information Officer (the “May Brackens Employment Agreement”). The term of the Brackens Employment Agreement is for one year (the “Initial Term”) and shall be automatically extended for additional terms of successive one-year periods (the “Additional Term”) unless the Company or Mr. Brakens gives written notice to the other of the termination of Mr. Bracken’s employment hereunder at least 30 days prior to the expiration of the Initial Term or Additional Term of the Brackens Employment Agreement. Mr. Brackens is to receive an initial base salary of $120,000 per annum, and if the Company were to complete a financing in excess of $5,000,000, the base salary would increase to $144,000 per annum. Mr. Brackens is eligible to earn an annual employee stock option bonus in such amount, if any, as determined in the sole discretion of the Board. The Brackens Employment Agreement may be terminated with or without cause. The Company can terminate Mr. Brackens without cause at any time during the first ninety (90) days of the Initial Term of the Brackens Employment Agreement. Upon termination of Mr. Brackens because of disability, the Company shall pay or provide to Mr. Brackens (1) any unpaid salary and any accrued vacation through the date of termination; (2) any unpaid bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (3) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (4) all other payments or benefits to which he may be entitled under the terms of any applicable employee benefit plan, program or arrangement.

On September 20, 2019, the Company entered in a new employment agreement with Mr. Brackens (the “September Brackens Employment Agreement”). The September Brackens Employment Agreement was entered into specifically to update Mr. Brackens position with the Company as its Chief Technology Officer. All of the material terms of the May Brackens Employment Agreement remain the same. Under this agreement, if the Company were to terminate Mr. Brackens’ employment without cause, Mr. Brackens would be entitled to receive all compensation earned but unpaid through the date of termination and a severance payment equal to two weeks’ base annual salary for each full year of employment.

Upon termination Mr. Brackens’ employment because of disability, the Company shall pay or provide Mr. Brackens (i) any unpaid base fee and any accrued vacation through the date of termination; (ii) any unpaid annual bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (iv) any Accrued Benefits. Upon the termination of Mr. Brackens’ employment because of death, Mr. Brackens’ estate shall be entitled to any Accrued Benefits. Upon the termination Mr. Brackens’ employment by the Company for cause or by either party in connection with a failure to renew the employment agreement, the Company shall pay Mr. Brackens any Accrued Benefits.

Daniel Marks

On June 11, 2020, Mr. Marks entered into an engagement agreement with the Company. The Engagement Agreement is for a term of one year (the “Initial Term”) and shall be automatically extended for additional terms of successive one-year periods (the “Additional Term”) unless the Company or Mr. Marks gives at least 30 days written notice prior to the expiration of the Initial Term or each Additional Term. Mr. Marks is to receive a base salary of $18,000 per month. Mr. Marks is eligible to earn an annual employee stock option bonus in such amount, if any, as determined in the sole discretion of the Board. The Engagement Agreement may be terminated with or without cause. The Company can terminate Mr. Marks without cause at any time during the first ninety (90) days of the Initial Term of the Engagement Agreement. Upon termination of Mr. Marks because of disability, the Company shall pay or provide to Mr. Marks (1) any unpaid salary and any accrued vacation through the date of termination; (2) any unpaid bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (3) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (4) all other payments or benefits to which he may be entitled under the terms of any applicable employee benefit plan, program or arrangement.

As a full-time employee of the Company, Mr. Marks will be eligible to participate in all of the Company’s benefit programs.

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Adrien Lefevre

On July 1, 2020, Mr. Lefevre entered into an engagement agreement with the Company (the “Lefevre Employment Agreement”). The Board recognized the Chief Compliance Officer as an Executive Officer on February 10, 2021. Pursuant to the Lefevre Employment Agreement, Mr. Lefevre is entitled to receive an annual base salary of £130,000. Mr. Lefevre will be eligible for discretionary cash bonuses as determined from time to time by the Board or the Compensation Committee of the Board. The Company may, at its sole discretion, terminate the Lefevre Employment Agreement immediately by paying all amounts that otherwise would have been due and owing during the notice period of such termination. On the date of termination, for any reason whatsoever, Mr. Lefevre will only be entitled to any outstanding fees or consideration earned and owed though the date of such termination.

Stuart Tilly

On August 1, 2020, the Company entered into a consulting agreement with Rivington Law (the “Tilly Consulting Agreement”), whereby Stuart Tilly, as a consultant to the Company, will among other things, provide legal services to the Company. Mr. Tilly serves the Company in the capacity of Chief Legal Officer. Pursuant to the Tilly Consulting Agreement, Mr. Tilly is entitled to receive £18,000 per month. Mr. Tilly will be eligible for discretionary cash bonuses as determined from time to time by the Board or Compensation Committee as well as participation in any executive stock option plan consistent with other C-level officers, once adopted by the Company. Either party may terminate the Tilly Consulting Agreement upon six months written notice (the “Notice Period”). The Company may, at is sole discretion, terminate the Tilly Consulting Agreement immediately by paying all amounts that otherwise would have been due owing during the Notice Period. On the date of termination, for any reason whatsoever, Mr. Tilly will only be entitled to any outstanding fees or consideration earned and owed though the date of such termination.

Compensation-Setting Process/Role of Our Compensation Committee

During 2020, our Compensation Committee and board of directors was responsible for overseeing our executive compensation program, establishing our executive compensation philosophy, and determining specific executive compensation, including cash and equity. Our Compensation Committee considers one or more of the following factors when setting executive compensation, as further explained in the discussions of each compensation element below:

●	the experiences and individual knowledge of the members of the committee regarding executive compensation, as we believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

●	corporate and/or individual performance, as we believe this encourages our executive officers to focus on achieving our business objectives;

●	the executive’s existing equity award and stock holdings; and

●	internal pay equity of the compensation paid to one executive officer as compared to another — that is, that the compensation paid to each executive should reflect the importance of his or her role to the company as compared to the roles of the other executive officers, while at the same time providing a certain amount of parity to promote teamwork.

With our proposed transition to being a company listed on Nasdaq, our compensation program following this offering may, over time, vary significantly from our historical practices. For example, we expect that following this offering, in setting executive compensation, the compensation committee may review and consider, in addition to the items above, factors such as the achievement of predefined milestones, tax deductibility of compensation, the total compensation that may become payable to executive officers in various hypothetical scenarios, the performance of our common stock and compensation levels at public peer companies.

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Executive Compensation Program Components

Base Salary

We provide base salary as a fixed source of compensation for our executive officers, allowing them a degree of certainty when having a meaningful portion of their compensation “at risk” in the form of equity awards covering the shares of a company for whose shares there has been limited liquidity to date. The compensation committee recognizes the importance of base salaries as an element of compensation that helps to attract highly qualified executive talent.

Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined us and reflect the scope of their anticipated responsibilities, the individual experience they bring, the board members’ experiences and knowledge in compensating similarly situated individuals at other companies, our then-current cash constraints, and a general sense of internal pay equity among our executive officers.

The compensation committee does not apply specific formulas in determining base salary increases. In determining base salaries for 2018 for our continuing named executive officers, no adjustments were made to the base salaries of any of our named executive officers as the compensation committee determined, in their independent judgment and without reliance on any survey data, that existing base salaries, taken together with other elements of compensation, provided sufficient fixed compensation for retention purposes.

Outstanding Equity Awards at June 30, 2020

The following table summarizes the outstanding equity award holdings held by our named executive officers and directors at June 30, 2020.

Name	Shares issuable upon exercise of options	Option exercise price ($)	Option expiration date
David Watt(1)	1,333	$10.50	8-1-23
Yan Rozum(2)	5,000	$10.50	8-1-23
Chul Wong Lim	1,333	$10.50	8-1-23

(1)	Mr. Watt resigned from his position as member of the Board of Directors on June 5, 2020.

(2)	Mr. Rozum resigned from his positions as Chief Technology Officer and member of the board of directors on September 19, 2019.

Stock Incentive Plans

The 2017 Plan

On August 1, 2017, the Company adopted the 2017 Stock Incentive Plan (the “2017 Plan”). Pursuant to the 2017 Plan, the number of incentive stock options issued to employees, officers, and directors of the Company shall not exceed 166,667.

The following lists, as of June 30, 2020 the options and shares granted pursuant to the 2017 Plan. Each option represents the right to purchase one share of our common stock.

Name of Plan	Total Shares Reserved Under Plan	Shares Reserved for Outstanding Options	Shares Issued as Stock Bonus	Remaining Options/Shares Under Plan
Stock Incentive Plan	166,667	51,942	114,725	-

Pursuant to the 2017 Plan, awards may be in the form of Incentive Stock Options, Non-Qualified Sock Options, or Stock Bonuses.

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Incentive Stock Options

All of our employees are eligible to be granted Incentive Stock Options pursuant to the 2017 Plan as may be determined by our Board of Directors which administers the Plan.

Options granted pursuant to the 2017 Plan terminate at such time as may be specified when the option is granted.

The total fair market value of the shares of common stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

In the discretion of the Board of Directors, options granted pursuant to the 2017 Plan may include instalment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than l0% of our common stock be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to 2017 Plan be exercisable by its terms after the expiration of ten years from the date of grant.

Non-Qualified Stock Options

Our employees, directors and officers, and consultants or advisors are eligible to be granted Non-Qualified Stock Options pursuant to 2017 Plan as may be determined by our Board of Directors which administers the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting our common stock.

Options granted pursuant to 2017 Plan terminate at such time as may be specified when the option is granted.

In the discretion of the Board of Directors options granted pursuant to the Plan may include instalment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

The 2020 Plan

On August 13, 2020, the Company adopted the Esports Entertainment Group, Inc. 2020 Equity and Incentive Plan (the “2020 Plan”), designed by the Compensation Committee with the assistance of management as part of a comprehensive compensation strategy to provide long-term incentives for employees and non-employees to contribute to the growth of the Company and attain specific performance goals. There are 1,500,000 shares available under the 2020 Plan.

Stock Bonuses

Our employees, directors and officers, and consultants or advisors are eligible to receive a grant of our shares, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting our common stock. The grant of the shares rests entirely with our Board of Directors which administers the Plan. It is also left to the Board of Directors to decide the type of vesting and transfer restrictions which will be placed on the shares.

Employee Pension, Profit Sharing or other Retirement Plan

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

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Directors’ Compensation

The table below shows the compensation paid to our directors during the year ended June 30, 2020. Grant Johnson was not compensated for acting as a director during fiscal 2020 and 2019.

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Total
Chul Woong Lim	2020	$20,000	$30,531	$—	$50,531
	2019	$20,000	$—	$—	$20,000
Yan Rozum(3)	2020	$—	$—	$—	$—
	2019	$—	$—	$—	$—
David Watt(4)	2020	$38,750	$20,000	$—	$58,750
	2019	$25,000	$—	$—	$25,000
Allan Alden	2020	$20,000	$20,000	$—	$40,000
	2019	$10,000	$—	$—	$10,000
Damian Mathews	2020	$1,667	$—	$—	$1,667
	2019	$—	$—	$—	$—

(1)	The fair value of stock issued for services computed in accordance with ASC718 on the date of grant.
(2)	The fair value of options granted computed in accordance with ASC718 on the date of grant
(3)	Mr. Rozum resigned from his positions as Chief Technology Officer and member of the board of directors on September 19, 2019.
(4)	Mr. Watt resigned from his position as member of the Board of Directors on June 5, 2020.

During the year ended June 30, 2020 no director was also an executive officer of another entity, which had one of our executive officers serving as a director of such entity or as a member of the compensation committee of such entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth certain information regarding our voting shares beneficially owned as of March 22, 2021 and is based on 20,170,963 shares issued and outstanding, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the tables for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of these tables, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of March 22, 2021. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of March 22, 2021 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our Common Stock. Except as otherwise indicated, the address of each of the shareholders listed below is: 13/14 Penthouse Office, Mannarino Road, Birkirkara, Malta, BKR 9077.

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Name and Address of Beneficial Owner	Number	Percent
Grant Johnson(1) 1370 Pilgrims Way Oakville, ON, Canada	3,353,334	16.64%
Daniel Marks 121 Lockwood Road Riverside, CT, US	75,588	*
John Brackens(3) 66 Eastville, Subdivision Filinvest East Homes Cainta Rizal, Philippines	18,888	*
Chul Woong Lim(4) 204-804 Susaek Rd. 100 Seodaemun-gu Seoul, Korea	20,780	*
Damian Mathews(5) 69 De Luen Avenue Tindalls Beach, Whangaparaoa Auckland 0930	6,667	*
Stuart Tilly(6) 87 Luton Road Harpenden, UK	75,588	*
Warwick Bartlett Rose Cottage, 28 Bowling Green Road Castletown, Isle of Man, British Isles, IM9 1EB	—	—
Alan Alden(7) 202, Yucca, Swieqi Road Swieqi, SWQ 3454, Malta	4,762	*
All Officers and Directors as a group (eight persons)	3,550,607	17.60%
5% Beneficial Shareholders	—	—

*	less than 1%

(1)	Includes 20,000 shares of common stock held by Mr. Johnson and 3,333,334 shares of common stock held by Second Generation Holdings Trust, a trust controlled by Mr. Johnson.

(2)	Includes 75,588 shares of common stock.

(3)	Includes 18,888 shares of common stock.

(4)	Includes 19,446 shares of common stock and 1,334 options to purchase shares of common stock currently exercisable.

(5)	Includes 6,667 shares of common stock.

(6)	Includes 70,588 shares of common stock.

(7)	Includes 4,762 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The following is a description of each transaction since June 30, 2019 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

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Our Company’s policy with regard to related party transactions is for the Board as a whole to approve any material transactions involving our directors, executive officers or holders of more than 5% of our outstanding capital stock.

The Company incurs home office expenses allowances of $4,800 per year charged by the President of the Company for use of a home office for him and an employee of the Company. As of December 31, 2020, the Company did not have a balance payable to the President related to rent payments.

From June 12, 2014 through November 6, 2019, our betting platform and source code (the “Swiss Licensed Software”) was licensed from Swiss Interactive Software (GmbH) Switzerland (“Swiss Interactive”), a company controlled by Yan Rozum, our previous Chief Technology Officer and a former member of the board of directors. We paid Swiss Interactive a percentage on gaming revenues up to $300,000 annually for this license depending on the volume of transactions. Additionally, we paid a monthly service fee of $24,500 to Swiss Interactive.

On April 7, 2019, we entered into a software transfer agreement (the “Software Transfer Agreement”) with Swiss Interactive for the purchase of the Swiss Licensed Software for consideration of $1,700,000.

On November 6, 2019 the Software Transfer Agreement was terminated. The Company no longer uses the Swiss Licensed Software and has no contractual relationship with Swiss Interactive, its affiliates or affiliated entities.

During the year ended June 30, 2020, Swiss Interactive Software charged the Company in the aggregate $20,505 in accordance with the agreements. As of December 31, 2020 the Company owed Ardmore/Swiss $36,650.

Policy on Future Related-Party Transactions

All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the audit committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct and Ethics and our Related-Party Transaction Policies and Procedures.

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada Revised Statutes relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

We are currently authorized to issue up to 510,000,000 shares of capital stock consisting of: 500,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value of $0.001 per share. As of March 22, 2021, 20,170,963 shares of common stock were issued and outstanding and there were no shares of preferred stock outstanding.

Common Stock

We are authorized to issue 500,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

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Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the board of directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.

Unit A Warrants

Exercisability. The Unit A Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Unit A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit A Warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the Unit A Warrants, is not available for the issuance of such shares of common stock underlying the Unit A Warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Unit A Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit A Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Unit A Warrants may be transferred at the option of the holders upon surrender of the Unit A Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Exchange Listing. Our Unit A Warrants are trading on NASDAQ under the symbol “GMBLW”.

Warrant Agent and Exchange Listing. The Unit A Warrants will be issued in registered form under a warrant agency agreement between Vstock Transfer LLC, as warrant agent, and us.

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Fundamental Transactions. If, at any time while the Unit A Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit A Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the Unit A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit A Warrants and the warrant agency agreement are governed by New York law.

Unit B Warrants

Exercisability. The Unit B Warrants are exercisable immediately upon issuance and at any time up to the date that is one year from the date of issuance. The Unit B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. Unless otherwise specified in the Unit B Warrant, the holder will not have the right to exercise any portion of the Unit B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit B Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit B Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Warrant Agent. The Unit B Warrants were issued in registered form under a warrant agency agreement between VStock Transfer LLC, as warrant agent, and us.

Transferability. Subject to applicable laws, the Unit B Warrants may be transferred at the option of the holders upon surrender of the Unit B Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Fundamental Transactions. If, at any time while the Unit B Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit B Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the Unit B Warrant, and any additional consideration payable as part of the Fundamental Transaction.

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Rights as a Stockholder. Except as otherwise provided in the Unit B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Unit B Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Unit B Warrant.

Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Unit B Warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit B Warrants are governed by New York law.

Unit 1 and Unit 2 Warrants

Upon consummation of the April 2020 Offering, all the Bridge Notes were mandatorily converted (the “Bridge Note Conversion”). Pursuant to the terms of the Bridge Purchase Agreements, the Investors received shares of the Company’s common stock at discount to the April 2020 Offering as well as two warrants (the “Unit 1 Warrants” and “Unit 2 Warrants”) to purchase shares of Common Stock of the Company, with each to purchase one share of Common Stock with an exercise price per share of $4.25

The Unit 1 Warrants are substantially the same as the Unit A Warrants, except that (i) the Unit 1 Warrants are not traded on the Nasdaq; (ii) the Unit 1 Warrants do not contain a cashless exercise provision; and (iii) there is no warrant agent associated with the Unit 1 Warrants.

The Unit 2 Warrants are substantially the same as the Unit B Warrants, except that there is no warrant agent associated with Unit 2 Warrants.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Directors’ Liability

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 19, 2020, the Company dismissed Rosenberg Rich Baker Berman P.A. (“RRBB”) as the Company’s independent registered public accounting firm (the “Dismissal’).

From July 1, 2020 through the date of the Dismissal, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of RRBB on the consolidated financial statements of the Company for each of the fiscal years ended June 30, 2020 and June 30, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report for the year ended June 30, 2019 contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended June 30, 2020, and 2019 there were no disagreements with RRBB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to RRBB’s satisfaction, would have caused RRBB to make reference to the subject matter of the disagreement in connection with its reports.

On November 19, 2020, in connection with the Dismissal, the Board appointed Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm for the year ending June 30, 2021.

During the two most recent fiscal years ended June 30, 2020 and June 30, 2019 and during the subsequent interim period from July 1, 2020 through November 19, 2020, neither the Company nor anyone on its behalf consulted Friedman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated balance sheet of Esports Entertainment Group, Inc. for the years ended June 30, 2020, and June 30, 2019, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, have been audited by Rosenberg Rich Baker Berman P.A., an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The validity of the issuance of the Common Stock hereby will be passed upon for us by Lucosky Brookman LLP.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

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INDEX TO AUDITED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Esports Entertainment Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Esports Entertainment Group Inc. (the Company) as of June 30, 2020 and 2019, and the related statements of operations, comprehensive income (loss), stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Rosenberg Rich Baker Berman, P.A.

We have served as the Company’s auditor since 2019.

Somerset, New Jersey

October 1, 2020

F-2

Esports Entertainment Group, Inc.

Consolidated Balance Sheets

	June 30,
	2020	2019

ASSETS

Current assets
Cash	$12,353,307	$43,412
Prepaid expenses and other current assets - related parties	-	190,280
Deposit on business acquisition	500,000	-
Prepaid expenses and other current assets	263,345	213,817
Total current assets	13,116,652	447,509

Fixed assets	8,041	16,577
Intangible assets	2,000	81,226
Other non-current assets	6,833	16,480

TOTAL ASSETS	$13,133,526	$561,792

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$789,891	$607,448
Liabilities to be settled in stock	927,855	-
Due to officers	21,658	1,551
Convertible note	-	290,720
Derivative liabilities	-	4,655,031

Total liabilities	1,739,404	5,554,750

Stockholders’ deficit
Preferred stock $0.001 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2020 and 2019, respectively	-	-
Common stock $0.001 par value; 500,000,000 shares authorized, 11,233,223 and 5,849,208 shares issued and outstanding as of June 30, 2020 and 2019, respectively	11,233	5,850
Additional paid-in capital	31,803,491	4,955,379
Equity to be issued	115,000	230,000
Accumulated deficit	(20,535,602)	(10,184,187)
Total stockholders’ deficit	11,394,122	(4,992,958)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13,133,526	$561,792

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Esports Entertainment Group, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Years Ended June 30,
	2020	2019

Operating expenses:
General and administrative	$4,049,714	$3,014,473

Total operating expenses	4,049,714	3,014,473

Operating loss	(4,049,714)	(3,014,473)

Other income (expense)
Interest expense	(1,995,458)	(5,586,617)
Net amortization of debt discount and premium on convertible debt	(1,156,877)	(290,720)
Change in fair market value of derivative liabilities	(2,432,302)	2,520,060
Loss on extinguishment of debt, net	(2,795,582)	-
Gain on Warrant Exchange	1,894,418	-
Impairment of intangible asset	(67,132)	-
Gain on settlement of debt	253,588	-
Foreign exchange gain (loss)	42	100

Total other expense	(6,299,303)	(3,357,117)

Loss before income taxes	(10,349,017)	(6,371,650)

Income tax expense	(2,398)	(9,715)

Net loss and comprehensive loss	$(10,351,415)	$(6,381,365)
Basic and diluted loss per common share	$(1.50)	$(1.10)

Weighted average number of common shares outstanding, basic and diluted	6,880,321	5,791,145

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Esports Entertainment Group, Inc.

Consolidated Statements of Changes in Stockholders Equity (Deficit)

For the Twelve Months Ending June 30, 2020 and 2019

	Common Stock		Additional paid-in	Equity to be	Accumulated
	Shares	Amount	capital	issued	Deficit	Total

Balance as at July 1, 2018	5,572,697	5,573	3,684,265	379,102	(3,802,822)	266,118
Common stock and warrants issued for services	37,333	37	550,172	(127,500)	-	422,709
Common stock issued for cash, net of costs	13,778	14	30,986	(31,000)	-	-
Common stock issued upon the exercise of warrants	226,013	226	538,905	(220,602)		318,529
Issuance of stock options	-	-	151,051	-	-	151,051
Equity to be issued	-	-	-	230,000	-	230,000
Net loss for the period	-	-	-	-	(6,381,365)	(6,381,365)
Balance as at June 30, 2019	5,849,821	5,850	4,955,379	230,000	(10,184,187)	(4,992,958)
Common stock and warrants issued for cash, net of costs	1,980,000	1,980	6,769,460	-	-	6,771,440
Common stock issued upon the exercise of over-allotment, net of costs	209,400	209	823,550	-	-	823,759
Common stock issued upon the exercise of warrants, net of costs	1,543,396	1,543	6,552,739	85,000	-	6,639,282
Common stock issued upon the conversion of debt	1,217,241	1,217	4,137,373	-	-	4,138,590
Reclassification of derivative liability upon conversion of debt	-	-	4,793,462	-	-	4,793,462
Common stock issued for waiver agreement	5,435	5	26,897	-	-	26,902
Reclassification of derivative liability from warrants upon removal of derivative feature	-	-	221,222	-	-	221,222
Common stock issued for warrant exchange	288,722	289	1,688,735	-	-	1,689,024
Common stock and warrants issued for services	25,556	26	257,974	(200,000)	-	58,000
Non-cash warrant exercise	53,028	53	1,222,549	-	-	1,222,602
Stock based compensation	60,624	61	354,151	-	-	354,212
Net loss for the period	-	-	-	-	(10,351,415)	(10,351,415)
Balance as at June 30, 2020	11,233,223	$11,233	$31,803,491	$115,000	$(20,535,602)	$11,394,122

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Esports Entertainment Group, Inc.

Consolidated Statements of Cash Flows

	For the Years Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(10,351,415)	$(6,381,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,614,236	699,861
Amortization and depreciation	20,631	51,243
Non-cash interest expense for issuance of derivative	-	5,586,617
Impairment of intangible asset	67,132	-
Net amortization of debt discount and premium on convertible debt	1,156,887	290,720
Change in the fair market value of derivative liabilities	2,432,302	(2,520,060)
Loss on extinguishment of debt	1,995,458	-
Non-cash interest expense	2,097,949	-
Gain on warrant exchange	(1,894,418)	-
Gain on settlement of debt	(253,588)	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(123,831)	55,930
Accounts payable and accrued expenses	251,275	196,597
Due to officers	20,107	-
Net cash used in operating activities	(2,269,652)	(2,020,457)

Cash flows from investing activities:

Payment made in connection with business acquisition	(500,000)	-
Rent security deposit	-	(12,134)
Net cash used in investing activities	(500,000)	(12,134)

Cash flows from financing activities:

Proceeds from promissory convertible note	1,160,000	2,000,000
Repayment of promissory convertible note	(230,000)	-
Proceeds from the issuance of common stock	8,415,000	-
Proceeds from the exercise of over-allotments	889,950	-
Proceeds from the exercise of warrants	6,688,865	318,529
Deferred financing costs	(1,844,268)	(336,193)
Proceeds from promissory note - related party	-	50,000
Payment of promissory note - related party	-	(56,500)
Net cash provided by financing activities	15,079,547	1,975,836

Net (decrease) increase in cash	12,309,895	(56,755)

Cash, beginning of period	43,412	100,167

Cash, end of period	$12,353,307	$43,412

SUPPLEMENTAL CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Extinguishment of derivative liability associated with extinguishment of convertible notes	$6,219,785	$-
Extinguishment of debt discount associated with extinguishment of convertible notes	$1,909,280	$-
Debt discount and derivative liability associated with amended and restated note	$1,394,798	$-
Increase in principal amount of convertible debt associated with amended and restated note	$660,000	$-
Derivative liability associated with convertible notes entered into	$1,136,231	$-
Debt discount associated with convertible notes entered into	$1,276,000	$1,663,807
Extinguishment of derivative liability associated with cashless warrant exercise	$1,222,602	$-
Extinguishment of derivative liability associated with warrant exchange	$3,583,442	$-
Extinguishment of derivative liability upon exchange of warrants	$221,222	$-
Original issuance discount of convertible notes	$116,000	$200,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Note 1 – Nature of Operations

Esports Entertainment Group, Inc. (formerly VGambling Inc.) (the “Company”) was incorporated in the state of Nevada on July 22, 2008. On April 18, 2017, the majority of the shareholders of the Company’s common stock voted to approve a change of the name of the Company from VGambling, Inc. to Esports Entertainment Group, Inc.

The Company operates a licensed online gambling platform focused purely on the esports industry. Utilizing our peer-to-peer wagering system, we offer real money betting exchange style wagering on esports events from around the world in a secure environment. A betting exchange allows players to bet against one another rather than a bookmaker. Players can offer odds to, or request odds from, other players who wish to wager. Where traditional bookmakers risk going head-to-head with gamblers on markets, a betting exchange takes on no risk on the particular outcome of an event. Instead, a betting exchange provides the platform for its customers to match bets against one another and takes a small commission on winnings. Betting exchanges are becoming an increasingly integral part of the global gambling landscape, in many cases enabling customers to obtain better odds, more transparency and an experience that feels intuitively fairer. Further, the platform also facilitates gambling through “pool betting” whereby a group of people, be it a fan base of a team or a player or a group of friends and family, can pay a fixed price into a “pool” and then make a selection on an outcome, related to a tournament or game in esport. After the event has finished, those that selected the winner get an equal share of the pool.

At the current time, under our existing Curacao license, we are able to accept wagers from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. On April 30, 2020, we received our Gaming Service License (“License”) for online pool betting from the Malta Gaming Authority (“MGA”). The MGA is a long established authority that sets standards for gambling practices across the world with emphasis on safeguarding players and promoting responsible gambling. As an MGA license holder we will be able to benefit from onshore status in Europe as Maltese registered operators can advertise across the European Union.

On April 30, 2020 the Company received its Gaming Service License (“License”) for online pool betting from the Malta Gaming Authority (“MGA”). The License, is effective for a 10-year term and may be renewed by MGA for further 10-year periods subject to regulatory provisions.

On July 7, 2020, the Company entered into a stock purchase agreement (the “Argyll Purchase Agreement”), between the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby upon closing on July 31, 2020 the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies”). Argyll Entertainment is licensed and regulated by the UK Gambling Commission and the Irish Revenue Commissioners to operate online sportsbook and casino sites in the UK and Ireland, respectively. Argyll has a flagship brand, www.SportNation.bet, as well as two white label brands, www.RedZone.bet and www.uk.Fansbet.com, with over 200K registered players at the end of calendar year 2019.

On July 31, 2020, the Company consummated the closing of the Argyll Purchase Agreement. As consideration for the Acquired Companies, the Company (i) paid AHG $1,250,000 in cash (the “Cash Purchase Price”) of which $500,000 was previously paid; (ii) issued to AHG 650,000 shares of common stock of the Company (the “Consideration Shares”); and (iii) issued to AHG warrants to purchase up to 1,000,000 shares of common stock of the Company at an exercise price of $8.00 per share (the “Consideration Warrants” together with the Cash Purchase Price and the Consideration Shares the “Purchase Price”). The Consideration Warrants are exercisable for a term of three (3) years.

We do not accept wagers from United States residents at this time.

Pro Forma Operating Results

The following table provides unaudited pro forma results for the years ended June 30, 2020 and 2019, as if the Argyll Purchase Agreement consummated on July 1, 2018. The pro forma results of operations were prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the Argyll Purchase Agreement been made as of July 1, 2018 or results that may occur in the future.

	Pro Forma (Unaudited) for the years ended June 30, 2020 and 2019
	2020	2019
Net sales	$8,367,407	$12,357,277
Net loss	$(12,459,156)	$(9,215,991)
Net loss per common share, basic and diluted	$(1.65)	$(1.43)

F-7

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Note 2 – Basis of Presentation and Liquidity

The Company is in the development stage and has not yet realized profitable operations and has relied on non-operational sources to fund operations. The Company has incurred recurring losses and additional future losses are anticipated as the Company has not yet been able to generate revenue. The Company’s activities are subject to significant risks and uncertainties, including failing to obtain the licenses required to operate its gambling business, failing to secure the additional funding required to fully operationalize the Company’s business, and the risk of existing or future competitors offering similar or more advanced technology.

As of June 30, 2020, the Company had an accumulated deficit of $20,535,602 and a working capital of $11,377,248. The Company has not generated any revenues during the years ended June 30, 2020 and 2019. These factors raised substantial doubt regarding the Company’s ability to continue as a going concern, which has been alleviated by the execution of management’s plans. On April 16, 2020, the Company raised approximately $7,000,000 in net proceeds from its April Offering, as defined in Note 9. Additionally, the Company raised approximately $7,000,000 from the exercise of warrants and over-allotments during the year ended June 30, 2020. The funds received in the April Offering and warrant exercises are expected to be enough to satisfy the Company’s current obligations to continue operations at least for the next twelve months from the date of this filing.

There have been recent outbreaks in several countries, including the United States, of the highly transmissible and pathogenic coronavirus (“COVID-19”). The outbreak of such communicable diseases could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of many countries, including the United States. An outbreak of communicable diseases, or the perception that such an outbreak could occur, and the measures taken by the governments of countries affected could adversely affect the Company’s business, financial condition, and results of operations.

Note 3 – Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

The Company’s financial statements are prepared using the accrual basis of accounting in accordance and the Company’s functional and reporting currency is the U.S. dollar.

F-8

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Reverse Stock-Split

All share and per share amounts have been presented to give retroactive effect to a 1 for 15 reverse stock-split that occurred in January 2020.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with an original maturity of three months or less. As at June 30, 2020 and 2019 there were no cash equivalents. At times, cash deposits may exceed FDIC-insured limits. At June 30, 2020, the amount the Company had on deposit funds that exceeded the FDIC-insured limits which were approximately $12,000,000. At June 30, 2019, the Company’s balances did not exceed the FDIC-insured limits.

Prepaid Expenses

Prepaid expenses consist of insurance and services paid in advance, for which the Company has not yet received the benefit.

Equipment

Equipment is stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of an asset is derecognized when replaced.

Repairs and maintenance costs are charged to the statements of operations, during the year in which they are incurred.

Depreciation is provided for over the estimated useful life of the asset as follows:

Furniture and equipment	5 years
Computer equipment	3 years

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Intangible Assets

Intangible assets are comprised of online gaming website development costs and software are capitalized and amortized over an estimated useful life of 3 years. Costs related to the design or maintenance of internal-use software and website development are expensed as incurred.

F-9

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable. An impairment loss, measured as the amount by which the carrying amount exceeds the fair value, is recognized if the carrying amount exceeds estimated undiscounted future cash flows.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes,” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FASB issued ASC 740-10 “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

Derivative Instruments

The Company evaluates its convertible notes and warrants to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Paragraph 815-10-05-4 of the Codification and Paragraph 815-40-25 of the Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheet as current or non-current to correspond with its host instrument.

The Company marks to market the fair value of the remaining embedded derivative warrants at each balance sheet date and records the change in the fair value of the remaining embedded derivative warrants as other income or expense in the statements of operations.

The Company utilizes the Monte Carlo Method that values the liability of the debt conversion feature derivative financial instruments and derivative warrants based on exercise contingencies. The reason the Company selected the lattice binomial model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument. Therefore, the fair value may not be appropriately captured by simple models.

F-10

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurement” defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – inputs other than quoted prices that are observable for asset or liability or indirectly; and

Level 3 – inputs that are not based on observable market data.

The carrying amounts of the Company’s financial instruments including cash, amounts receivable, accounts payable, accrued liabilities, and due to shareholder approximate their fair values due to their short-term nature.

Income (Loss) Per Share

Basic income (loss) per share is computed by dividing net loss attributable to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive.

The following securities were excluded from weighted average diluted common shares outstanding for the twelve months ended June 30, 2020 and 2019 because their inclusion would have been antidilutive.

	As of June 30,
	2020	2019
Common stock equivalents:
Common stock options	51,942	51,942
Warrants issued with notes and placement agent warrants	5,264,592	727,779
Convertible notes	-	537,777
Equity to be issued	22,667	-
Totals	5,339,201	1,317,498

Foreign Currency Translation

Monetary assets and liabilities are translated from Canadian into U.S. dollars, which is the functional currency of the Company, at the year-end exchange rate, while foreign currency expenses are translated at the exchange rate in effect on the date of the transaction. The resultant gains or losses are included in the statement of operations. Non-monetary items are translated at historical rates.

Stock-based compensation

The Company applies ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including employee stock options under the Company’s stock plans based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense on a straight-line basis over the requisite service periods in the Company’s statement of operations and comprehensive loss. The Company recognizes share-based award forfeitures as they occur rather than estimate by applying a forfeiture rate.

F-11

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

The Company accounts for stock-based compensation in accordance with ASC Topic 718-10, “Compensation – Stock Compensation”. Therefore, the measurement of compensation expense for all stock awards granted are at the fair value on the date of grant and recognition of compensation expense is based on the related service periods for awards expected to vest, which is typically the performance period. The Company has adopted ASU 2018-07, Compensation – Stock Compensation. There was no accounting impact related to the adoption of ASU 2018-07.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Non-employee equity based payments are recorded as an expense over the service period, as if the Company had paid cash for the services. The Company recognizes compensation expense for the fair value of non-employee awards based on the straight-line method over the requisite service period of each award. The Company estimates the fair value of stock options granted as equity awards using a Black-Scholes options pricing model.

Advertising

Advertising consist primarily of online search and advertising, trade shows, marketing fees, and other promotional expenses. Online search and advertising costs, which are expensed as incurred, include online advertising media such as banner ads and pay-per-click payments to search engines. Advertising expense for the years ended June 30, 2020 and 2019 was $322,517 and $428,942, respectively.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may contain an embedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Recently issued accounting standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements.

In July 2017, the FASB issued Accounting Standards Update No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features; (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company adopted ASU 2017-11 which did not have any impact on the Company’s financial statement presentation or disclosures.

F-12

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) (“ASU 2019-12”): Simplifying the Accounting for Income Taxes. The new standard eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates, and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. For public business entities, it is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our consolidated financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our consolidated financial statements.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

Note 4 – Fixed Assets

Fixed assets as of June 30, 2020 and June 30, 2019 consists the following:

	June 30, 2020	June 30, 2019
Computer equipment	$14,450	$14,450
Furniture and equipment	20,241	20,241
Total	34,691	34,691
Accumulated depreciation	(26,650)	(18,114)
Net carrying value	$8,041	$16,577

During the years ended June 30, 2020 and 2019, the Company recorded total depreciation expense of $8,537 and $8,865, respectively.

Note 5 – Intangible Assets

Intangible assets as of June 30, 2020 and 2019 consists the following:

	June 30, 2020	June 30, 2019
Online gaming website	$6,000	$127,133
Accumulated amortization	(4,000)	(45,907)
Net carrying value	$2,000	$81,226

During the years ended June 30, 2020 and 2019, the Company recorded total amortization expense of $12,094 and $42,378, respectively. During the years ended June 30, 2020 and 2019, the Company recorded an impairment associated with the website asset of $67,132 and $0, respectively.

F-13

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Note 6 – Related party transactions

The Company entered into transactions and owes balances related to cash to officers and directors.

a) The Company currently leases office space from the Chief Executive Officer of the Company, Grant Johnson. During the years ended June 30, 2020 and 2019, the Company incurred rent of $7,200 and $4,800, respectively, charged by its Chief Executive Officer. As of June 30, 2020 and 2019, the Company owed $21,658 and $1,551, respectively, to its Chief Executive Officer related to rent payments and corporate expenses paid on the Company’s behalf.

b) The Company provides an expense advance to David Watt, a former Director of the Company. For the years ended June 30, 2020 and 2019, the Company had provided an expense advance of $0 and $18,750, respectively, to Mr. Watt. As of June 30, 2020 and June 30, 2019, the Company included in prepaid expenses and other current assets – related party was $0 and $16,050 for both periods related to David Watt’s expense advance.

d) On April 7, 2019, the Company entered into the Software Transfer Agreement with an entity owned by a former related party (the “Former Related Party”) which was terminated on November 6, 2019. On June 12, 2014, the Company entered into a Betting Gaming Platform Software Agreement with an entity owned by the Former Related Party which was terminated in December 2019. During the year ended June 30, 2019, the former Related Party performed IT consulting services for the Company in accordance with a consulting agreement which was terminated during the year ended June 30, 2019. The aforementioned agreements are collectively referred to as the Agreements (the “Agreements”). During the years ended June 30, 2020 and 2019, the Former Related Party charged the Company in the aggregate $20,505 and $323,480, respectively, in accordance with the Agreements. As of June 30, 2020 and 2019, the Company has accrued in the aggregate $36,650 and $155,495, respectively, to the former Related Party in accordance with the Agreements.

e) The Company has entered into a rental agreement and a referral agreement with Contact Advisory Services Ltd, which is partly owned by a member of our board of directors. During the years ended June 30, 2020 and 2019, the Company expensed $43,107 and $40,780, respectively, in accordance with the agreement. As of June 30, 2020 and 2019, the Company owed $0 and $8,153, respectively to Contact Advisory Services Ltd.

Note 7 – Commitments and contingencies

Consultant Agreements

On August 1, 2017, the Company entered into a consulting agreement with a consultant for compensation of $48,000 per year. If the Company’s generates revenues exceeding $1,000,000 per month for six consecutive months the base annual compensation will increase to $72,000 per year. On March 1, 2020, the Company amended the original consulting agreement in order to employ the consultant as head of Esports, Americas. The employee will be compensated $4,000 per month in accordance with regular payroll practices of the Company. The agreement terminates on February 28, 2021, and automatically extents for additional successive one-year periods unless the Company or the employee provides 30-days’ notice prior to expiration.

On July 13, 2018, the Company entered into an agreement in principle with a third party, to assist the Company with an offering of common stock of the Company or any other financing. Pursuant to this agreement, the Company advanced $50,000 for expenses which has been included in prepaid expenses as a deferred financing cost as of June 30, 2019. On April 16, 2020, the Company recorded the $50,000 as a reduction to additional paid in capital upon consummation of the April Offering, as define in Note 9.

On October 1, 2019, the Company entered into a sponsorship agreement with an eSports team (the “Team”) in order to obtain certain sponsorship-related rights, benefits, and opportunities with respect to the eSports team. The term of the contract was from October 1, 2019 to June 30, 2022. The Company agreed to pay the Team $516,000 over the term of the contract and $230,000 worth of common stock. The stock is payable in 12 equal installments on the first day of each month. On August 6, 2020, the Company entered into an amended and restated sponsorship agreement whereby the Company agreed to pay a total of $2,545,000 in cash and $825,000 of common stock in tranches throughout the term of the contract which expires on January 31, 2023. As of June 30, 2020, the Company issued 33,333 shares of common stock to the Team. As of June 30, 2020, the Company has accrued $181,590 as accrued expenses in relation to this agreement. For the year ended June 30, 2020, the Company has expensed $203,590 in accordance with the agreement. As of June 30, 2020, the Company owed 21,650 shares of common stock to the Team.

F-14

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Purchase Agreement

On July 7, 2020, the Company entered into a stock purchase agreement (the “Purchase Agreement”), by and among the Company, LHE, and AHG whereby the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies”).

As consideration for the Acquired Companies, the Company agreed to pay AHG (i) $1,250,000 in cash of which $500,000 has already been paid; (ii) 650,000 shares of common stock of the Company; and (iii) warrants to purchase up to 1,000,000 shares of common stock of the Company at an exercise price of $8.00 per share. warrants are exercisable for a term of three (3) years.

Contingencies

Boustead Securities, LLC (“Boustead”) has notified the Company that it owes Boustead $192,664, as well as warrants to purchase 94,528 shares of common stock of the Company, as compensation for their acting as the placement agent for the sale of Company securities between June 2017 and 2018. Unless this matter is settled, Boustead has notified the Company that they plan to file an arbitration claim to resolve this dispute. Management believes this claim to be without merit as it is management’s position that Boustead has been paid in full for the services provided and that no further cash or warrants are owed. The JAMS arbitration was originally scheduled for the end of January 2020 and has since been deferred due to COVID-19. It is the Company’s position that is has paid Boustead in full for the services it has provided. The Company has denied that it owes Boustead any additional cash or warrants and have filed motions to dismiss these claims as well as filed counterclaims against Boustead. The Company plans to continue to vigorously defend itself against these claims.

Note 8 – Convertible Debt

The Notes and the Bridge (each as defined below) were mandatorily converted in full on April 16, 2020 upon consummation of the April Offering, as defined in Note 9.

$2,200,000 Secured Convertible Note

On November 13, 2018 (the “November 2018 Offering”), the Company issued face value $2,200,000 5% Senior Convertible Notes issued at a 10% original issue discount along with 244,445 warrants for net proceeds of $2,000,000 (the “Notes”). Cash fees paid for financing costs were $336,193. The Notes are secured by all of our assets and accrues interest at 5% per annum, payable in cash at maturity. However, the principal amount may be converted at the option of the holder at any time during the term to maturity into shares of our common stock at a conversion price of $9.00 per share subject to adjustment for capital reorganization events and subsequent sales by the Company of shares of its common stock at a price per share below $9.00. The Notes also contain certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. The Company has concluded that the Notes contain an embedded conversion option that is indexed to the Company’s stock which contain an optional cash settlement feature. Therefore, the embedded conversion option is subject to classification in the Company’s financial statement in liabilities at fair value both at inception and subsequently pursuant to ASC 815.

In connection with the issuance of the Note, the Company issued the holders warrants to purchase our common stock. The warrant is exercisable until November 13, 2021 for 244,445 of shares at a purchase price of $11.25 per share subject to adjustment for capital reorganization events and subsequent sales by the Company of shares of its common stock at a price per share below $11.25. The Company has concluded that the Warrants contain an optional cash settlement feature. Therefore, the Warrants are subject to classification in the Company’s financial statement in liabilities at fair value both at inception and subsequently pursuant to ASC 815.

F-15

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Additionally, the Company issued its placement agents warrants to purchase its common stock. The warrant is exercisable until December 12, 2023 for 48,889 of shares at a purchase price of $11.25 per share subject to adjustment for capital reorganization events and subsequent sales by the Company of shares of its common stock at a price per share below $11.25. The Company has concluded that the Warrants contain an optional cash settlement feature. Therefore, the Warrants are subject to classification in the Company’s financial statement in liabilities at fair value both at inception and subsequently pursuant to ASC 815. During the year ended June 30, 2020, the placement agents warrants were exchanged and replaced with new warrants whereby their derivative feature was removed. Upon replacement, the warrants were fair valued and the derivative feature was recorded as additional paid in capital in the amount of $221,222.

On July 17, 2019, the Company and the investors (the “Investors”) in its November 2018 Offering entered into Waiver Agreements (the “Waiver Agreements”). Pursuant to the terms of the Waiver Agreement, the Investors waived the exercise of remedies with regard to certain breaches of agreements and any and all events of defaults between the Company and the Investors, including the Notes, Warrants, and Securities Purchase Agreements (the “Transaction Documents”).

In consideration for the Investors entrance into the Waiver Agreements, the Company increased the principal amount of each Note issued in the November 2018 Offering by 30%, in the form of an Amended and Restated Senior Secured Convertible Promissory Note (the “Amended and Restated Note”). Additionally, for its role as lead investor, facilitator and negotiating the terms of the Waiver Agreement, the Company issued to Cavalry Fund I LP warrants to purchase 3,333 shares of Common Stock exercisable on or after October 1, 2019 for a term of three (3) years from such date at an exercise price of $11.25 per share (the “Cavalry Warrant”).

The Company evaluated the debt modification for the Amended and Restated Note in accordance with ASC 470-50 and concluded that the debt qualified for debt extinguishment as the 10% cash flow test was met. As a result, the $2,200,000 Secured Convertible Note was written off and the Amended and Restated Note was recorded at fair value as of July 17, 2019. On July 17, 2019 the Company wrote off the remaining principal balance of $2,200,000 and recorded the Amended and Restated Note at fair market value in the amount of $4,476,412. On July 17, 2019, of the $4,476,412 fair market value, $2,860,000 represents the face amount of the Amended and Restated Note and $1,616,412 represents the deemed premium paid for the Amended and Restated Note which was recorded as additional debt principal to be amortized over the remaining life of the Amended and Restated Note. The Company accelerated the remaining amortization of the July 17, 2019 premium on November 19, 2019. For the twelve months ended June 30, 2020, the Company recorded a reduction to amortization expense in the amount of $1,616,412 for the amortization of the deemed premium and a loss on extinguishment of debt in the amount of $2,795,582.

On November 19, 2019, the Company and the Investors in its November 2018 Offering have agreed to or entered into subsequent Waiver Agreements (the “November Waiver Agreements”). Pursuant to the terms of the November Waiver Agreement, the Investors agreed to waive the exercise of remedies with regard to any and all events of default between the Company and the Investors, in connection with the Transaction Documents and agreed to extend the maturity of their Notes until February 14, 2020. In consideration for the November Waiver Agreements, the Company issued 5,435 shares of common stock and recorded $26,902 as interest expense. As of March 31, 2020, the Investors verbally agreed to extend the maturity date until the filing of the Company’s registration statement, which was subsequently filed on April 15, 2020.

In consideration for the Investors entrance into the Waiver Agreements, the Company has agreed to issue to each Investor an additional Warrant (the “Additional Warrant”) to purchase such number of shares of the Company’s Common Stock equal to 5% of the Warrant Shares initially issuable to such Investor under the Warrant issued to such Investor in the November 13, 2018 Offering, as amended. The Additional Warrant shall have an exercise price of $11.25 per share and shall be in form substantially the same as the Warrants issued in the November 13, 2018 Offering, provided that no cashless provision, ratchet provision or piggyback registration provisions shall be contained in the Additional Warrants.

F-16

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

The Company evaluated the debt modification for the Amended and Restated Note in accordance with ASC 470-50 and concluded that the debt did not qualify for debt extinguishment as the 10% cash flow test was not met. As a result, the additional warrants issued in connection with the waiver were fair valued and recorded as a debt discount, and are being amortized to interest expense over the remaining term of the debt. In addition, the Company incurred $50,000 of deferred financing fees in connection with the modification and expensed the fees to interest expense immediately.

These Notes were verbally agreed to be extended at the maturity date until the April Offering, as defined in Note 9. The Notes were mandatorily converted in full on April 15, 2020 upon the consummation of the Company’s public offering of its securities and simultaneous listing on the Nasdaq Capital Market. The Company accrued interest at the default interest rate, which was recorded as a gain on extinguishment of debt upon conversion as no default interest was called.

Private Placement Offerings

On August 14, 2019 and August 29, 2019, the Company consummated the initial closings (“Initial Closings”) of a private placement offering (the “Offerings”) whereby the Company entered into those certain securities purchase agreement (the “August 2019 Purchase Agreements”) with seven (7) accredited investors (the “August Investors”). Pursuant to the August 2019 Purchase Agreements, the Company issued the August Investors those certain convertible promissory notes (the “August Convertible Promissory Notes”) in the aggregate principal amount of $522,500 (including a 10% original issue discount) and warrants (the “August Investor Warrants”) to purchase 58,057 shares of the Company’s common stock for aggregate gross proceeds of $475,000.

On October 11, 2019 and December 16, 2019, Company consummated additional closings of the Offerings whereby the Company entered into certain securities purchase agreement accredited investors (the “Q2 Closings”). Pursuant to the Q2 Closings, the Company issued the investors those certain convertible promissory notes (the “Q2 Promissory Notes”) in the aggregate principal amount of $753,500 (including a 10% original issue discount) and to purchase 83,722 shares of the Company’s common stock for aggregate gross proceeds of $685,000.

The August Convertible Promissory Notes and Q2 Promissory Notes, together and in the aggregate the (“Bridge Notes”) accrue interest at a rate of 5% per annum and are initially convertible into shares of the Company’s common stock at a conversion price of $9.00 per share, subject to adjustment (the “Conversion Price”). The Bridge Notes contain a mandatory conversion mechanism whereby unpaid principal and accrued interest on the Bridge Notes, upon the closing of a Qualified Offering (as defined therein) converts into the securities offered in such a Qualified Offering at the lower of (i) the Conversion Price and (ii) 80% of the offering price in the Qualified Offering. The Bridge Notes contain customary events of default (each an “Event of Default”) and mature on August 14, 2020, August 29, 2020, October 16, 2020 and December 6, 2020. If an Event of Default occurs, the outstanding principal amount of the Bridge Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Bridge Notes will become, at the holder’s election, immediately due and payable in cash at the “Mandatory Default Amount”. The Mandatory Default Amount means the sum of 130% of the outstanding principal amount of the Bridge Notes plus accrued and unpaid interest, including default interest of 18% per year, and all other amounts, costs, expenses and liquidated damages due in respect of the Bridge Notes.

Pursuant to the Bridge Notes, each investor was entitled to 100% warrant coverage, such that investor in the Bridge Notes received the same number of warrants to purchase shares of Common Stock as is the number of shares of Common Stock initially issuable upon conversion of the Bridge Notes as of the date of issuance. The warrants issued in accordance with the Bridge Notes are exercisable at a price of $11.25 per share, subject to adjustment from the date of issuance through August 14, 2022, August 29, 2022, October 11, 2022 and December 16, 2022.

The Bridge Notes were mandatorily converted in full on April 15, 2020 upon the consummation of the April Offering, as defined in Note 9.

F-17

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Joseph Gunnar & Co., LLC (the “Placement Agent”) acted as placement agent for the Offerings and received cash compensation of $85,000 and warrants to purchase 20,778 shares of the Company’s common stock, at an initial exercise price of $11.25 per share, subject to adjustment (“Agent Warrants”). The Agent Warrants may be exercised on a “cashless” basis and expire August 14, 2024 and August 29, 2024.

Accounting for the Amended and Restated Notes and Convertible Promissory Notes

The Company evaluated the terms and conditions of the Amended and Restated Notes and Convertible Promissory Notes issued in the private placement offerings under the guidance of ASC 815. Because the economic characteristics and risks of the equity-linked conversion options are clearly and closely related to a debt-type host and the conversion features contain an optional cash settlement, the conversion features require classification and measurement as derivative financial instruments. Further, these features individually were not afforded the exemption normally available to derivatives indexed to a company’s own stock. Accordingly, our evaluation resulted in the conclusion that this compound derivative financial instrument requires bifurcation and liability classification, at fair value. The compound derivative financial instrument consists of an embedded conversion feature. Current standards contemplate that the classification of financial instruments requires evaluation at each report date.

The following tables reflect the allocation of the purchase on the financing dates:

Secured Convertible Notes	Face Value
	June 30, 2020	June 30, 2019
Face value of Amended and Restated Note	$-	$2,200,000
Face value of Bridge Notes	-	-
Total face value	-	2,200,000
Aggregate debt discount	(-)	(1,909,280)
Carrying value	$-	$290,720

The carrying value of the aggregate secured convertible notes at June 30, 2020 and 2019 was $0 and $290,720, respectively.

Discounts and premiums on the convertible notes arise from (i) the allocation of basis to other instruments issued in the transaction, (ii) fees paid directly to the creditor and (iii) initial recognition at fair value, which is greater than face value. Discounts and premiums are amortized through charges to and reductions to amortization of interest expense using the effective interest rate method over the term of the debt agreement. Amortization of debt discounts amounted to $2,841,617 and amortization of debt premium amounted to $1,616,412, which resulted in expense from net amortization in the amount of $1,225,205 during the year ended June 30, 2020. During the year ended June 30, 2019, the Company recorded amortization of debt discount in the amount of $290,720.

Derivative Liabilities

The carrying value of the compound embedded derivative and warrant derivative liabilities are on the balance sheet, with changes in the carrying value being recorded as a change in fair market value of derivative liabilities on the statements of operations and comprehensive loss.

The Company’s derivative liability was extinguished upon conversion of the Company’s convertible notes and exchange of the Company’s warrants issued with the convertible notes in the April Offering, as defined in Note 9. The components of the compound embedded derivative and warrant derivative liabilities as of June 30, 2019 are as follows:

Our financing giving rise to derivative financial instruments	Indexed Shares	Fair Values
Compound embedded derivatives:
$2,200,000 face value secured convertible notes	244,444	$1,777,363
Warrant derivative liabilities (Issued with Note)	244,444	2,398,057
Warrant derivative liabilities (Placement agent Warrants)	48,889	479,611
	537,777	$4,655,031

F-18

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Fair Value Considerations

GAAP establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As presented in the tables below, this hierarchy consists of three broad levels:

Level 1 valuations: Quoted prices in active markets for identical assets and liabilities.

Level 2 valuations: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations whose inputs or significant value drivers are observable.

Level 3 valuations: Significant inputs to valuation model are unobservable.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Financial liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheet as of June 30, 2019.

	Amounts at	Fair Value Measurement Using Level 3 Inputs Total
Liabilities	Fair Value	Level 1	Level 2	Level 3
Derivative liability – conversion feature	$1,777,363	$-	$-	$1,777,363
Derivative liability – warrants	2,877,668	-	-	2,877,668
Total	$4,655,031	$-	$-	$4,655,031

The table below provides a summary of the changes in fair value, including net transfers in and/or out of all financial liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended June 30, 2020 and 2019:

Amount
Issuances to debt discount	$2,200,000
Issuances to interest expense	4,975,091
Change in fair value of derivative liabilities	(1,659,507)
Change in fair value of warrant liabilities	(860,553
Balance at June 30, 2019	4,655,031
Change due to warrant exercise	(1,222,602)
Change due to extinguishment of debt	(1,426,323)
Change due to acquired amended and restated note	2,504,127
Change due to issuance of warrants	1,851,892
Change in fair value of derivative liabilities	2,134,592
Change in fair value of warrant liabilities	297,706
Change due to redemption of convertible debt	(196,297)
Change due to extinguishment of warrant liabilities upon Warrant Exchange	(3,583,442)
Change due to extinguishment of derivative liabilities upon conversion of notes	(4,793,462)
Change due to extinguishment of derivative upon exchange of derivative warrants	(221,222)
Balance at June 30, 2020	$-

F-19

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Changes in the observable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments.

The features embedded in the secured convertible notes and the warrants were valued using a Monte Carlo based valuation model. The Monte Carlo valuation technique was utilized because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) that are necessary to fair value these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, the Company projects and discounts future cash flows applying probability-weighted to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Because derivative financial instruments are initially and subsequently carried at fair values, the Company’s income will reflect the volatility in these estimate and assumption changes.

Note 9 – Common Stock

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock with a par value of $0.001 per share. There are no preferred shares designated, issued, and outstanding for the years ending June 30, 2020 and 2019.

Issued Common Stock

During the year ended June 30, 2019, the Company issued 37,333 shares of its common stock for services rendered with a weighted average fair market value of $14.74 per share or $550,209 in the aggregate. Of the 37,333 shares of common stock issued, 11,000 shares of common stock were related to services received in a previous period. The Company recorded these shares as equity to be issued at June 30, 2018 with a fair market value of $12.75 per share or $127,500 in the aggregate. For the period ended June 30, 2019, the Company recorded $127,500 as a reduction in equity to be issued.

During the year ended June 30, 2019, the Company issued 13,778 shares of its common stock related to a subscription agreement entered in a previous period. The Company recorded these shares as equity to be issued at June 30, 2018 and did not receive any cash proceeds during the year ended June 30, 2019. For the year ended June 30, 2019, the Company recorded $31,000 as a reduction in equity to be issued.

During the year ended June 30, 2019, the Company issued 226,013 shares of common stock for the exercise of warrants with a weighted average fair market value of $2.39 per share or $539,131 in the aggregate. Of the 226,013 shares of common stock issued, 84,444 of common stock were related to exercises in a previous period. The Company recorded these shares at June 30, 2018 with a fair market value of $2.61 per share or $220,602 in the aggregate. For the period ended June 30, 2019, the Company recorded $220,602 as a reduction in equity to be issued.

During the year ended June 30, 2020, the Company issued 53,028 shares of its common stock upon the exercise of warrants upon a cashless exercise.

During the year ended June 30, 2020, the Company issued 1,543,396 shares of its common stock upon the exercise of warrants and received net cash proceeds of $6,554,283. As of June 30, 2020, the Company recorded $85,000 as equity to be issued in relation to warrants exercised.

On November 19, 2019, the Company and the Investors in its November 2018 Offering entered into subsequent Waiver Agreements (the “November Waiver Agreements”). Pursuant to the terms of the November Waiver Agreement, the Investors agreed to waive the exercise of remedies with regard to any and all events of default between the Company and the Investors, in connection with the Transaction Documents and agreed to extend the maturity of their Notes until the April Offering, as defined below. The Company issued 5,435 shares of common stock in relation to the November Waiver Agreements. These Notes were mandatorily converted in full upon the consummation the April Offering. In consideration for the Investors entrance into the Waiver Agreements, the Company has agreed to issue to each Investor an additional Warrant (the “Additional Warrant”) to purchase such number of shares of the Company’s Common Stock equal to 5% of the Warrant Shares initially issuable to such Investor under the Warrant issued to such Investor in the November 13, 2018 Offering, as amended. The Additional Warrant shall have an exercise price of $11.25 per share and shall be in form substantially the same as the Warrants issued in the November 2018 Offering, provided that no cashless provision, ratchet provision or piggyback registration provisions shall be contained in the Additional Warrants.

F-20

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

During the year ended June 30, 2020, the Company issued 25,556 shares of its common stock for services rendered with a weighted average fair market value of $10.10 per share or $258,000 in the aggregate. Of the 25,556 shares of common stock issued, 16,667 shares of common stock were related to services received in a previous period. The Company recorded these shares as equity to be issued at June 30, 2019 with a fair market value of $12.0 per share or $200,000 in the aggregate. For the year ended June 30, 2020, the Company recorded $258,000 as general and administrative expense for the shares issued and recorded $200,000 as a reduction in equity to be issued.

During the year ended June 30, 2020, the Company issued 60,624 shares of its common stock for services rendered with a weighted average fair market value of $5.84 per share or $354,151 in the aggregate.

Liabilities to be settled in stock

On June 3, 2020, the Company’s board of directors granted 117,450 shares of common stock, in the aggregate, as follows (i) 1,333 shares granted to management, (ii) 16,966 shares granted to employees, and (iii) 99,151 shares granted to consultants. The board of directors granted these shares for services rendered. The Company recorded these shares as stock-based compensation in the amount of $927,855. As of June 30, 2020, the Company recorded $927,855 as liabilities to be settled in stock in relation to the grant. The shares were issued on September 28, 2020.

Public Offering and Conversion of Debt

On April 16, 2020, the Company closed its offering (the “April Offering”) in which it sold 1,980,000 units, with each unit consisting of one share of the Company’s common stock and two warrants (“Unit A Warrant” and “Unit B Warrant”, and collectively with the common stock the “Units”), each to purchase one share of common stock, at a public offering price of $4.25 per share. In connection with the Offering, the Company (i) received net proceeds of $6,771,440 million, after deducting underwriting discounts, commissions and offering fees, (ii) issued 1,217,241 shares of common stock and 2,434,482 warrants with an exercise price of $4.25 per share upon the conversion of $4,138,585 of the Company’s convertible debt and accrued interest, (iii) recorded $4,793,462 of additional paid in capital in connection with the extinguishment of the Company’s derivative liability associated with the convertible debt, and (iv) paid $125,000 of principal convertible debt and recorded $153,401 as gain on settlement of debt in relation to the derivative liability associated $125,000 principal payment. In addition, the underwriters were granted a 45-day option to purchase up to an additional 297,000 shares of Common Stock, and/or 297,000 Unit A Warrants, and/or 297,000 Unit B Warrants, or any combination thereof, to cover over-allotments, if any (the “Over-Allotment Option”). The Units were offered and sold to the public pursuant to the Company’s registration statement on Form S-1, filed by the Company with the Securities and Exchange Commission on May 2, 2019, as amended, which became effective on April 14, 2020.

In connection with the April Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) dated April 14, 2020 with the underwriters (the “Underwriters”) of the Offering. Pursuant to the Underwriting Agreement, the Underwriters exercised the over-allotment option to purchase 209,400 additional Unit A Warrants and 209,400 additional Unit B Warrants at a price of $0.01 for each of the Unit A and Unit B Warrants (the “Over-Allotment Option”). The Company received net proceeds of $823,759 from the exercise of the over-allotment option.

In connection with the April Offering the Notes and the Bridge Notes were mandatorily converted into shares of the Company’s common stock and warrants pursuant to the terms therein. The Notes and Bridge Notes are no longer of any force or effect. See Note 8.

Warrant Exchange

On January 17, 2020 the Company entered into Exchange Agreements with eighteen of its investors whereby the investors agreed to exchange warrants to purchase an aggregate of 288,722 shares of common stock for 288,722 shares of the Company’s common stock (the “Warrant Exchange”). The Company recorded $1,894,418 as a gain on Warrant Exchange which represents the difference in the fair value of the exchanged warrants in the amount of $3,583,442 and the fair value of the common stock issued in the amount of $1,689,024. The Exchange Agreements were entered into in order to extinguish the derivative liability associated with the warrants.

F-21

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Note 10 – Warrants

A summary of the Company’s warrant activities is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Intrinsic Value
Outstanding, July 1, 2018	658,023	$3.15	2.60	$6,064,913
Issued	309,334	11.25
Exercised	(226,013)	2.40		1,817,576
Expired	(13,565)	1.77
Outstanding, June 30, 2019	727,779	6.30	2.09	2,563,939
Issued	6,570,302	4.44
Exercised	(1,674,542)	4.59		4,461,592
Exchanged	(288,722)	11.25
Expired	(70,225)	3.12
Outstanding and Exercisable, June 30, 2020	5,264,592	$4.28	0.86	$14,654,296

There were 1,709,953 warrants exercised during the year ended June 30, 2020. The intrinsic value of the warrants exercised during the years ended June 30, 2020 and 2019 was $4,561,472 and $1,817,576, respectively.

Note 11 – Stock Options

On August 1, 2017, the Company adopted the 2017 Stock Incentive Plan (the “2017 Plan”) whereby incentive stock options issued to employees, officers, and directors of the Company shall not exceed 166,667 of which the purchase price of the stock options shall not be less than 100% of the fair market value of the Company’s common stock and the period for exercising the stock options not exceed 10 years from the date of grant. The option price per share with respect to each option shall be determined by the committee for non-qualified stock options.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding, July 1, 2018	54,609	$10.50
Granted	13,333	10.50
Cancelled	(16,000)
Outstanding, June 30, 2019	51,942	10.50
Granted	-	-
Exercised	-	-
Cancelled	-	-
Outstanding, December 31, 2019	51,942	$10.50

As of June 30, 2020, the weighted average remaining life of the options was 4.35 years.

During the years ended June 30, 2020 and 2019, the Company recorded stock-based compensation expense of $1,614,236 and $699,861, respectively, which has been recorded as general and administrative expense in the statements of operations.

F-22

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Of the $1,614,236 stock based compensation, $274,230 was related to the amortization of stock based compensation recorded as prepaid expense. As of June 30, 2020, there was $175,137 of unrecognized expense related to non-vested stock-based compensation arrangements.

Note 12 – Segment Information

The following tables summarizes financial information by geographic segment.

For the year ended June 30, 2020:

	Antigua	Malta	Curacao	U.S.	Total
Net Loss	$50,852	$145,324	$213,879	$9,941,360	$10,351,415

For the year ended June 30, 2019:

	Antigua	Malta	Curacao	U.S.	Total
Net Loss	$-	$32,017	$8,229	$6,695,878	$6,736,124

As of June 30, 2020:

	Antigua	Malta	Curacao	U.S.	Total
Assets	$15,293	$49,400	$2,257	$13,066,576	$13,133,526

As of June 30, 2019:

	Antigua	Malta	Curacao	U.S.	Total
Assets	$183,650	$9,639	$1,153	$415,243	$609,685

Note 13 – Income Taxes

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended June 30, 2020 and 2019 is as follows:

United States	June 30,
	2020	2019
Income before income taxes	$(10,349,016)	$(6,371,649)
Taxes under statutory U.S. rates	(2,173,293)	(1,338,046)
Increase in valuation allowance	863,264	725,276
Foreign tax rate differential	(5,953)	2,451
Change in value of derivatives	510,783	813,801
Debt restructure	797,981	-
Asset impairment	14,098	-
Discrete items	(4,482)	(193,767)
Income tax	$2,398	$9,715

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company is currently evaluating the impact of the CARES Act, but due to sustained losses, the NOL carryback provision of the CARES Act would not yield a benefit to us.

F-23

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

Deferred tax assets	June 30,
	2020	2019
Net operating loss carryforward	$1,864,962	$1,232,306
Nonqualified stock options	187,209	146,971
Stock compensation payable	190,370	-
Total deferred tax assets	2,242,541	1,379,277
Valuation allowance	(2,242,541)	(1,379,277)
Net deferred tax assets	$-	$-

At June 30, 2020, the Company had U.S. net operating loss carry forwards of approximately $7,483,651 that may be offset against future taxable income subject to limitation under IRC Section 382. Of the $7.5 million, of Federal net operating loss carryforwards, $2.8 million begin to expire in 2032. The remaining balance of $4.7 million do not have an expiration. At June 30, 2020, the Company had Antigua net operating loss carry forwards of approximately $955,499 million which can be carried forward for 6 years but are limited in annual usage of 50% of current years taxable income. Additional foreign net operating loss carryforwards were generated in Malta in the amount of $154,626 which do not expire and Curacao in the amount of $1,826 which can be carried forward for 10 years. No tax benefit has been reported in the June 30, 2020 and 2019 consolidated financial statements due to the uncertainty surrounding the realizability of the benefit, based on a more likely than not criteria and in consideration of available positive and negative evidence.

The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of June 30, 2020 and June 30, 2019, respectively.

Note 14 – Subsequent Events

Equity Issuances

On July 6, 2020, the Company issued 650,000 shares of common stock in accordance with the Argyll Purchase Agreement (see Note 1).

Subsequent to June 30, 2020, the Company issued 258,796 shares of common stock upon the exercise of warrants with a weighted average exercise price of $4.15 per share.

Subsequent to June 30, 2020, the Company issued 181,176 shares of common stock to members of management as compensation.

Subsequent to June 30, 2020, the Company issued 16,966 shares of common stock to employees as compensation.

Subsequent to June 30, 2020, the Company issued 109,781 shares of common stock to consultants as compensation for services rendered.

F-24

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2020

(Expressed in U.S. dollars)

Loan Payable

Subsequent to June 30, 2020 and in connection with the Argyll acquisition, the Company entered into a bank loan agreement in the amount of $250,000. The loan carries no interest for twelve months, and is payable in accordance with the terms set forth in the Paycheck Protection Program established under the Corona virus Aid, Relief and Economic Security Act enacted March 27, 2020.

Twin River Agreement

On August 17, 2020, the Company entered into an agreement with Twin River Worldwide Holdings, Inc. (“Twin River”) that operates various online gaming and betting services in the state of New Jersey, USA. The organization will assist the Company in the operations and support to make available sports wagering to persons in New Jersey under the State Gaming Law. On the skin launch date (the “Launch Date”), which is expected to occur during the fiscal year ending June 30, 2021, the Company will pay the operator $1,500,000 and issue 50,000 shares of common stock. On each one-year anniversary of the Launch Date, the Company will pay an additional $1,250,000 and issue 10,000 shares of common stock. The agreement shall have a term of ten years from the Launch Date.

Flip Agreement

On September 3, 2020 the Company, entered into an Assignment of Intellectual Property Rights Agreement (the “IP Assignment Agreement”), by and among the Company, AHG and Flip Sports Limited (“Flip”) whereby the Company acquired all intellectual property rights in connection with the software developed by Flip and owned by AHG related to AHG’s online games and rewards platform and all other online software (the “Software”). This includes all works in relation to the same, including, but not limited to the source code of the Software and all technical and functional information and documentation required to operate the Software, all artwork, content and materials used in connection with the Software and any other works in respect of which AHG is the legal and beneficial owner and which are being used in connection with the Software (the “Works” together with the intellectual property rights in the Software the “Assigned Intellectual Property”).

The IP Assignment Agreement is subject to Transfer of Undertakings (Protection of Employment) Regulations 2006 (the “Transfer Regulations”) pursuant to U.K. labour law, protecting employees whose business is being transferred to another business. Accordingly, as of the Effective Date, all employees of Flip (the “Flip Employees”) will become employees of the Company or one of its operating subsidiaries pursuant to the same terms of employment such employees maintained with Flip.

As consideration for the Assigned Intellectual Property, the Company agreed to pay AHG an aggregate of $1,100,000 (the “Flip Purchase Price”) payable as follows: (a) $100,000 in cash on the Effective Date (“Cash Consideration”); and (b) that certain number of shares the Company’s restricted common stock, equal to $1,000,000 (the “Share Consideration”) at a price per share equal to the 30-day weighted average of the Company’s common stock immediately prior to the issuance in accordance with the following payment schedule (i) that certain number of shares equal to $500,000 issued to AHG on the Effective Date (“Closing Shares”); and (ii) that certain number of shares equal to $500,000 of restricted common stock (the “Post Closing Shares”) issued to AHG on the sixth (6) month anniversary of the Effective Date (“Final Payment Date”), subject to the continued employment of certain key employees of Flip as identified in the IP Assignment Agreement (the “Key Employees”). The cash equivalent amount of the Post Closing Shares shall be reduced by $100,000 per Key Employee no longer with the Company on the Final Payment Date. On September 14, 2020, the Company issued 93,808 in accordance with the agreement.

In consideration for and as a condition to AHG entering into the IP Assignment Agreement, the Company and AHG entered into an Agreement for the License of Software on a Source Code Basis (the “License Agreement”) whereby the Company granted AHG a perpetual license to the Software subject to restrictions as to its use as well ongoing development and support services.

From the Effective Date until the 4th anniversary of the Effective Date of the IP Assignment Agreement, AHG may (i) use, reproduce and exploit the AHG Software Copy (as defined in the License Agreement) on an exclusive basis within the jurisdictions outlined therein; (ii) after the 4th anniversary of the Effective Date use, reproduce and exploit the AHG Software Copy on a non-exclusive basis anywhere in the world; and (iii) at any time after the Effective Date change, copy, alter, add to, take from, adapt or translate the Software in order to create, use and exploit versions of the Software created for AHG and the Company in accordance with the terms of License Agreement.

In consideration of the development of Software customized by the Company pursuant to certain modifications as set forth in the License Agreement, as well the installation of such Software and the knowledge transfer services (“Knowledge Transfer”) provided by the Company in order to assist AHG in its project of creating custom Software to adapt to its own needs, AHG shall pay the Company the sum of thirty thousand pounds (30,000 GBP) per month from the Effective Date until such development and Knowledge Transfer are completed. In consideration for the Company providing any further support services, AHG shall pay to the Company such fee as may be agreed in writing between the parties from time to time based on a developer day rate of £500 per day.

2020 Plan

On September 10, 2020, the Company’s board of directors adopted the 2020 Equity and Incentive Plan (the “2020 Plan”) which allows for 1,500,000 shares that may be awarded under the 2020 Plan.

F-25

F-26

Esports Entertainment Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	June 30,
	2020	2020

ASSETS

Current assets
Cash	$5,571,431	$12,353,307
Restricted cash	2,006,752	-
Loans receivable	1,000,000	-
Other receivables	808,946	-
Receivables reserved for users	322,215	-
Deposit on business acquisition	-	500,000
Prepaid expenses and other current assets	891,281	263,345
Total current assets	10,600,625	13,116,652

Equipment, net	67,470	8,041
Right of use asset, net	302,534	-
Intangible assets, net	6,474,036	2,000
Goodwill	6,908,592	-
Other non-current assets	1,169,405	6,833

TOTAL ASSETS	$25,522,662	$13,133,526

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$3,351,150	$777,778
Liabilities to customers	2,229,724	-
Contingent consideration	500,000	-
Notes payable - current	26,880	-
Operating lease liability - current	143,443	-
Taxes payable	40,642	12,113
Warrant liability	4,859,782	-
Liabilities to be settled in stock	-	927,855
Due to officers	-	21,658
Total current liabilities	11,151,621	1,739,404

Operating lease liability - non-current	74,450	-
Notes payable - non - current	314,410	-

Total liabilities	11,540,481	1,739,404

Commitments and contingencies

Stockholders’ equity
Preferred stock $0.001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock $0.001 par value; 500,000,000 shares authorized, 13,579,894 and 11,233,223 shares issued and outstanding as of December 31, 2020 and June 30, 2020, respectively	13,580	11,233
Additional paid-in capital	43,665,482	31,918,491
Accumulated deficit	(29,634,132)	(20,535,602)
Accumulated other comprehensive loss	(62,749)	-
Total stockholders’ equity	13,982,181	11,394,122

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,522,662	$13,133,526

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

Esports Entertainment Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019

Net revenue	$2,362,193	$-	$2,584,585	$-

Operating costs and expenses:
Cost of revenue	1,333,678	-	1,753,753	-
Sales and marketing	1,888,372	78,312	2,492,488	104,351
General and administrative	4,909,431	590,566	7,965,239	1,257,461

Total operating expenses	8,131,481	668,878	12,211,480	1,361,812

Operating loss	(5,769,288)	(668,878)	(9,626,895)	(1,361,812)

Other income (expense):
Other income	479	-	2,990	-
Interest expense	-	(1,550,418)	(1)	(2,262,313)
Net amortization of debt discount and premium on convertible debt	-	(840,170)	-	(550,259)
Change in fair value of derivative liabilities	-	16,631	-	1,087,347
Change in fair value of warrant liability	(1,472,564)	-	628,389	-
Gain (loss) on extinguishment of debt, net	-	-	-	(2,795,582)
Impairment of intangible asset	-	(67,131)	-	(67,131)
Gain on settlement of debt	-	42,896	-	42,896
Foreign exchange loss	(48,664)	(1,577)	(103,013)	(1,577)

Loss before income taxes	(7,290,037)	(3,068,647)	(9,098,530)	(5,908,431)

Income tax	-	-	-	-

Net loss	$(7,290,037)	$(3,068,647)	$(9,098,530)	$(5,908,431)

Other comprehensive loss:
Foreign currency translation loss	(63,690)	-	(62,749)	-

Total comprehensive loss	$(7,353,727)	$(3,068,647)	$(9,161,279)	$(5,908,431)
Basic and diluted loss per common share	$(0.57)	$(0.52)	$(0.73)	$(1.00)

Weighted average number of common shares outstanding, basic and diluted	12,877,159	5,924,230	12,518,507	5,893,513

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

Esports Entertainment Group, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Three and Six Months Ending December, 2020 and 2019

(Unaudited)

			Additional		Accumulated other
	Common Stock		paid-in	Accumulated	comprehensive
	Shares	Amount	capital	Deficit	income (loss)	Total

Balance as at July 1, 2020	11,233,223	$11,233	$31,918,491	$(20,535,602)	$-	$11,394,122
Common stock issued upon the exercise of warrants	275,463	276	1,024,648	-	-	1,024,924
Common stock issued for LHE Enterprises Limited	650,000	650	3,801,850	-	-	3,802,500
Common stock issued for FLIP acquisition	93,808	94	499,906	-	-	500,000
Common stock issued for services	291,256	291	1,873,551	-	-	1,873,842
Stock based compensation	-	-	36,035	-	-	36,035
Foreign exchange translation	-	-	-	-	941	941
Net loss	-	-	-	(1,808,493)	-	(1,808,493)
Balance as at September 30, 2020	12,543,750	12,544	39,154,481	(22,344,095)	941	16,823,871
Common stock issued upon the exercise of warrants	177,778	844	3,232,274	-	-	3,233,118
Common stock issued for services	191,736	192	982,579	-	-	982,771
Stock based compensation	-	-	296,148	-	-	296,148
Foreign exchange translation	-	-	-	-	(63,690)	(63,690)
Net loss	-	-	-	(7,290,037)	-	(7,290,037)
Balance as at December 31, 2020	13,579,894	$13,580	$43,665,482	$(29,634,132)	$(62,749)	$13,982,181

Balance as at July 1, 2019	5,849,208	$5,849	$5,185,380	$(10,184,187)	$-	$(4,992,958)
Common stock and warrants issued for services	16,667	17	(17)	-	-	-
Stock based compensation	-	-	55,672	-	-	55,672
Net loss	-	-	-	(2,839,784)	-	(2,839,784)
Balance as at September 30, 2019	5,865,875	5,866	5,241,035	(13,023,971)	-	(7,777,070)
Common stock issued for services	8,889	9	57,991	-	-	58,000
Common stock issued for waiver agreement	5,435	5	26,897	-	-	26,902
Warrants exercised for cash	4,444	4	9,996	-	-	10,000
Non-cash warrant exercised	53,027	53	1,222,549	-	-	1,222,602
Stock based compensation	-	-	45,397	-	-	45,397
Net loss	-	-	-	(3,068,647)	-	(3,068,647)
Balance as at December 31, 2019	5,937,670	$5,938	$6,603,865	$(16,092,618)	$-	$(9,482,816)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-29

Esports Entertainment Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(9,098,530)	$(5,908,431)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	717,890	15,527
Stock based compensation	2,311,591	329,960
Change in fair market value of warrant liability	(628,389)	-
Right of use asset amortization	86,320	-
Impairment of intangible asset	-	67,131
Net amortization of debt discount and premium on convertible debt	-	550,259
Change in the fair market value of derivative liabilities	-	(1,087,347)
Loss on extinguishment of debt	-	2,795,582
Non-cash interest expense	-	2,064,749
Gain on settlement of debt	-	(42,896)
Changes in operating assets and liabilities:
Other receivables	(169,801)	-
Receivables reserved for users	(282,326)	-
Prepaid expenses and other current assets	(279,452)	19,123
Other non-current assets	(1,770)	-
Accounts payable and accrued expenses	296,483	226,214
Liabilities to customers	403,250	-
Operating lease liability	(40,788)	-
Taxes payable	(39,235)	-
Due to officers	(21,658)	-
Net cash used in operating activities	(6,746,415)	(970,129)

Cash flows from investing activities:
Payment made in connection with LHE Enterprises Limited business acquisition, net of cash acquired of $21,074	(728,926)	-
Payment made in connection with FLIP business acquisition	(100,000)	-
Payments made in connection with loans receivable	(1,000,000)	-
Purchase of intangible assets	(337,827)	-
Purchase of property and equipment	(12,660)	-
Net cash used in investing activities	(2,179,413)	-

Cash flows from financing activities:
Proceeds from the exercise of warrants	4,258,042	10,000
Proceeds from promissory convertible note	-	1,160,000
Repayment of promissory convertible notes	-	(105,000)
Deferred financing costs	-	(85,000)
Net cash provided by financing activities	4,258,042	980,000

Effect of exchange rate on changes in cash and restricted cash	(107,338)	-

Net (decrease) increase in cash and restricted cash	(4,775,124)	9,871

Cash and restricted cash, beginning of period	12,353,307	43,412

Cash and restricted cash, end of period	$7,578,183	$53,283

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-30

	For the Six Months Ended December 31,
	2020	2019

Reconciliation of cash and restricted cash to the unaudited condensed consolidated balance sheets:
Cash	$5,571,431	$53,283
Restricted cash	2,006,752	-
	$7,578,183	$53,283
Supplemental cash flow disclosures:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued in connection with LHE Enterprises Limited business acquisition	$3,802,500	$-
Warrants issue in connection with LHE Enterprises Limited business acquisition	$5,488,171	$-
Deposit applied to purchase consideration in acquistion of LHE Enterprises Limited	$500,000
Common stock issued in connection with FLIP business acquisition	$500,000	$-
Common stock for the settlement of liabilities to be settled in stock	$927,855	$-
Contingent consideration in connection with acquisition of FLIP	$500,000	$-
Operating lease asset obtained in exchange for operating lease obligation	$367,513	$-
Extinguishment of derivative liability associated with extinguishment of convertible notes	$-	$1,426,323
Extinguishment of debt discount associated with extinguishment of convertible notes	$-	$1,909,280
Debt discount and derivative associated with amended and restated note	$-	$1,565,617
Increase in principal amount of convertible debt associated with amended and restated note	$-	$660,000
Derivative liability associated with convertible notes entered into	$-	$1,136,231
Debt discount associated with notes entered into	$-	$1,276,000
Extinguishment of derivative liability associated with cashless warrant exercise	$-	$1,222,602
Original issuance discount of convertible notes	$-	$116,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-31

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Note 1 – Nature of Operations

Esports Entertainment Group, Inc. (formerly VGambling Inc.) (the “Company” or “Esports Entertainment Group”) was incorporated in the state of Nevada on July 22, 2008. On April 18, 2017, the majority of the shareholders of the Company’s common stock voted to approve a change of the name of the Company from VGambling, Inc. to Esports Entertainment Group, Inc.

Esports Entertainment Group is a diversified operator of esports, sports and igaming businesses with a global footprint. The Company’s strategy is to build and acquire betting and related platforms in the businesses of igaming and sports betting, and to lever them into the rapidly growing esports business. The Company is primarily focused on three vertical markets, namely esports entertainment, esports wagering, and iGaming and traditional sports betting. On July 31, 2020, the Company commenced substantive revenue generating operations with the acquisition of LHE Enterprises Ltd, the holding company for an online sportsbook and casino operator Argyll Entertainment (“Argyll”). The Company also recently acquired Phoenix Games Network Limited, the holding company for the Esports Gaming League (“EGL”) on January 21, 2021 and has announced the acquisitions of Lucky Dino Gaming Limited (“Lucky Dino”), an online casino operator, Helix Holdings, LLC (“Helix”), an owner and operator of esports centers that provide esports programming and gaming infrastructure, and ggCircuit, a business-to-business software company that provides cloud-based management for gaming centers, a tournament platform and integrated wallet and point-of-sale solutions. The acquisition of Lucky Dino is expected to close by March 31, 2021, the Company’s third fiscal quarter, and the acquisitions of Helix and ggCircuit are expected to close prior to the Company’s fiscal year ended June 30, 2021. The acquisitions of Lucky Dino, Helix and ggCircuit are discussed further in Note 16, Subsequent Events.

F-32

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Note 2 – Summary of Significant Accounting Policies

Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. The unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited condensed consolidated financial statements should be read along with the Annual Report filed on Form 10-K of the Company for the annual period ended June 30, 2020. The consolidated balance sheet as of June 30, 2020 was derived from the audited consolidated financial statements as of and for the year then ended.

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated on consolidation.

Reportable Segment

The Company determined it has one reportable segment. This determination considers the organizational structure of the Company and the nature of financial information available and reviewed by the chief operating decision maker to assess performance and make decisions about resource allocations.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no effect on the reported results of operations. The Company reclassified taxes payable on its unaudited condensed consolidated balance sheet from accounts payable and accrued expenses. The Company also reclassified sales and marketing expenses on its unaudited condensed consolidated statements of operations and comprehensive loss from general and administrative expenses.

Use of estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the unaudited condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation and accounting for equity awards related to warrants and stock-based compensation, determination of fair value for derivative instruments, the accounting for business combinations and allocating purchase price, estimating the useful life of fixed assets and intangible assets, as well as the estimates related to accruals and contingencies.

Liquidity and Going Concern

The Company has historically incurred losses and negative cash flows as it prepared to grow its esports business through acquisitions and new venture opportunities. As of December 31, 2020, the Company had approximately $5.6 million of available cash on-hand and has raised additional funding of $10.7 million subsequent to December 31, 2020 from the exercise of certain warrants. The Company also raised aggregate gross proceeds of $30.0 million from an equity offering on February 16, 2021. Considering the cash on-hand as well as these additional sources of financing, the Company currently expects that its cash will be sufficient to fund its operating expenses and capital expenditure requirements for at least 12 months after February 16, 2021. While the Company expects revenues and cash flows to increase related to current and planned acquisitions, the Company expects to incur an annual operating loss and annual negative operating cash flows during the growth phase of the business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. Due to the outbreak of Covid-19, almost all major sports events and leagues were postponed or put-on hold, for the period of Apr 2020-June 2020. The cancelation of major sports events had a significant short-term negative effect on betting activity globally. As a result, iGaming operators faced major short-term losses in betting volumes. Online casino operations have generally continued as normal without any noticeable disruption due to the Covid-19 outbreak. The virus’s expected effect on online casino activity globally is expected to be overall positive or neutral.

Travel restrictions and border closures have not materially impacted the Company’s ability to manage and operate the day-to-day functions of the business. Management has been able to operate in a virtual setting. However, if such restrictions become more severe, they could negatively impact those activities in a way that would harm the business over the long term. Travel restrictions impacting people can restrain the ability to operate, but at present we do not expect these restrictions on personal travel to be material to the Company’s operations or financial results.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but may have a material adverse impact on our business, financial condition and results of operations.

Cash

Cash includes cash on hand. Cash equivalents consist of highly liquid debt instruments purchased with an original maturity of three months or less. As of December 31, 2020 and June 30, 2020 there were no cash equivalents. At times, cash deposits inclusive of restricted cash may exceed FDIC-insured limits. At December 31, 2020 and June 30, 2020, the amount the Company had on deposit funds that exceeded the FDIC-insured limits were approximately $7,250,000 and $12,000,000, respectively.

Restricted Cash

Restricted cash includes cash reserves maintained by the Company in satisfaction of regulatory requirements related to user account balances. The Company presents 90% of its liabilities to customer as restricted cash.

Receivables Reserved for Users

User deposit receivables are stated at the amount the Company expects to collect from a payment processor. These arise due to the timing differences between a user’s deposit and the receipt of the payment into the Company’s bank accounts. Receivables also arise as the result of the securitization policies of certain payment processors.

F-33

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Equipment

Equipment is stated at cost less accumulated depreciation. Cost includes expenditures that are directly attributable to the acquisition of the asset. Additions and improvements that significantly extend the useful lives of assets are capitalized.

Repairs and maintenance costs are charged to expense during the year in which they are incurred.

Depreciation is provided for over the estimated useful life of the asset as follows:

Furniture and equipment	5 years
Computer equipment	3 years

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Business Acquisition Accounting

The Company applies the acquisition method of accounting for business acquisitions. The Company allocates the purchase price of its business acquisitions based on the fair value of identifiable tangible and intangible assets. The difference between the total cost of the acquisition and the sum of the fair values of acquired tangible and identifiable intangible assets less liabilities is recorded as goodwill. Transaction costs are expensed as incurred in general and administrative expenses.

Goodwill and Intangible Assets

The Company has recorded intangible assets, including goodwill, in connection with business acquisitions. Estimated useful lives of amortizable intangible assets are determined by management based on an assessment of the period over which the asset is expected to contribute to future cash flows.

In accordance with U.S. GAAP for goodwill and other indefinite-lived intangibles, the Company tests these assets for impairment annually and whenever events or circumstances make it more likely than not that impairment may have occurred. For the purposes of that assessment, the Company has determined to assign assets acquired in business combinations to a single reporting unit including all goodwill and indefinite-lived intangible assets acquired in business combinations. The Company did not record any impairment of goodwill or intangible assets during the six months ending December 31, 2020. The Company recorded an impairment of intangible assets of $67,131 during the six months ending December 31, 2019.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASC 842”), which requires lessees to recognize most leases on their balance sheets as a right-of-use asset with a corresponding lease liability. Lessor accounting under the standard is substantially unchanged. Additional qualitative and quantitative disclosures are also required. The Company adopted the standard effective July 1, 2019 using the cumulative-effect adjustment transition method, which applies the provisions of the standard at the effective date without adjusting the comparative periods presented. The Company adopted the following practical expedients and elected the following accounting policies related to this standard update:

●	Short-term lease accounting policy election allowing lessees to not recognize right-of-use assets and liabilities for leases with a term of 12 months or less.
●	The option to not separate lease and non-lease components.
●	The package of practical expedients applied to all of its leases, including (i) not reassessing whether any expired or existing contracts are or contain leases, (ii) not reassessing the lease classification for any expired or existing leases, and (iii) not reassessing initial direct costs for any existing leases.

F-34

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

As a result of the above, the adoption of ASC 842 did not have a material effect on the unaudited condensed consolidated financial statements.

Upon the acquisition of LHE Enterprises Limited, the Company recognized an operating lease right-of-use asset of $367,513 and lease liabilities of $236,807 on the unaudited condensed consolidated balance sheet. Disclosures related to the amount, timing and uncertainty of cash flows arising from leases are included in Note 11.

Internal-Use Software

Capitalized internal-use software costs include external consulting fees, payroll and payroll-related costs and stock-based compensation for employees in the Company’s development and information technology groups who are directly associated with, and who devote time to, the Company’s internal-use software projects. Capitalization begins when the planning stage is complete and the Company commits resources to the software project, and continues during the application development stage. Capitalization ceases when the software has been tested and is ready for its intended use. Costs incurred during the planning, training and post-implementation stages of the software development life-cycle are expensed as incurred.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, including definite-lived intangible assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable. An impairment loss, measured as the amount by which the carrying amount exceeds the fair value, is recognized if the carrying amount exceeds estimated undiscounted future cash flows. There were no long-lived asset impairment charges recorded during the three and six months periods ended December 31, 2020 and 2019.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the unaudited condensed consolidated financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between U.S. GAAP treatment and tax treatment of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by considering taxable income in carryback years, existing taxable temporary differences, prudent and feasible tax planning strategies and estimated future taxable profits.

The Company accounts for uncertainty in income taxes recognized in the unaudited condensed consolidated financial statements by applying a twostep process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the unaudited condensed consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate, as well as the related net interest and penalties.

Derivative Instruments

The Company evaluates its convertible notes and warrants to determine if those contracts or embedded components of those contracts qualify as derivatives. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense.

F-35

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheet as current or non-current to correspond with its host instrument.

The Company marks to market the fair value of the remaining embedded derivative warrants at each balance sheet date and records the change in the fair value of the remaining embedded derivative warrants as other income or expense in the statements of operations.

The Company utilizes the Monte Carlo Method that values the liability of the debt conversion feature derivative financial instruments and utilizes the Black-Scholes valuation model to value the derivative warrants.

Fair Value of Financial Instruments

The carrying amounts reported in the unaudited condensed consolidated balance sheets for cash, other receivables, loans receivable, receivables reserved for users, prepaid expenses and other current assets, accounts payable and accrued expenses, and liabilities to customers approximate fair value because of the immediate or short-term maturity of the financial instruments.

The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Income (Loss) Per Share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive.

The following securities were excluded from weighted average diluted common shares outstanding for the three and six months ended December 31, 2020 and 2019 because their inclusion would have been antidilutive.

F-36

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

	As of December 31,
	2020	2019
Common stock equivalents:
Common stock options	457,009	51,942
Common stock warrants	5,156,722	807,717
Convertible notes	-	375,834
Contingently issuable shares	15,667	2,667
Total	5,629,398	1,238,160

Comprehensive Loss

Comprehensive loss consists of net loss and foreign currency translation adjustments related to the effect of foreign exchange on the value of assets and liabilities. The net translation loss for the period is included in the unaudited condensed consolidated statements of comprehensive loss.

Foreign Currency Translation

The functional currencies of the Company include the U.S. dollar, British Pounds Sterling, Euros, and Canadian dollar. The reporting currency of the Company is the U.S. Dollar. Assets and liabilities of the Company’s foreign operations with functional currencies other than the US dollar are translated at the exchange rate in effect at the balance sheet date, while revenues and expenses are translated at average rates prevailing during the periods. Translation adjustments are reported in accumulated other comprehensive loss, a separate component of stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Stock-based Compensation

The Company applies ASC 718-10, “Share-Based Payments,” which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including employee stock options under the Company’s stock plans based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense on a straight-line basis over the requisite service periods in the Company’s consolidated statements of operations and comprehensive loss. The Company recognizes share-based award forfeitures as they occur rather than estimating by applying a forfeiture rate due to lack of historical experience.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. The Company recognizes compensation expense for the fair value of non-employee awards based on the straight-line method over the requisite service period of each award. The Company estimates the fair value of stock options granted as equity awards using a Black-Scholes options pricing model.

Advertising

Advertising costs consist primarily of online search advertising and placement, trade shows, advertising fees, and other promotional expenses. Advertising costs are expensed as incurred and are included in sales and marketing on the unaudited condensed consolidated statements of operations.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606 – Revenue from Contracts with Customers (“ASC 606”) to depict the transfer of control to the Company’s customers in an amount reflecting the consideration the Company expects to be entitled. The Company determines revenue recognition through the following steps:

i.	Identification of the contract, or contracts, with a customer
ii.	Identification of the performance obligations in the contract
iii.	Determination of the transaction price
iv.	Allocation of the transaction price to the performance obligations in the contract
v.	Recognition of revenue, when, or as, the Company satisfies the performance obligation

F-37

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

The Company generates revenue from end-users (“customers”) placing bets on its online gambling sites it operates for its brands. The performance obligations in the contract are the settlements of each individual bet. The Company offers a loyalty program that includes free play, cash bonuses, and loyalty points awarded based on individual play. The loyalty program is considered a nondiscretionary incentive available to the customer. The transaction price is the amount wagered by the customer less the amounts returned to, or won by, the customer. This is commonly referred to as the win or Gross Gaming Revenue (“GGR”). Management allocates the transaction price or the GGR to the performance obligations using relative standalone selling price.

The Company’s performance obligations are as follows:

1.	Settlement of each individual bet
2.	Honoring of nondiscretionary incentives available to the customer as a result of the loyalty program.

The Company records revenue as Net Gaming Revenue (“NGR”), which is the difference between the amount of money players wager minus the amount that they win, less any nondiscretionary incentives awarded. The Company records liabilities for amounts due to users of which the balance consists of user deposits, user winnings and nondiscretionary incentives awarded less user withdrawals and user losses.

The Company applies a practical expedient by accounting for its performance obligations on a portfolio basis as these bets have similar characteristics and the Company reasonably expects the effects on the financial statements of applying the revenue recognition guidance to the portfolio will not differ materially from that which would result if applying the guidance to an individual bet placed.

The Company grants three types of incentives that are standard in the gaming industry: (i) free bet whereby upon making a deposit and get another free bet regardless of the outcome of the first bet (ii) deposit match bonus in which the Company will match the player’s deposit up to a certain specified percentage or amount and (iii) loyalty points are earned based on the customers level of play which can be exchanged for free bets or cash. The incentives typically expire 3-6 months after they are granted and represent consideration payable to a customer that are included as a reduction of the transaction price for the wagering transaction. The transaction price for the bonus is variable based on the percentage of rewards expected to expire.

We evaluate bets that users place on websites owned by third party brands in order to determine whether we are acting as the principal or as the agent when providing services, which we consider in determining if revenue should be reported gross or net. An entity is a principal if it has the ability to direct the use of and obtain substantially all the remaining benefits from, the asset. Control includes the ability to prevent other entities from directing the use of, and obtaining the benefits from, an asset. For these arrangements, we are the principal as we control the wagering service; therefore, any charges, including any applicable simulcast fees, we incur for delivering the wagering service are presented as operating expenses.

Recently Adopted Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40). This ASU addresses customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and also adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company adopted this guidance in the first quarter of its fiscal 2021. The adoption of this guidance did not have a material impact on the accompanying unaudited condensed consolidated financial statements.

In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. ASU 2018-17 eliminates the requirement that entities consider indirect interests held through related parties under common control in their entirety when assessing whether a decision-making fee is a variable interest. Instead, the reporting entity will consider such indirect interests on a proportionate basis. This update is effective for fiscal years beginning after December 15, 2019. The Company adopted this guidance in the first quarter of its fiscal 2021. The adoption of this guidance did not have a material impact on the accompanying unaudited condensed consolidated financial statements.

F-38

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) (“ASU 2019-12”): Simplifying the Accounting for Income Taxes. The new standard eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates, and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. For public business entities, it is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our consolidated financial statements.

F-39

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our consolidated financial statements.

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

Note 3 – Business Acquisitions

Business acquisitions are accounted for under the purchase method of accounting in accordance with ASC 805. The results of operations of the acquired businesses since the date of acquisition are included in the unaudited condensed consolidated financial statements of the Company for the three and six months ended December 31, 2020. The total purchase consideration was allocated to the assets acquired and liabilities assumed at their preliminary estimated fair values as of the date of acquisition, as determined by management. The purchase price allocations are preliminary and a final determination of purchase accounting adjustments, which may be material, will be made upon the finalization of the Company’s integration activities, which are expected to be completed during the fiscal year ending 2021. The excess of the purchase price over the amounts allocated to assets acquired and liabilities assumed has been recorded as goodwill. The value of the goodwill from the acquisitions described below can be attributed to a number of business factors including, but not limited to, cost synergies expected to be realized and a trained technical workforce.

Acquisition of LHE Enterprises Limited.

On July 7, 2020, the Company entered into the “Argyll Purchase Agreement” between the Company, LHE, and AHG, whereby upon closing on July 31, 2020 the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited. Argyll Entertainment AG is licensed and regulated by the UK Gambling Commission and the Irish Revenue Commissioners to operate online sportsbook and casino sites in the UK and Ireland, respectively. Argyll has a flagship brand, www.SportNation.bet, as well as two white label brands, www.RedZone.bet and www.uk.Fansbet.com, with over 300,000 registered players at the end of calendar year 2020.

On July 31, 2020, the Company consummated the closing of the Argyll Purchase Agreement. As consideration for the Acquired Companies, the Company (i) paid AHG $1,250,000 in cash (the “Cash Purchase Price”) of which $500,000 was previously paid;  (ii) issued to AHG 650,000 shares of common stock of the Company (the “Consideration Shares”); and (iii) issued to AHG warrants to purchase up to 1,000,000 shares of common stock of the Company at an exercise price of $8.00 per share (the “Consideration Warrants” together with the Cash Purchase Price and the Consideration Shares the “Purchase Price”).  The Consideration Warrants are exercisable for a term of three (3) years.

F-40

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

The purchase price and purchase price allocation are preliminary pending the final determination of fair value for warrants issued as well as a final valuation of assets acquired and liabilities assumed. The preliminary purchase price and purchase price allocation as of the acquisition completion date follows:

Purchase price:
Cash	$1,250,000
Value of common stock issued	3,802,500
Value of warrant issued	5,488,171
Total purchase price consideration	$10,540,671

Allocation of the purchase price:
Current assets	$833,769
Long-term assets	1,385,274
Player relationships	2,460,798
Betting platform software	2,698,968
Tradenames	839,189
Gaming licenses	144,000
Goodwill	6,358,592
Less:
Current liabilities assumed	(3,721,573)
Non-current liabilities assumed	(458,346)
Total allocation of purchase price consideration	$10,540,671

The estimated useful life of the identifiable intangible assets is five years. The goodwill is not amortizable for tax purposes. Transaction related costs for the Argyll Purchase Agreement were $77,113 and included in general and administrative expenses on the unaudited condensed consolidated statements of operations.

Pro Forma Operating Results

The following table provides unaudited pro forma results for the three months ended December 31, 2019, as if the Argyll Purchase Agreement consummated on July 1, 2019. The pro forma results of operations for these three months ended were prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the Argyll Purchase Agreement been made as of July 1, 2019 or results that may occur in the future.

Net revenue	$2,944,522
Net loss	$(4,089,348)
Net loss per common share, basic and diluted	$(0.62)

The following table provides unaudited pro forma results for the six months ended December 31, 2020 and 2019, as if the Argyll Purchase Agreement consummated on July 1, 2019. The pro forma results of operations for these six month periods ended were prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the Argyll Purchase Agreement been made as of July 1, 2019 or results that may occur in the future.

	Pro Forma (Unaudited) for the six months ended December 31,
	2020	2019
Net revenue	$2,725,840	$5,889,043
Net loss	$(9,985,552)	$(7,303,115)
Net loss per common share, basic and diluted	$(0.76)	$(1.12)

F-41

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Acquisition of Flip

On September 3, 2020 the Company, entered into an Assignment of Intellectual Property Rights Agreement (the “IP Assignment Agreement”), by and among the Company, AHG and Flip Sports Limited (“Flip”) whereby the Company acquired all intellectual property rights in connection with the software developed by Flip and owned by AHG related to AHG’s online games and rewards platform and all other online software (the “Software”). This includes all works in relation to the same, including, but not limited to the source code of the Software and all technical and functional information and documentation required to operate the Software, all artwork, content and materials used in connection with the Software and any other works in respect of which AHG is the legal and beneficial owner and which are being used in connection with the Software (the “Works” together with the intellectual property rights in the Software the “Assigned Intellectual Property”).

As consideration for the Assigned Intellectual Property, the Company agreed to pay AHG an aggregate of $1,100,000 (the “Flip Purchase Price”) payable as follows: (a) $100,000 in cash on the Effective Date (“Cash Consideration”); and (b) that certain number of shares the Company’s restricted common stock, equal to $1,000,000 (the “Share Consideration”) at a price per share equal to the 30-day weighted average of the Company’s common stock immediately prior to the effective date, September 3, 2020, in accordance with the following payment schedule (i) that certain number of shares equal to $500,000 issued to AHG on the Effective Date (“Closing Shares”); and (ii) that certain number of shares equal to $500,000 of restricted common stock (the “Post Closing Shares”) issued to AHG on the sixth (6) month anniversary of the Effective Date (“Final Payment Date”), subject to the continued employment of certain key employees of Flip as identified in the IP Assignment Agreement (the “Key Employees”). The cash equivalent amount of the Post Closing Shares shall be reduced by $100,000 per Key Employee no longer with the Company on the Final Payment Date. On September 14, 2020, the Company issued 93,808 shares in accordance with the agreement.

The preliminary purchase price allocation of $1,100,000 as of the acquisition completion date of September 3, 2020 is as follows:

Purchase price:
Cash	$100,000
Value of common stock issued	500,000
Value of contingent consideration	500,000
Total purchase price consideration	$1,100,000

Allocation of the purchase price:
Rewards platform software	$550,000
Goodwill	550,000
Total allocation of purchase price consideration	$1,100,000

The unaudited pro forma financial results for Flip are immaterial for the three and six months ending December 31, 2020 and 2019. The estimated useful life of the identifiable intangible assets is five years. The goodwill is amortizable for tax purposes. Transaction related costs for the Flip acquisition were immaterial.

Note 4 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2020 and June 30, 2020 consists of the following

	December 31, 2020	June 30, 2020
Loan receivable from Phoenix Games Network Limited	$274,067	$-
Other receivable	132,769	-
Prepaid insurance	60,206	159,941
Prepaid service contract	84,052	-
Prepaid equity	50,000	100,000
Marketing expenses	34,129	-
Licenses and fees	29,487	-
Other prepaid operating costs	226,571	3,404
Prepaid expenses and other current assets	$891,281	$263,345

The Company completed the acquisition of Phoenix Games Network Limited on January 21, 2021. The settlement of the loan receivable from Phoenix Network Games Limited is included in the purchase consideration for this acquisition discussed further in Note 16, Subsequent Events.

F-42

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Note 5 – Equipment

Fixed assets as of December 31, 2020 and June 30, 2020 consists of the following:

	December 31, 2020	June 30, 2020
Computer equipment	$100,944	$14,450
Furniture and equipment	152,320	20,241
	253,264	34,691
Accumulated depreciation	(185,794)	(26,650)
Equipment, net	$67,470	$8,041

During the six months ended December 31, 2020 and 2019, the Company recorded total depreciation expense of $159,144  and $4,432, respectively. During the three months ended December 31, 2020 and 2019, the Company recorded total depreciation expense of $110,048  and $2,216, respectively.

Note 6 – Intangible Assets

Intangible assets as of December 31, 2020 and June 30, 2020 consists of the following:

	December 31, 2020	June 30, 2020
Intangible assets not subject to amortization:
Tradename	$839,189	$-

Intangible assets subject to amortization:
Player relationships	2,460,798	-
Betting platform	2,698,968	-
Rewards platform	887,827	-
Licenses	144,000	-
Online gaming website	6,000	6,000
	7,036,782	6,000
Accumulated amortization	(562,746)	(4,000)
Intangible assets, net	$6,474,036	$2,000

During the six months ended December 31, 2020 and 2019, the Company recorded total amortization expense of $558,746  and $11,095, respectively. During the three months ended December 31, 2020 and 2019, the Company recorded total amortization expense of $341,394 and $501, respectively.

Note 7 – Loans Receivable

On September 22, 2020, the Company entered into two credit facility agreements with Helix and ggCircuit (the “Borrowers”). Under the agreements, the Company is willing to make a line of credit available to the Borrowers of up to $1,000,000, in the aggregate. The interest rate is 0%. The credit facility was entered into to make funds available to the Borrowers until the proposed acquisition of the Borrowers by the Company is consummated. The Company has entered into an agreement to acquire the Borrowers. The acquisition is expected to close by fiscal year ending 2021. As of December 31, 2020, the Company had recorded $1,000,000 as loans receivable in relation to the credit facility agreements.

F-43

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Note 8 – Other Receivables

Other receivables as of December 31, 2020 consists of the following:

December 31, 2020
Marketing advances to revenue partners	$466,740
Other	342,206
Other receivables	$808,946

The Company did not have other receivables as of June 30, 2020.

Note 9 – Other Non-Current Assets

Other non-current assets as of December 31, 2020 and June 30, 2020 consists of the following :

	December 31, 2020	June 30, 2020
Deposits reserved for users	$293,509	$-
Deposits for gaming duties	747,286	-
Other deposits	128,610	6,833
Other non-current assets	$1,169,405	$6,833

Note 10 – Related Party Transactions

The Company entered into transactions the following transactions with officers and directors:

The Company currently reimburses the Chief Executive Officer for office rent and related expenses. During the three and six months ended December 31, 2020, the Company incurred charges of $1,200 and $2,400, respectively from the Chief Executive Officer. As of December 31, 2020, there were no amounts owed to the Chief Executive Officer. At June 30, 2020, the Company owed $21,658 to its Chief Executive Officer for rent and corporate related expenses.

The Company has entered into a services agreement and a referral agreement with Contact Advisory Services Ltd, which is partly owned by a member of the Board of Directors. During the three and six months ended December 31, 2020, the Company expensed approximately $17,192 and $68,577, respectively, in accordance with these agreements.

The Company has retained legal and corporate secretarial services from a member of Board of Directors through consultancy and employment agreements. The legal consultancy agreement requires payments of £18,000 per month (approximately $25,000) to the law firm that is controlled by this member of the Board of Directors. The individual also receives payroll of $500 per month through the employment agreement as Legal Counsel and Company Secretary.

Note 11 – Leases

In conjunction with the acquisition on July 31, 2020 (discussed in Note 3), the Company assumed a lease agreement for office space, which had under two years remaining on upon the acquisition. The assets and liabilities from operating leases are recognized at the acquisition date based on the present value of remaining lease payments over the lease term using the Company’s secured incremental borrowing rates or implicit rates, when readily determinable. The lease term includes the non-cancellable period of the lease plus any additional periods covered by either an option to extend or not terminate the lease that the Company is reasonably certain to exercise, or any option to extend or not to terminate a lease controlled by the lessor.

Short-term leases, which have an initial term of 12 months or less, are not recorded on the unaudited condensed consolidated balance sheets.

The Company’s operating lease does not provide an implicit rate that can readily be determined. Therefore, we use a discount rate based on incremental borrowing rate of the Company, which is determined using the interest rate of the acquired Company’s long-term debt at the time of the commencement of the lease, which was 5%.

The Company’s weighted-average remaining lease term relating to its operating leases is 1.42 years, with a weighted-average discount rate of 5%.

The Company incurred lease expense for its operating leases of $87,868 which was included in “General and administrative expenses,” for the six months ended December 31, 2020. The Company incurred lease expense for its operating leases of $53,363 which was included in “General and administrative expenses,” for the three months ended December 31, 2020.

F-44

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

At December 31, 2020, the Company had a right-of-use-asset related to operating leases of $388,854 and accumulated amortization related to operating leases of $86,320, both of which are included as right of use asset, net on the unaudited condensed consolidated balance sheets.

The following table presents information about the amount, timing and uncertainty of cash flows arising from the Company’s operating leases as of December 31, 2020.

Maturity of Lease Liability:
Remainder of 2021	$75,227
Year ending 2022	150,455
Total undiscounted operating lease payments	225,682
Less: imputed interest	(7,789)
Present value of operating lease liabilities	$217,893

Note 12 – Notes Payable

The Company assumed a sterling term loan facility from HSBC with a limit of £250,000 (approximately $340,000) in connection with its acquisition of LHE (Note 3). The loan allows for a drawdown period up to 60 days following the loan acceptance date, with LHE electing to borrow the total amount available under the loan facility. The loan is to be repaid on a monthly basis beginning on the thirteenth month following the drawdown date until the date 3 years from the date of the drawdown of the loan (“Final Repayment Date.”). There is no interest on the loan in the first year and interest subsequently accrues at a rate of 3.49% per annum over the Bank of England Base Rate. Interest is payable monthly on the outstanding principal amount of the loan and on the Final Repayment Date. On December 31, 2020, the notes payable balance related to this loan facility was $341,290.

Note 13 – Commitments  and contingencies

Commitments

On October 1, 2019, the Company entered into a sponsorship agreement with an eSports team (the “Team”) in order to obtain certain sponsorship-related rights, benefits, and opportunities with respect to the eSports team. The term of the contract was from October 1, 2019 to June 30, 2022. The Company agreed to pay the Team $516,000 over the term of the contract and $230,000 worth of common stock. The stock is payable in 12 equal installments on the first day of each month. On August 6, 2020, the Company entered into an amended and restated sponsorship agreement whereby the Company agreed to pay a total of $2,545,000 in cash and $825,000 of common stock in tranches throughout the term of the contract which expires on January 31, 2023. The Company issued 33,333 shares of common stock to the Team under the agreement to-date valued at $21,000. As of December 31, 2020, the Company has accrued $196,423 as accrued expenses in relation to this agreement. For the three and six months ended December 31, 2020, the Company has expensed $418,954 and $649,833 in accordance with the agreement. As of December 31, 2020, the commitments under this agreement are estimate at approximately $1,250,000 for the calendar year ended December 31, 2021 and $1,500,000 for the calendar year ended December 2022.

On August 17, 2020, the Company entered into an agreement with Twin River Worldwide Holdings, Inc. (“Twin River”) that operates various online gaming and betting services in the state of New Jersey, USA. The organization will assist the Company in the operations and support to make available sports wagering to persons in New Jersey under the State Gaming Law. On the skin launch date (the “Launch Date”), which is expected to occur during the fiscal year ending June 30, 2021, the Company will pay the operator $1,500,000 and issue 50,000 shares of common stock. On each one-year anniversary of the Launch Date, the Company will pay an additional $1,250,000 and issue 10,000 shares of common stock. The agreement shall have a term of ten years from the Launch Date.

In the ordinary course of business, the Company enters into multi-year agreements to purchase sponsorships with professional teams as part of its marketing efforts to expand competitive esports gaming. As of December 31, 2020, the commitments under these agreements are estimated at approximately $700,000 for the calender year ended December 31, 2021, $700,000 for the calender year ended December 31,2022 and $700,000 for the calender year ended December 31, 2023.

F-45

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Contingencies

In September 2018, Boustead Securities, LLC (“Boustead”) notified the Company of a claim that they were owed $192,664, as well as warrants to purchase 1,417,909 shares of the Company’s common stock as compensation for their acting as the placement agent for the sale of the Company’s securities between June 2017 and 2018. This matter was then brought to arbitration pursuant to a clause in the placement agent agreement entered into by the Company and Boustead. Prior to the Arbitration hearing, Petitioner Boustead Securities, LLC offered a demand of nearly $500,000 to resolve the dispute. The offer was declined. The Arbitration hearing took place on December 7, 2020 through December 11, 2020. At the end of the Arbitration, Petitioner, Boustead Securities, LLC sought over $1.5 million in damages.

On February 3, 2021, the Arbitrator issued her final Award on the dispute. While ultimately, the Company did not prevail on liability, the Arbitrator awarded Petitioner, Boustead Securities, LLC significantly less in damages. In total, the Arbitrator awarded Petitioner Boustead Securities, LLC $289,874 in damages and allowable costs (not attorneys’ fees) with interest accruing approximately $21 per day. While the Company disagrees that the Arbitrator should have awarded Petitioner, it is highly unlikely that a award is subject to an favorable appeal or objection to Superior Court, however, the timeline do so has not passed. If no appeal is made by either party Petitioner Boustead Securities, LLC may seek to confirm the Arbitration Award as a Superior Court Judgment and seek collection efforts. The Company may in lieu of such seek to pay some discounted balance of the award. To date, no decisions have been made.

On August 3, 2020, Tangiers Global, LLC (“Tangiers”) filed a lawsuit in the United States District Court for the District of Nevada, entitled Tangiers Global, LLC, v. VGambling, Inc. et al, Case No. 2:20-cv-01434-APG-DJA. While filed in Nevada, the matter has now been successfully transferred to the District of Puerto Rico.  The new case number is 3:20-cv-01520-RAM.  The complaint for the lawsuit alleges, among other things, that the Company breached a certain 8% convertible promissory note, dated June 3, 2016, and Common Stock Purchase warrant of the same date.  The Company submitted an Answer with Affirmative Defenses.  The matter has not yet proceeded to the discovery phase, which is expected to begin in March, 2021. The Company believes the lawsuit lacks merit and will continue to vigorously challenge the action. At this time, the Company is unable to estimate potential damage exposure, if any, related to the litigation.

On November 2, 2020, Brylan Lee Whatley (“Whatley”) filed a lawsuit in the New York State Supreme Court, New York County, entitled Brylan Lee Whatley v. Esports Gambling Group, Inc. f/k/a VGambling, Inc., Index No. 655901/2020. On December 31, 2020, prior to serving the original Complaint, Whatley submitted an Amended Complaint in this matter. The Amended Complaint alleges that the Company breached a consulting agreement with Whatley.  The consulting agreement in question was never agreed to, or signed by, the Company.  For that reason, and in light of many other available legal defenses, the Company is submitting a Motion to Dismiss the Amended Complaint. The Company believes the lawsuit lacks merit and will vigorously challenge the action, in addition, to file any motions or counterclaims that may exist. At this time, the Company is unable to estimate potential damage exposure, if any, related to the litigation.

Note 14 – Revenue Recognition

As a result of the LHE Enterprises Limited acquisition, the Company has revenue generating operations. The Company recorded contract liabilities in the amount of $1,737,106 in connection with the acquisition of LHE Enterprises Limited. For the six months ended December 31, 2020, the Company recognized approximately $117,229 as revenues in relation to these contract liabilities.

As of December 31, 2020, contract liabilities were $2,229,724, which are recorded as “Liabilities to customers” in the accompanying unaudited condensed consolidated balance sheets. Contract liabilities primarily relate to deposits received from customers where bets were not yet settled.

The following table presents revenues from contracts with customers disaggregated by revenue source:

	For the three months ended December 31, 2020	For the six months ended December 31, 2020
Online betting and casino revenues	$1,823,579	$1,891,791
Revenue sharing arrangements	416,609	533,996
Other services	122,005	158,798
Total	$2,362,193	$2,584,585

The Company has revenue sharing arrangements whereby it provides wagering services to customers, software, tools and infrastructure for the operation and maintenance of online gaming services through partner website.

The following table presents revenues from contracts with customers disaggregated by geographical area:

	For the three months ended December 31, 2020	For the six months ended December 31, 2020
United States	$117,933	$156,915
Foreign	2,244,260	2,427,670
Total	$2,362,193	$2,584,585

The Company did not have any revenues for the three and six months ended December 31, 2019.

F-46

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

Note 15 – Equity

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock with a par value of $0.001 per share. There are no preferred shares designated, issued, and outstanding as of December 31, 2020 and June 30, 2020.

Common Stock

During the six months ended December 31, 2020, the Company issued 482,992 shares of its common stock for services rendered with a weighted average fair value of $5.91 per share or $2,856,613 in the aggregate.

During the six months ended December 31, 2020, the Company issued 1,119,871 shares of common stock for the exercise of warrants with a weighted average exercise price of $3.85 per share or $4,258,042 in the aggregate.

During the six months ended December 31, 2020, the Company issued 650,000 shares of common stock in relation to the LHE Enterprises Limited acquisition. The Company recorded these shares at fair value in the amount of $3,802,500 (see Note 3).

On September 14, 2020, the Company issued 93,808 shares of common stock in relation to the Flip acquisition. The Company recorded these shares at fair value on the date of grant in the amount of $500,000 (see Note 3).

During the six months ended December 31, 2019, the Company issued 16,667 shares of common stock related to a consulting agreement dated June 4, 2019.

During the six months ended December 31, 2019, the Company issued 8,889 shares of its common stock for services rendered with a weighted average fair value of $6.52 per share or $58,000 in the aggregate.

During the six months ended December 31, 2019, the Company issued 4,444 shares of common stock for the exercise of warrants with a weighted average exercise price of $2.25 per share or $10,000 in the aggregate.

On October 8, 2019, the Company issued 41,779 shares of its common stock upon the exercise of 79,444 warrants upon a cashless exercise.

On October 9, 2019, the Company issued 11,248 shares of its common stock upon the exercise of 21,389 warrants upon a cashless exercise.

During the six months ended December 31, 2019, the Company issued 5,435 shares of its common stock upon entering waiver agreements.   In consideration for the investors entrance into the waiver agreements, the Company issued to each investor an additional warrant  to purchase such number of shares of the Company’s Common Stock equal to 5% of the warrant shares initially issuable to such investor under the warrant issued to such investor in the November 13, 2018 offering, as amended. The additional warrant has an exercise price of $11.25 per share.

Common Stock Warrants

During the six months ended December 31, 2020, the Company issued a warrant to purchase 1,000,000 shares of common stock in relation to the LHE Enterprises Limited acquisition. The warrant is exercisable at $8.00 per share and expires on July 31, 2023. The Company recorded the warrant at fair   value of $5,488,171 (see Note 3). The warrant contains a cash settlement feature which results in a warrant liability. For the period ending December 31, 2020, the Company recorded a warrant liability of $4,859,782 in relation to the cash settlement feature. For the three months ending December 31, 2020, the Company recorded a loss on the change in fair value of warrant liability in the amount of $1,472,564. For the six months ending December 31, 2020, the Company recorded a gain on the change in fair value of warrant liability in the amount of $628,389. The Company valued the warrant using the Black-Scholes option pricing model with the following terms on July 31, 2020: (a) exercise price of $8.00, (b) volatility rate of 223.33%, (c) discount rate of 0.11%, (d) term of three years, and (e) dividend rate of 0%. The Company valued the warrant using the Black-Scholes option pricing model with the following terms on December 31, 2020: (a) exercise price of $8.00, (b) volatility rate of 156.04%, (c) discount rate of 0.17%, (d) term of 2 years and 6 months, and (e) dividend rate of 0%.

The warrant issued to LHE Enterprises Limited has a call feature where the Company shall have the right to cause the exercise of the warrant (the “Forced Exercise”) if the volume weighted average price of the common stock of the Company shall equal or exceed 125% of the $8.00 exercise price of the warrant. For twenty consecutive trading days. As of December 31, 2020, the warrants are callable by the Company.

F-47

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

A summary of the Company’s warrant activities is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Intrinsic Value
Outstanding and Exercisable, June 30, 2020	5,276,592	$4.28	0.86	$14,654,296
Issued	1,000,000	8.00	3.00	-
Exercised	(1,119,871)	3.85		2,853,035
Expired	-
Outstanding and Exercisable, December 31, 2020	5,156,722	$5.09	0.77	$8,561,967

Common Stock Options

On August 1, 2017, the Company adopted the 2017 Stock Incentive Plan (the “2017 Plan”) whereby incentive stock options issued to employees, officers, and directors of the Company shall not exceed 166,667 of which the purchase price of the stock options shall not be less than 100% of the fair value of the Company’s common stock and the period for exercising the stock options not to exceed 10 years from the date of grant. The option price per share with respect to each option shall be determined by the committee for non-qualified stock options. On September 10, 2020, the Company’s board of directors adopted the 2020 Equity and Incentive Plan (the “2020 Plan”) which allows for 1,500,000 shares that may be awarded under the 2020 Plan. As of December 31, 2020, there were 683,854 shares available for issuance under the 2020 Plan.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding, June 30, 2020	51,942	$10.50
Granted	408,400	$4.82
Exercised	-	-
Cancelled	(3,333)
Outstanding, December 31, 2020	457,009	$5.42

As of December 31, 2020, the weighted average remaining life of the options outstanding was 4.94 years. As of December 31, 2020, there were 48,609 stocks options that were available for exercise.

Stock Based Compensation

During the six months ended December 31, 2020 and 2019, the Company recorded stock-based compensation expense of $2,311,591 and $329,960, respectively, for the amortization of stock options and the issuance of common stock to employees which has been recorded as general and administrative expense in the unaudited condensed consolidated statements of operations.

F-48

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

As of December 31, 2020, unamortized stock compensation for stock options was $1,051,455 with a weighted-average recognition period of 1.07 years.

The options granted during the six months ended December 31, 2020 were valued using the Black-Scholes option pricing model using the following weighted average assumptions:

Six Months Ended December 31, 2020
Expected term, in years	2.63
Expected volatility	128.5%
Risk-free interest rate	0.33%
Dividend yield	-
Grant date fair value	$4.60

Note 16 – Subsequent  Events

Equity Issuances

On February 11, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors resulting in the raise of $30,000,000 in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share at a price of $15.00 per Share. The closing of the sale of the Shares under the Purchase Agreement is expected to occur on or about February 16, 2021, subject to customary closing conditions.

Subsequent to December 31, 2020, the Company issued 1,672,159 shares of common stock upon the exercise of warrants at a weighted average exercise price of $6.48 per share.

Lucky Dino Purchase Agreement

On December 14, 2020, the Company, via its wholly owned subsidiary, Esports Entertainment (Malta) Limited (“EEL”), entered into an asset purchase agreement (the “Lucky Dino Purchase Agreement”), subject to certain closing conditions, by and among EEL, Lucky Dino Gaming Limited, a company registered in Malta (“Lucky Dino”), and Hiidenkivi Estonia OU, a company registered in Estonia (“HEOU” and, together with Lucky Dino, the “Sellers”) whereby EEL purchased and assumed from the Sellers substantially all the assets and assumed certain specified liabilities of the Sellers’ business of real money online casino gaming (the “Acquired Business”).

As consideration for the Acquired Business, the Company agreed to pay the Sellers EUR €25,000,000 (approximately USD $30,000,000) (the “Lucky Dino Purchase Price”) subject to certain adjustments set forth in the Lucky Dino Purchase Agreement.

The Lucky Dino Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of this nature. The closing of the transactions contemplated by the Lucky Dino Purchase Agreement is subject to certain conditions, including, among other things, the completion of an audit of Lucky Dino and HEOU.

Phoenix Purchase Agreement

On December 17, 2020, the Company entered into a share purchase agreement (the “Purchase Agreement”), by and among the Company, Phoenix Games Network Limited, a company registered in England and Wales (“Phoenix”), and the shareholders of Phoenix (the “Phoenix Shareholders” and, together with Phoenix, the “Selling Parties”), whereby the Company acquired from the Selling Parties all of the issued and outstanding share capital of Phoenix (the “Phoenix Shares”). Pursuant to the Purchase Agreement, as consideration for the Phoenix Shares, the Company agreed to pay the Sellers: (i) GBP £1,000,000 (approximately $1,370,000) (the “Original Cash Consideration”); and (ii) shares of common stock of the Company, par value $0.001 per share, in the aggregate value of GBP£3,000,000 (approximately $4,100,600) (the “Original Share Consideration” and, together with the Cash Consideration, the “Original Purchase Price”), subject to adjustment based on certain revenue milestones as outlined therein.

F-49

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

On January 21, 2021, the Company and Sellers, having met all conditions precedent, consummated the closing for the Phoenix Shares pursuant to the terms of the Purchase Agreement. The Original Purchase Price was adjusted at closing and as consideration for the Phoenix Shares, the Company paid the Sellers: (i) GBP £350,000 (US $493,495) (the “Closing Cash Consideration”); and (ii) 292,211 shares of common stock of the Company, par value $0.001 per share (aggregate value of $1,927,647) (the “Closing Share Consideration” and, together with the Cash Closing Consideration, the “Closing Purchase Price”). The Closing Cash Consideration was be paid in US Dollars and was calculated in accordance with the applicable exchange rate on the Closing Date (as such term is defined in the Purchase Agreement). The Sellers shall remain eligible to receive the remainder of the Original Purchase Price upon Phoenix meeting certain revenue targets by May 16, 2021.

Pursuant to the Purchase Agreement, the Selling Parties shall be entitled to receive an additional GBP£2,000,000 (approximately $2,700,000) if Phoenix has reached certain revenue milestones by the 18 month anniversary of the Closing Date as further outlined therein.

Helix Holdings, LLC Purchase Agreement

On January 22, 2021, the Company entered into an equity purchase agreement (the “Helix Purchase Agreement”), by and among the Company, Helix Holdings, LLC, a limited liability company incorporated under the laws of Delaware (“Helix”), and the equity holders of Helix (the “Helix Equity Holders”), whereby the Company can acquire from the Helix Equity Holders all of the issued and outstanding membership units of Helix (the “Helix Units”), making Helix a wholly owned subsidiary of the Company.

As consideration for the Helix Units, the Company agreed to pay the Helix Equity Holders $17,000,000 (the “Helix Purchase Price”), to be paid fifty percent (50%) in shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) (the “Helix Share Consideration”), and fifty percent (50%) in cash (the “Helix Cash Consideration”. The per share price of the Common Stock issuable as Helix Share Consideration shall be the Closing Base Price minus the Discount. “Closing Base Price” means the volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) trading days immediately preceding the date of the closing under the Helix Purchase Agreement (the “Closing”). “Discount” equals the greater of (A) and (B) minus the lesser of (A) and (B) multiplied by 0.25 where (A) is the VWAP of the common stock during the thirty (30) trading days immediately preceding October 26, 2020 (which was $4.54 per share) multiplied by 1.25 (which is $5.675); and (B) is the Closing Base Price.

The Closing under the Helix Purchase Agreement is subject to the simultaneous closing under an equity purchase agreement (the “GGC Purchase Agreement”) among the Company, ggCircuit LLC, an Indiana limited liability company (“GGC”) and the equity holders of GGC (the “GGC Equity Holders”), the principal terms of which are described below. The Closing is also subject to (i) the completion of an opinion (the “Fairness Opinion”) respecting the fairness of the consideration to be paid by the Company and received by the Helix Equity Holders and the GGC Equity Holders pursuant to the Helix Purchase Agreement and the GGC Purchase Agreement from a financial point of view; (ii) an audit, as of and for the two years ending December 31, 2019, and a financial review, for the nine month periods ended September 30, 2019 and 2020, of Helix and affiliated entities; and (iii) the approval of the Company’s shareholders to the issuance of the Helix Share Consideration and GGC Share Consideration (as defined below) in satisfaction of NASDAQ Rule 5635(a).

The parties to the Helix Purchase Agreement may terminate the Helix Purchase Agreement, among other reasons, if (i) the Fairness Opinion does not support an aggregate purchase price for Helix and GGC of $43,000,000 and, based thereon, the Company is no longer willing to pay the Helix Purchase Price, or (ii) the Closing has not occurred on or before May 14, 2021 or such later date as may be mutually agreed to by the parties. The Company can also terminate the Helix Purchase Agreement if (i) upon completion of its legal, financial, tax and commercial due diligence of Helix and affiliated entities, it is not satisfied, with the results thereof; (ii) the audit and/or review of Helix and affiliated entities cannot be completed due to fraud, material accounting errors or otherwise or if the results of the audit or the review are materially and adversely different from the financial information provided by Helix and the Helix Equity Holders to the Company prior to the execution of the Helix Purchase Agreement.

In connection with the negotiation of the Helix Purchase Agreement, the Company advanced an aggregate of $400,000 to Helix during 2020 in the form of loans (the “Helix Loans”). Upon execution of the Helix Purchase Agreement, the Company paid Helix an additional $400,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”). If the Closing takes place on or prior to May 14, 2021, the Company will receive a full credit against the Helix Purchase Price for the Helix Loans and if the Closing takes place prior to April 30, 2021 the Company will receive a full credit against the Helix Purchase Price for the Operating Expense Payments. If Closing takes place after April 30, 2021, but on or prior to May 14, 2021, the Company shall receive a credit against the Helix Purchase Price for 60% of the Operating Expense Payments. If the transaction does not close, depending on the reason, a portion of the Helix Loans and the Operating Expense Payments may be forgiven.

The Helix Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

F-50

Esports Entertainment Group, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. dollars)

ggCIRCUIT LLC Purchase Agreement

On January 22, 2021, the Company entered into the GGC Purchase Agreement whereby the Company can acquire from the GGC Equity Holders all of the issued and outstanding membership units of GGC (the “GGC Units”), making GGC a wholly owned subsidiary of the Company.

As consideration for the GGC Units, the Company agreed to pay the GGC Equity Holders $26,000,000 (the “GGC Purchase Price”) to be paid fifty percent (50%) in shares of Common Stock (the “GGC Share Consideration”), and fifty percent (50%) in cash (the “GGC Cash Consideration”) The per share price of the Common Stock issuable as GGC Share Consideration shall be the Closing Base Price minus the Discount. “Closing Base Price” means the volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) trading days immediately preceding the date of the closing under the GGC Purchase Agreement (the “Closing”). “Discount” equals the greater of (A) and (B) minus the lesser of (A) and (B) multiplied by 0.25 where (A) is the VWAP of the common stock during the thirty (30) trading days immediately preceding October 26, 2020 (which was $4.54 per share) multiplied by 1.25 (which is $5.675); and (B) is the Closing Base Price.

The Closing under the GGC Purchase Agreement is subject to the simultaneous closing under the Helix Purchase Agreement. The Closing is also subject to (i) the completion of the Fairness Opinion; (ii) an audit, as of and for the two years ending December 31, 2019, and a financial review, for the nine month periods ended September 30, 2019 and 2020, of GGC and affiliated entities; and (iii) the approval of the Company’s shareholders to the issuance of the GGC Share Consideration and Helix Share Consideration in satisfaction of NASDAQ Rule 5635(a).

The parties to the GGC Purchase Agreement may terminate the GGC Purchase Agreement, among other reasons, if (i) the Fairness Opinion does not support an aggregate purchase price for Helix and GGC of $43,000,000 and, based thereon, the Company is no longer willing to pay the GGC Purchase Price, or (ii) the Closing has not occurred on or before May 14, 2021 or such later date as may be mutually agreed to by the parties. The Company can also terminate the GGC Purchase Agreement if (i) upon completion of its legal, financial, tax and commercial due diligence of GGC and affiliated entities, it is not satisfied, with the results thereof; (ii) the audit and/or review of GGC and affiliated entities cannot be completed due to fraud, material accounting errors or otherwise or if the results of the audit or the review are materially and adversely different from the financial information provided by GGC and the GGC Equity Holders to the Company prior to the execution of the GGC Purchase Agreement.

In connection with the negotiation of the GGC Purchase Agreement, the Company advanced an aggregate of $600,000 to GGC during 2020 in the form of loans (the “GGC Loans”). Upon execution of the GGC Purchase Agreement, the Company paid GGC an additional $600,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments’). If the Closing takes place on or prior to May 14, 2021, the Company will receive a full credit against the GGC Purchase Price for the GGC Loans and if the Closing takes place prior to April 30, 2021 the Company will receive a full credit against the GGC Purchase Price for the Operating Expense Payments. If Closing takes place after April 30, 2021, but on or prior to May 14, 2021, the Company shall receive a credit against the GGC Purchase Price for 60% of the Operating Expense Payments. If the transaction does not close, depending on the reason, a portion of the GGC Loans and the Operating Expense Payments may be forgiven.

The GGC Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

F-51

143,179 Shares of Common Stock

Esports Entertainment Group, Inc.

PROSPECTUS

_____________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant in connection with the offering described in this Registration Statement will be as follows:

Accounting fees and expenses *	$10,000	*
Legal fees and expenses	$30,000
Transfer agent and registrar fees *	$1,000	*
Printing expenses *	$2,500	*
Miscellaneous *	$1,000	*
Total	$44,500	*

*	Estimated expenses.

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

On March 2, 2018, the Company issued 8,000 shares of common stock to Agoracom Investor Relations Inc. at $11.25 per share for services, in the amount of $90,000.

On April 4, 2018, the Company issued 1,067 shares of common stock to Dan Wolf at $3.75 per share upon the exercise of 1,067 warrants for cash proceeds of $4,000.

On April 26, 2018, the Company issued 6,667 shares of common stock to Leann Clayton at $3.00 per share for cash proceeds of $20,000.

II-1

On April 26, 2018, the Company issued 11,111 shares of common stock to Matt Partlow at $30.00 per share for cash proceeds of $33,333.

On May 21, 2018, the Company issued 11,334 shares of common stock to Mika Investment Holdings Ltd. at $2.25 per share upon the exercise of 11,334 warrants for cash proceeds of $25,500.

On June 11, 2018, the Company issued 16,667 shares of common stock to Christian Heinrichs at $15.00 per share for referral services in the amount of $185,625.

On June 18, 2018, the Company issued 1,667 shares of common stock to Brian Partlow at $3.00 per share for cash proceeds of $5,000.

On June 20, 2018, the Company issued 1,334 shares of common stock to Uptick Capital LLC at $12,00 per share for services in the amount of $16,000.

As of June 30, 2018, the Company had received subscription proceeds of $31,000 for shares and $220,602 for warrant exercise with respect to 111,111 shares of common stock issued subsequent to June 30, 2018 as a result of warrant exercise at $2.25 per share.

As of June 30, 2018, the Company was committed to issue 10,000 shares of common stock valued at $127,500 based on the quoted value of the stock at the time of the commitment, pursuant to a consulting agreement dated June 19, 2018.

On July 26, 2018, the Company issued 1,000 shares of common stock to Uptick Capital LLC for services provided.

On July 26, 2018, the Company issued 13,778 shares of common stock to Boustead Securities LLC at $2.25 per share for cash proceeds of $31,000.

On July 26, 2018 the Company issued 12,911 shares of common stock to Boustead Securities LLC at $2.25 per share for cash proceeds of $29,000.

On July 31, 2018, the Company issued 10,000 shares of common stock to Red Chip Companies Inc. for services provided.

On July 31, 2018 the Company issued 6,667 shares of common stock to Marco DiPoce at $2.25 per share for cash proceeds of $15,000.

On August 3, 2018, the Company issued 22,222 shares of common stock to Raymond Chan and Amelia Chan at $2.25 per share upon the exercise of 22,222 warrants for cash proceeds of $50,000.

On August 16, 2018, the Company issued 104,445 shares of common stock to Alex Leiter, VG-SPV LLC and Ryan Brown at $2.25 per share upon the exercise of 104,445 warrants for cash proceeds of $235,000.

On August 27, 2018, the Company issued 6,667 shares of common stock to Layvaty Corp. at $2.25 per share for exercise of warrants for cash proceeds of $15,000.

On September 5, 2018, the Company issued 4,445 shares of common stock to Tim Calveley at $2.25 per share upon the exercise of 4,445 warrants for cash proceeds of $10,000.

On September 6, 2018, the Company issued 17,778 shares of common stock to Laura DeFilla, Romper Securities Inc., and George Tsiolis at $2.25 per share upon the exercise of 17.778 warrants for cash proceeds of $40,000.

On September 6, 2018, the Company issued 20,000 shares of common stock to Romper Securities Inc at $3.75 per share upon the exercise of 20,000 warrants for cash proceeds of $75,000.

On October 4, 2018, the Company issued 1,000 shares of common stock to Uptick Capital LLC for services.

II-2

On October 9, 2018 the Company issued 17,569 shares of common stock to Raymond and Amelia Chan at $2.25 per share upon the exercise of 17,569 warrants for cash proceeds of $39,528.

On October 12, 2018, the Company issued 6,667 shares of common stock, which was recorded as stock-based compensation at $9.60 per share, in an arm’s length transaction to a consultant for advisory services provided. The share value was based on the quoted value of the stock at the time of issue.

On November 16, 2018, the Company issued 6,667 shares of common stock to an Officer of the Company in accordance with his employment agreement signed in November 2018. The share value was based on the quoted value of the stock at the time of signing the agreement.

On December 6, 2018, the Company issued 1,334 shares of common stock, which was recorded as stock-based compensation at $12.75 per share, in an arm’s length transaction to a consultant for advisory services provided. The share value was based on the quoted value of the stock at the time of issue.

On April 1, 2019, the Company issued 10,667 shares of common stock, which was recorded as stock-based compensation at $09.30 per share, in an arm’s length transaction to a consult for advisory services provided. The share value was based on the quoted value of the stock at the time of issuance.

On June 18, 2019, the Company issued 13,334 shares of common stock at $2.25 per share upon the exercise of 13,334 warrants.

On July 17, 2019, the Company issued 16,667 shares of its common stock to a consultant for services.

On August 14, 2019, the Company consummated the initial closing (“Initial Closing”) of a private placement offering (the “Offering”) whereby the Company entered into those certain securities purchase agreement (the “Purchase Agreements”) with four (4) accredited investors (the “Investors”). Pursuant to the Purchase Agreements, the Company and issued the Investors those certain convertible promissory notes (each a “Note and together the “Notes”) in the aggregate principal amount of $385,000 (including a 10% original issue discount) and Warrants to purchase 42,778 shares of the Company’s common stock, for aggregate gross proceeds of $350,000.

On August 29, 2019 the Company consummated the Second Closing of the Offering whereby the Company entered into Purchase Agreements with the Second Closing Investors. Pursuant to the Purchase Agreements, the Company issued the Second Closing Investors Notes in the aggregate principal amount of $137,500 (including a 10% original issue discount) and Warrants to purchase 15,278 shares of the Company’s common stock for aggregate gross proceeds of $125,000.

On October 1, 2019, the Company issued 2,222 shares of its common stock in connection with a sponsorship agreement.

On October 8, 2019, the Company issued 41,780 shares of its common stock upon the exercise of 79,444 warrants upon a cashless exercise.

On October 9, 2019, the Company issued 11,248 shares of its common stock upon the exercise of 21,389 warrants upon a cashless exercise.

On October 30, 2019, the Company issued an Investor 6,667 shares as compensation for consulting services.

On November 18, 2019, the Company issued an Investor 4,444 shares pursuant to a warrant exercise.

On November 20, 2019, the Company issued an Investor 5,435 shares as compensation for entering into a waiver agreement.

On January 17, 2020, the Company entered into Exchange Agreements with 18 of its investors whereby the Company issued to the investors 288,722 shares of common stock in exchange for warrants to purchase an aggregate of 288,722 shares of common stock of the Company.

II-3

On January 28, 2020, we effected a one-for-fifteen (1:15) reverse stock split whereby the Company (i) decreased the number of authorized shares of Common Stock by a ratio equal to one-for-fifteen (1:15). Unless otherwise noted, all share and per share data included these statements retroactively reflect the 1-for-15 reverse stock split.

On March 4, 2020, we issued 40,001 shares of common stock upon the exercise of warrants for proceeds of $90,000.

During the three months ended March 31, 2020, we issued 40,001 shares of common stock upon the exercise of warrants for proceeds of $90,000.

On June 3, 2020, the board of directors granted 117,450 shares of common stock in connection with services rendered.

During the three months ended September 30, 2020, the Company issued 275,463 shares of common stock upon the exercise of warrants.

During the three months ended September 30, 2020, the Company issued 659,630 shares of common stock in connection with the acquisition of LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby upon closing on July 31, 2020, the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited.

During the three months ended September 30, 2020, the Company issued 93,808 shares of common stock in connection with the Assignment of Intellectual Property Rights Agreement (the “IP Assignment Agreement”), by and among the Company, AHG and Flip Sports Limited (“Flip”) whereby the Company acquired all intellectual property rights in connection with the software developed by Flip and owned by AHG related to AHG’s online games and rewards platform and all other online software.

During the three months ended September 30, 2020, the Company issued 281,626 shares of common stock for services.

During the three months ended December 31, 2020 the Company issued 177,778 shares pursuant to warrant exercises.

During the three months ended December 31, 2020, the Company issued 191,736 shares of common stock for services.

On January 21, 2021, the Company issued 2,664 shares of common stock to Alex McBride at $6.59 per share for cash proceeds of $17,555.76

On January 21, 2021, the Company issued 538 shares of common stock to Anupam Shah at $6.59 per share for cash proceeds of $3,545.42, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 9,126 shares of common stock to Burlywood Capital at $6.59 per share for cash proceeds of $60,140.34, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 3,004 shares of common stock to Danial Kynaston at $6.59 per share for cash proceeds of $19,796.36, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 16,493 shares of common stock to Gerald Aherne at $6.59 per share for cash proceeds of $108,688.87, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

II-4

On January 21, 2021, the Company issued 98,193 shares of common stock to Glen Elliot at $6.59 per share for cash proceeds of $647,091.87, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 652 shares of common stock to Gordon Bell at $6.59 per share for cash proceeds of $4,296.68, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 2,806 shares of common stock to Jamash Limited at $6.59 per share for cash proceeds of $18,497.54, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 68,352 shares of common stock to John Barker at $6.59 per share for cash proceeds of $450,439.68, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 1,785 shares of common stock to Luke Nasser at $6.59 per share for cash proceeds of $11,763.15, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 10,429 shares of common stock to Malcolm Elliott at $6.59 per share for cash proceeds of $68,727.11, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 1,984 shares of common stock to Martin Bell at $6.59 per share for cash proceeds of $13,074.56, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 2,919 shares of common stock to Matt Wadsworth at $6.59 per share for cash proceeds of $19,236.21, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 1,785 shares of common stock to Mike Marlow at $6.59 per share for cash proceeds of $11,763.15, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 793 shares of common stock to Nader Alaghband at $6.59 per share for cash proceeds of $5,225.87, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 964 shares of common stock to Navatron Limited at $6.59 per share for cash proceeds of $6,352.76, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 2,664 shares of common stock to Neil Ghosh at $6.59 per share for cash proceeds of $17,555.76, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 7,085 shares of common stock to Niall Hadden at $6.59 per share for cash proceeds of $46,690.15, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 18,108 shares of common stock to Pierre Coutin at $6.59 per share for cash proceeds of $119,331.72, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 2,664 shares of common stock to Pocket App Limited at $6.59 per share for cash proceeds of $17,755.76, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 85 shares of common stock to Robert Settle at $6.59 per share for cash proceeds of $560.15, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 15,274 shares of common stock to Sir John Hegarty at $6.59 per share for cash proceeds of $100,655.66, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 5,044 shares of common stock to TT Nominees Limited at $6.59 per share for cash proceeds of $33,239.96, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On January 21, 2021, the Company issued 14,169 shares of common stock to Warner Mandel at $6.59 per share for cash proceeds of $93,373.71, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

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On January 21, 2021, the Company issued 4,931 shares of common stock to Zag Limited at $6.59 per share for cash proceeds of $32.495.29, in respect of successful acquisition of Phoenix Games Network Limited (EGL).

On February 17, 2021, the Company issued 200,000 shares of common stock to Bluerock Real Estate Holdings, LLC at $8.00 per share, upon the exercised of 200,000 warrants, for cash proceeds of $1,600,000.

On February 18, 2021, the Company issued 400,000 shares of common stock to Bluerock Real Estate Holdings, LLC at $8.00 per share, upon the exercise of 400,000 warrants, for cash proceeds of $3,200,000.

On February 19, 2021, the Company issued 20,000 shares of common stock to Reality Branding 360 LLC. at $5.00 per share for services, in the amount of $100,000.

On March 3, 2021, the Company issued 93,808 shares of common stock to Bluerock Real Estate Holdings, LLC at $5.33 per share, for cash proceeds of $500,000, in respect of successful acquisition of FLIP Sports.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed with this Registration Statement:

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Incorporated by Reference		Filed or Furnished
		Form	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Articles of Incorporation	S-1	3.1	05/02/2019
3.2	Amended and Restated Bylaws.	S-1	3.2	05/02/2019
5.1**	Opinion of Lucosky Brookman LLP
10.1	Share Exchange Agreement dated May 20, 2013 between our company, Shawn Erickson, H&H Arizona, Inc., Next Generation Holdings Trust, a Nevis trust, and the Shareholder of H&H Arizona, Inc.	8-K	10.1	08/07/2014
10.2	Convertible Promissory Note with Tangiers Global, LLC dated June 3, 2016	8-K	10.1	06/21/2016
10.3	Form of Securities Purchase Agreement	8-K	10.1	11/15/2018
10.4	Form of Senior Secured Convertible Note	8-K	10.2	11/15/2018
10.5	Form of Warrant	8-K	10.3	11/15/2018
10.6	Form of Security Agreement	8-K	10.4	11/15/2018
10.7	Form of Pledge Agreement	8-K	10.5	11/15/2018
10.8	Form of Subsidiary Guarantee	8-K	10.6	11/15/2018
10.9*	Amended and Restated Employment Agreement with Grant Johnson	10-K	10.9	10/01/2020
10.10*	Employment Agreement with Yan Rozum	S-1	10.11	05/02/2019
10.11*	Employment Agreement with Christopher Malone	S-1	10.13	05/02/2019
10.12	First Amendment to Employment Agreement, dated February 21, 2020, by and between Esports Entertainment Group, Inc. and Christopher Malone	8-K	10.2	02/24/2020
10.13*	Employment Agreement with John Brackens	8-K	10.1	05/23/2019
10.14	Lease Agreement with Polskie NieruchomoŚci Sp. Z.O.O.	S-1	10.15	05/02/2019

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10.15	Software Transfer Agreement dated April 7, 2019, by and between Swiss Interactive Software and the Company	S-1	10.16	05/02/2019
10.16	Form of Waiver Agreement	8-K	10.4	07/22/2019
10.17	Form of Amended and Restates Senior Secured Convertible Promissory Note	8-K	10.5	07/22/2019
10.18	Form of Cavalry Fund I LP Warrant	8-K	10.6	07/22/2019
10.19	Form of Securities Purchase Agreement	8-K	10.1	08/20/2019
10.20	Form of Convertible Promissory Note	8-K	10.2	08/20/2019
10.21	Form of Warrant	8-K	10.3	08/20/2019
10.22	Form of Placement Agent Warrant	8-K	10.4	08/20/2019
10.23	Consulting Agreement, dated February 22, 2020, by and between Esports Entertainment Group, Inc. and James S. Cardwell	8-K	10.1	02/24/2020
10.24	Underwriting Agreement, by and among Esports Entertainment Group, Inc., Maxim Group LLC, and Joseph Gunnar & Co., LLC	8-K	1.1	04/14/2020
10.25	Form of Warrant Agency Agreement by and between Esports Entertainment Group, Inc. and VStock Transfer, LLC including Form of Unit A Warrant and Form of Unit B Warrant	8-K	4.1	04/14/2020
10.26	Form of Director Agreement	8-K	10.1	09/03/2020
10.27	Form of Engagement Agreement	10-K	10.27	10/01/2020
10.28	Stock purchase agreement, by and among Esports Entertainment Group, Inc., LHE Enterprises Limited, and AHG Entertainment, LLC	10-K	10.28	10/01/2020
10.29	Form of Warrant issued to AHG Entertainment, LLC	10-K	10.29	10/01/2020
10.30	Assignment of Intellectual Property Rights Agreement, by and among Esports Entertainment Group, Inc., AHG Entertainment Associates, LLC and Flip Sports Limited	10-K	10.30	10/01/2020
10.31	Consulting Agreement, by and among Esports Entertainment Group, Inc. and Rivington Law	10-K	10.31	10/01/2020
10.32#	Asset Purchase Agreement, dated December 14, 2020, by and among Esports Entertainment (Malta) Limited (“EEL”), Lucky Dino Gaming Limited, and Hiidenkivi Estonia OU	8-K	10.1	12/17/2020
10.33	Share Purchase Agreement, dated December 17, 2020, by and among Esports Entertainment Group, Inc., Phoenix Games Network Limited, and the shareholders of Phoenix Games Network Limited	8-K	10.1	12/21/2020
10.34	Equity Purchase Agreement, dated January 22, 2021, by and between Esports Entertainment Group, Inc. and Helix Holdings, LLC	8-K	10.1	01/27/2021
10.35	Equity Purchase Agreement, dated January 22, 2021, by and between Esports Entertainment Group, Inc. and ggCIRCUIT LLC	8-K	10.2	01/27/2021

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10.36	Form of Securities Purchase Agreement dated February 11, 2021 between Esports Entertainment Group, Inc. and certain purchasers	8-K	10.1	02/12/2021
10.37	Placement Agent Agreement dated February 11, 2021 by and between Esports Entertainment Group, Inc., Maxim Group, LLC and Joseph Gunnar& Co.	8-K	10.2	02/12/2021
10.38	Form Amended Replacement Placement Agent Warrants				X
22.1	Subsidiaries	10-K	22.1	10/01/2020
23.1	Consent of Rosenberg Rich Baker Berman P.A.				X
23.2**	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

*	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.
**	To be provided by amendment.
#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on March 26, 2021.

Esports Entertainment Group, Inc.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer, and
Chairman of the Board of Directors
(Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Grant Johnson, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Grant Johnson	Chief Executive Officer, and	March 26, 2021
Grant Johnson	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Daniel Marks	Chief Financial Officer	March 26, 2021
Daniel Marks	(Principal Accounting Officer and Principal Financial Officer)

/s/ Stuart Tilly	Chief Legal Officer, Secretary, and Director	March 26, 2021
Stuart Tilly

/s/ Damian Mathews	Director	March 26, 2021
Damian Mathews

/s/ Chul Woong Lim	Director	March 26, 2021
Chul Woong Lim

/s/ Alan Alden	Director	March 26, 2021
Alan Alden

/s/ Warwick Bartlett	Director	March 26, 2021
Warwick Bartlett

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